Filed Pursuant to Rule 424(b)(2)
Registration No. 333-132606

SUBJECT TO COMPLETION,  DATED APRIL 23, 2007

The information contained in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MARCH 21, 2006

State Street Capital Trust III

$ % Fixed to Floating Rate Capital Securities
(Liquidation Amount $1,000 per Capital Security)
State Street Capital Trust IV

$         Floating Rate Capital Securities
(Liquidation Amount $1,000 per Capital Security)

Fully and Unconditionally Guaranteed, on a Subordinated Basis to the Extent Described Below, By

State Street Corporation

State Street Capital Trust III, a Delaware statutory trust, will issue      % Fixed to Floating Rate Capital Securities, which we refer to as the fixed rate capital securities. Each fixed rate capital security represents an undivided preferred beneficial interest in the assets of State Street Capital Trust III. State Street Capital Trust IV, a Delaware statutory trust, will issue Floating Rate Capital Securities, which we refer to as the floating rate capital securities. Each floating rate capital security represents an undivided preferred beneficial interest in the assets of State Street Capital Trust IV. The fixed rate capital securities do not represent any interest in the assets of State Street Capital Trust IV, and the floating rate capital securities do not represent any interest in the assets of State Street Capital Trust III. The only assets of State Street Capital Trust III will be our       % Fixed to Floating Rate Junior Subordinated Debentures, which we refer to as the fixed rate debentures. The only assets of State Street Capital Trust IV will be our Floating Rate Junior Subordinated Debentures, which we refer to as the floating rate debentures. State Street Capital Trust III will pay distributions on the fixed rate capital securities only from the proceeds, if any, of interest payments on the fixed rate debentures. State Street Capital Trust IV will pay distributions on the floating rate capital securities only from the proceeds, if any, of interest payments on the floating rate debentures. The fixed rate capital securities and the floating rate capital securities are collectively referred to as the capital securities and the fixed rate debentures and the floating rate debentures are collectively referred to as the debentures.

The fixed rate debentures will bear interest at the annual rate of (i)      % from and including April   , 2007 to but excluding June 15, 2017, (ii) three-month LIBOR plus       % from and including June 15, 2017 to but excluding June 15, 2047 and (iii) one-month LIBOR plus       % thereafter. We will pay interest on the fixed rate debentures semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2007 until June 15, 2017, quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on September 15, 2017 until June 15, 2047, and thereafter monthly in arrears on the 15th day of each month, or if this day is not a business day, on the next business day. The floating rate debentures will bear interest at an annual rate of (i) three-month LIBOR plus     % from and including April  , 2007 to but excluding June 15, 2047, and (ii) one-month LIBOR plus       % thereafter. We will pay interest on the floating rate debentures quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on September 15, 2007 until June 15, 2047, and thereafter monthly in arrears on the 15th day of each month, or if this day is not a business day, on the next business day. We have the right, on one or more occasions, to defer the payment of interest on the debentures for one or more consecutive interest periods that do not exceed five years without being subject to our obligations under the alternative payment mechanism described in this prospectus supplement and for one or more consecutive interest periods that do not exceed 10 years without giving rise to an event of default under the terms of the debentures or the capital securities. In the event of our bankruptcy, holders will have a limited claim for deferred interest.

The principal amount of the debentures, together with any accrued and unpaid interest thereon, will become due on the scheduled maturity date only to the extent that we have raised sufficient net proceeds from the issuance of qualifying capital securities during a 180-day period ending on a notice date not more than 30 or less than 10 business days prior to the scheduled maturity date. The scheduled maturity date is initially June 15, 2037 with respect to each series of debentures but we may extend the scheduled maturity date with respect to either series at our option to June 15, 2047 upon the satisfaction of certain criteria described in this prospectus supplement. We will use our commercially reasonable efforts, with respect to each series of debentures, subject in each case to certain market disruption events, to sell enough qualifying capital securities to permit repayment of the debentures in full on the scheduled maturity date, as it may be extended. If any amount is not paid on the scheduled maturity date, it will remain outstanding and bear interest at the applicable floating rate and we will continue to use our commercially reasonable efforts to sell enough qualifying capital securities to permit repayment of the debentures in full. The final repayment date is initially June 1, 2067 (or if that day is not a business day, the following business day) with respect to each series of debentures, but may be extended with respect to either series at our option to June 1, 2077 upon the satisfaction of certain criteria described in this prospectus supplement. On the final repayment date, we must pay any remaining principal and interest in full on the debentures, whether or not we have sold qualifying capital securities.

At our option, the fixed rate debentures may be redeemed at any time in whole or in part at the redemption price described in this prospectus supplement. The redemption price for the fixed rate debentures will be 100% of the principal amount, plus accrued and unpaid interest through the date of redemption for any redemption (i) in whole or in part on June 15, 2017 or June 15, 2027, (ii) in whole or in part, at any time on or after June 15, 2037, (iii) in whole, but not in part, at any time after June 15, 2017 and within 90 days of the occurrence of a tax event, and (iv) in whole, but not in part, at any time within 90 days of the occurrence of a capital treatment event or an investment company event. The redemption price for the fixed rate debentures in all other cases will be the applicable make-whole redemption price set forth herein. The make-whole redemption price may be lower in the case of the redemption of all fixed rate debentures prior to June 15, 2017 within 90 days of a tax event or a rating agency event. At our option, the floating rate debentures may be redeemed in whole or in part at any time on or after June 15, 2012, or earlier, in whole, but not in part, within 90 days of the occurrence of a tax event, rating agency event, capital treatment event, or investment company event, for a redemption price equal to 100% of the principal amount plus accrued and unpaid interest through the date of redemption. Except as set forth in the preceding sentence, we may not redeem floating rate debentures prior to June 15, 2012. Payments from the redemption or repurchase of a series of debentures, in whole or in part, will be used to redeem a total amount of capital securities and common securities of the applicable trust, equal to the amount of debentures redeemed or repaid.

The debentures will be subordinated to all of our existing and future senior, subordinated and junior subordinated debt, including the junior subordinated debentures issued by us in connection with prior issuances of capital securities issued by our capital trusts, except that the fixed rate debentures and the floating rate debentures will rank pari passu with each other and any future debt that by its terms is not superior in right of payment and any trade accounts payable and accrued liabilities arising in the ordinary course of business. The debentures will be effectively subordinated to all liabilities of our subsidiaries. As a result, the capital securities also will be effectively subordinated to the same debt and liabilities. We will guarantee the capital securities on a subordinated basis to the extent described in this prospectus supplement.

We do not intend to apply for listing of the capital securities on the New York Stock Exchange or any other securities exchange.

See “Risk Factors” beginning on page S-10 for a discussion of certain risks that you should consider in connection with an investment in the capital securities.

	Initial Public Offering Price(1)	Underwriting Commissions(2)	Proceeds to the Applicable Trust
Per Fixed to Floating Rate Capital Security	$	$	$
Per Floating Rate Capital Security	$	$	$
Total	$	$	$

(1)                Plus accrued distributions on the capital securities since April                 , 2007, if any.

(2)                Because State Street Capital Trust III and State Street Capital Trust IV will use all of the proceeds from the sale of the capital securities to purchase the applicable debentures of State Street Corporation, State Street Corporation will pay the underwriting commissions.

Delivery of the capital securities, in book-entry form only, will be made on or about April                 , 2007.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Joint Bookrunners
Credit Suisse	Goldman, Sachs & Co.	Morgan Stanley
Sole Structuring Coordinator
Muriel Siebert Capital Markets		The Williams Capital Group, L.P.

The date of this prospectus supplement is April      , 2007.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

i

You should read this prospectus supplement along with the accompanying prospectus carefully before you invest. Both documents contain important information you should consider when making your investment decision. This prospectus supplement contains information about the capital securities and the accompanying prospectus contains information about our securities generally, some of which does not apply to the capital securities. This prospectus supplement may add, update or change information in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference in the accompanying prospectus, on the other hand, the information contained in this prospectus supplement shall control.

In this prospectus supplement, “State Street,” “we,” “our,” “ours” and “us” refer to State Street Corporation, and not State Street Corporation together with any of its subsidiaries, unless the context otherwise requires.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate as of any date other than the respective date of the document in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

PROSPECTUS SUPPLEMENT SUMMARY

In this summary, we have highlighted certain information in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that is important to you. To understand the terms of the capital securities and the related guarantees and debentures, as well as the considerations that are important to you in making your investment decision, you should carefully read this entire prospectus supplement and the accompanying prospectus. You should also read the documents we have referred you to in “Where You Can Find More Information” on page 1 of the accompanying prospectus.

State Street Capital Trust III, State Street Capital Trust IV and State Street Corporation

Each of State Street Capital Trust III and State Street Capital Trust IV, which we refer to collectively as the trusts, and each individually as a trust, is a Delaware statutory trust. As described in the accompanying prospectus, the trusts exist exclusively for the purposes of (i) issuing, in the case of State Street Capital Trust III, the     % Fixed to Floating Rate Capital Securities, which we refer to as the fixed rate capital securities, or, in the case of State Street Capital Trust IV, the Floating Rate Capital Securities, which we refer to as the floating rate capital securities, and, together with the fixed rate capital securities, the capital securities, (ii) issuing their common securities, (iii) investing the gross proceeds derived from the issuance of their capital securities and common securities, in the case of State Street Capital Trust III, in the     % Fixed to Floating Rate Junior Subordinated Debentures, which we refer to as the fixed rate debentures, or, in the case of State Street Capital Trust IV, in the Floating Rate Junior Subordinated Debentures, which we refer to as the floating rate debentures, and, together with the fixed rate debentures, the debentures, and (iv) engaging in only those other activities necessary or incidental to the above. The trustees of the trusts set forth in each trust’s Amended and Restated Trust Agreement will conduct the business affairs of each trust.

Except as otherwise specified in this prospectus supplement, the terms of the fixed rate capital securities and the fixed rate debentures are identical to the corresponding terms of the floating rate capital securities and the floating rate debentures, respectively.

State Street Corporation is a financial holding company organized under the laws of the Commonwealth of Massachusetts. Through our subsidiaries, we provide a full range of products and services for institutional investors worldwide.

We were organized in 1970 and conduct our business primarily through our principal bank subsidiary, State Street Bank and Trust Company, which we refer to as State Street Bank. State Street Bank traces its beginnings to the founding of the Union Bank in 1792. The charter under which State Street Bank now operates was authorized by a special act of the Massachusetts Legislature in 1891, and its present name was adopted in 1960.

With $11.85 trillion of assets under custody and $1.75 trillion of assets under management at year-end 2006, we are a leading specialist in meeting the needs of institutional investors worldwide. Our customers include mutual funds and other collective investment funds, corporate and public retirement plans, insurance companies, foundations, endowments and other investment pools, and investment managers. Including the United States, we operate in 26 countries and more than 100 geographic markets worldwide.

Our executive offices are located at One Lincoln Street, Boston, Massachusetts 02111, and our telephone number is (617) 786-3000.

The Capital Securities

Each fixed rate capital security represents an undivided preferred beneficial ownership interest in the assets of State Street Capital Trust III, the trust issuing such securities. Each floating rate capital security represents an undivided preferred beneficial ownership interest in the assets of State Street Capital Trust IV, the trust issuing such securities. The fixed rate capital securities do not represent any interest whatsoever in the assets of State Street Capital Trust IV, and the floating rate capital securities do not represent any interest whatsoever in the assets of State Street Capital Trust III.

Each trust will sell its capital securities to the public and its common securities to us. State Street Capital Trust III will use all of the proceeds from its sale of fixed rate capital securities and its common securities to purchase $     million aggregate principal amount of fixed rate debentures. State Street Capital Trust IV will use all of the proceeds from its sale of floating rate capital securities and its common securities to purchase $     million aggregate principal amount of floating rate debentures. The fixed rate debentures and the floating rate debentures are two series of the junior subordinated debentures referred to in the accompanying prospectus.

Distributions

If you purchase either the fixed rate capital securities or the floating rate capital securities, you will be entitled to receive periodic distributions from the applicable trust on the stated liquidation amount of $1,000 per capital security (the “liquidation amount”) on the same payment dates and in the same amounts as we pay interest on a principal amount of the fixed rate debentures or the floating rate debentures, as applicable, equal to the liquidation amount of such capital security, unless those payments are deferred as described below. Distributions will accumulate from April     , 2007 in respect of each series of capital securities.

We will pay interest on the fixed rate debentures semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2007, until June 15, 2017, quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on September 15, 2017 until June 15, 2047, and thereafter monthly in arrears on the 15th day of each month, or in each case if this day is not a business day, on the next business day. We will pay interest on the floating rate debentures quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on September 15, 2007 until June 15, 2047, and thereafter monthly in arrears on the 15th day of each month, or in each case if this day is not a business day, on the next business day.

Payments of interest will be subject to our deferral rights described under “—Deferral of Distributions” below. Each trust will use the payments it receives on the applicable series of debentures to make the corresponding payments on the applicable series of capital securities.

Deferral of Distributions

We have the right, on one or more occasions, to defer the payment of interest on the debentures of either or both trusts for one or more consecutive interest periods that do not exceed five years without being subject to our obligations described under “Summary of Terms of the Debentures—Alternative Payment Mechanism,” and for one or more consecutive interest periods that do not exceed 10 years without giving rise to an event of default under the terms of the debentures or the capital securities. However, no interest deferral may extend beyond the repayment or redemption of the applicable debentures.

If we exercise our right to defer interest payments on a series of debentures, the applicable trust will also defer paying a corresponding amount of distributions on the applicable capital securities during that period of deferral.

Although neither we nor the applicable trust will be required to make any interest or distribution payments on the applicable debentures and capital securities during a deferral period with respect to such debentures and capital securities other than pursuant to the alternative payment mechanism, interest on the applicable debentures will continue to accrue during deferral periods and, as a result, distributions on the applicable capital securities will continue to accumulate at the then-applicable interest rate on such debentures, compounded on each distribution date.

Following the earlier of (i) the fifth anniversary of the commencement of a deferral period with respect to a series of debentures or (ii) a payment of current interest on the applicable debentures, we will be required to pay deferred interest thereon pursuant to the alternative payment mechanism described under “Summary of Terms of the Debentures—Alternative Payment Mechanism.”  At any time during a deferral period, we may not pay deferred interest on the applicable debentures except pursuant to the alternative payment mechanism, subject to limited exceptions.

If we defer payments of interest on a series of debentures, such debentures will be treated as being issued with original issue discount for U.S. federal income tax purposes, even though no cash is distributed to you. This means that you must include interest income with respect to the deferred distributions on your applicable capital securities in your gross income for U.S. federal income tax purposes, even though neither we nor the applicable trust will make actual payments on such debentures, or on the applicable capital securities, as the case may be, during a deferral period. You will not receive the cash related to the deferred distributions from the applicable trust if you dispose of your applicable capital securities prior to the record date for the payment of distributions, even if you held the capital securities on the date that the payments would normally have been paid. See “Material U.S. Federal Income Tax Consequences—United States Holders—Interest Income and Original Issue Discount.”

Redemption of Capital Securities

Each trust will use the proceeds of any repayment or redemption of the debentures it holds to redeem, on a proportionate basis, an equal amount of the capital securities and common securities issued by it.

For a description of our rights to redeem the debentures, see “Summary of Terms of the Debentures—Redemption” below.

Under the current rules of the Board of Governors of the Federal Reserve System, which we refer to, collectively with the Federal Reserve Bank of Boston, or any successor federal bank regulatory agency having primary jurisdiction over us, as the “Federal Reserve,” Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, under current guidelines, rules and regulations, Federal Reserve approval is not required for the redemption of the capital securities on or after the scheduled maturity date in connection with the repayment of the debentures since, in this case, the redemption would not be an early redemption but would be pursuant to our contractual obligation to repay the debentures, subject to the limitations described under “Summary of Terms of the Debentures—Repayment of Principal,” on the scheduled maturity date.

Liquidation of a Trust and Distribution of Debentures to Holders

We may elect to dissolve either trust at any time and, after satisfaction of the applicable trust’s liabilities, to cause the property trustee to distribute the applicable series of debentures to the holders of the capital securities and common securities issued by the applicable trust. However, if then required under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, we must obtain the approval of the Federal Reserve prior to making that election.

Further Issues

Each trust has the right, without notice to or consent of the holders of its capital securities, to issue additional capital securities of the same series in the future. Any additional capital securities will have the same terms as the corresponding capital securities being offered by this prospectus supplement but may be offered at a different offering price and accrue distributions from a different date than the corresponding capital securities being offered hereby, provided that the total liquidation amount of fixed rate capital securities outstanding may not exceed $     million, and the total liquidation amount of floating rate capital securities outstanding may not exceed $     million. If issued, any additional capital securities will become part of the same series as the corresponding capital securities being offered hereby, and, in connection with the issuance of the additional capital securities, the trusts will purchase a corresponding principal amount of debentures of the same series.

Book-Entry

The capital securities will be represented by global securities registered in the name of and deposited with The Depository Trust Company, or DTC, or its nominee. This means that you will not receive a certificate for your capital securities and capital securities will not be registered in your name, except under the limited circumstances described below in “Book-Entry Only Issuance—The Depository Trust Company” and under “Global Securities—Book-Entry Issuance” in the accompanying prospectus.

No Listing

We do not intend to apply for listing of the capital securities on the New York Stock Exchange or any other securities exchange.

The Debentures

Repayment of Principal

We must repay the principal amount of the debentures, together with accrued and unpaid interest, on the scheduled maturity date, subject to the limitations described below. The “scheduled maturity date” is initially June 15, 2037 with respect to each series of debentures (or if this date is not a business day, the following business day), but may be extended at our option to June 15, 2047 with respect to either series upon the satisfaction of certain criteria, as described under “Summary of Terms of the Debentures—Repayment of Principal.”

We are required to repay the debentures on the scheduled maturity date only to the extent that we have raised sufficient net proceeds from the issuance of “qualifying capital securities,” as described under “Replacement Capital Covenant,” during a 180-day period ending on a notice date not more than 30 or less than 10 business days prior to the scheduled maturity date. If we are unable for any reason to raise sufficient proceeds with respect to a series of debentures to permit repayment in full of all principal and accrued and unpaid interest on the scheduled maturity date, the unpaid portion will remain outstanding and bear interest at the applicable floating rate. We will be required to use our commercially reasonable efforts, subject to a market disruption event, to raise sufficient proceeds from the sale of qualifying capital securities to permit the repayment of the unpaid portion of the applicable debentures on each subsequent interest payment date to the extent of the net proceeds we receive from any subsequent issuance of qualifying capital securities.

Any unpaid principal amount of the debentures, together with accrued and unpaid interest, will be due and payable on the final repayment date or earlier upon an event of default, regardless of the amount of qualifying capital securities we have issued and sold by that time. The “final repayment date” is initially June 1, 2067 (or if this date is not a business day, the following business day), but may be extended at our option to June 1, 2077 with respect to either series upon the satisfaction of certain criteria, as described under “Summary of Terms of the Debentures—Repayment of Principal.”

Although under the replacement capital covenant the principal amount of debentures that we may repay may be based on the net cash proceeds from certain issuances of common stock, rights to acquire common stock, mandatorily convertible preferred stock and debt exchangeable for equity in addition to qualifying capital securities, we have no obligation to issue any securities other than qualifying capital securities or to use the proceeds of the issuance of any other securities to repay the debentures on the scheduled maturity date or at any time thereafter.

Under the current rules of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, under current guidelines, rules and regulations, Federal Reserve approval is not required for the redemption of the capital securities on or after the scheduled maturity date in connection with the repayment of the debentures since, in this case, the redemption would not be an early redemption but would be pursuant to our contractual obligation to repay the debentures, subject to the limitations described under “Summary of Terms of the Debentures—Repayment of Principal,” on the scheduled maturity date.

Interest

Fixed Rate Debentures

The fixed rate debentures will bear interest:

•       at the annual rate of    % from and including April   , 2007 to but excluding June 15, 2017;

•       at a quarterly rate of three-month LIBOR plus   % from and including June 15, 2017 to but excluding June 15, 2047; and

•       at a monthly rate of one-month LIBOR plus    % thereafter.

Floating Rate Debentures

•       at an annual rate of three-month LIBOR plus    % from and including April   , 2007 to but excluding June 15, 2047 and

•       at a monthly rate of one-month LIBOR plus   % thereafter.

Ranking

The fixed rate debentures and the floating rate debentures will constitute two series of the junior subordinated debentures referred to in the accompanying prospectus and will be issued by us under supplements to the junior subordinated indenture referred to in the accompanying prospectus. The debentures will be subordinated to all of our existing and future senior, subordinated and junior subordinated debt, including the junior subordinated debentures issued by us in connection with prior issuances of capital securities issued by our capital trusts, except that the fixed rate debentures and the floating rate debentures will rank pari passu with each other and any future debt that by its terms is not superior in right of payment and any trade accounts payable and accrued liabilities arising in the ordinary course of business. The debentures will be effectively subordinated to all liabilities of our subsidiaries. As a result, the capital securities also will be effectively subordinated to the same debt and liabilities. Substantially all of our existing indebtedness is senior debt (including approximately $670 million of existing junior subordinated debentures issued in connection with capital securities issued by our capital trusts). See “Summary of Terms of the Debentures” for the definition of “senior debt.”

Certain Payment Restrictions Applicable to State Street

During any period in which

•       there has occurred any event of which we have actual knowledge that, with the giving of notice or lapse of time, would become an event of default under the indentures and which we have not taken reasonable steps to cure;

•       we are in default regarding our payment of any obligations under our guarantee regarding either trust; or

•       we have given notice of our election to defer interest payments with respect to either series of debentures but the related deferral period has not yet commenced or a deferral period is continuing, we generally may not make payments on or redeem or repurchase our capital stock or our debt securities or guarantees ranking pari passu with or junior to the debentures, subject to certain limited exceptions as described under “Summary of Terms of the Debentures—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances.”  In addition, if any deferral period lasts longer than one year, we generally may not be permitted to repurchase or acquire any of our securities ranking junior to or pari passu with any “APM qualifying securities” the proceeds of which were used to settle deferred interest during the relevant deferral period until the first anniversary of the date on which all deferred interest has been paid.

Redemption of Debentures

We will be subject to our obligations under the applicable replacement capital covenant (as described below) if we elect to redeem any or all of the fixed rate debentures or the floating rate debentures prior to the termination of the replacement capital covenant. Under the current rules of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, under current guidelines, rules and regulations, Federal Reserve approval is not required for the redemption of the capital securities on or after the scheduled maturity date in connection with the repayment of the debentures since, in this case, the redemption would not be an early redemption but would be pursuant to our contractual obligation to repay the debentures, subject to the limitations described under “Summary of Terms of the Debentures—Repayment of Principal,” on the scheduled maturity date.

Fixed Rate Debentures

The fixed rate debentures may be redeemed (i) in whole or in part on June 15, 2017 or June 15, 2027, (ii) in whole or in part at any time on or after June 15, 2037, including on or after the scheduled maturity date, (iii) in whole, but not in part, at any time after June 15, 2017 and within 90 days of the occurrence of a tax event and (iv) in whole, but not in part, at any time within 90 days of the occurrence of a capital treatment event or investment company event, in each case at 100% of their principal amount, plus accrued and unpaid interest through the date of redemption. We may redeem any or all of the fixed rate debentures at any time prior to June 15, 2037, at their principal amount or, if greater, a make-whole redemption price calculated as described under “Summary of Terms of the Debentures—Redemption—Fixed Rate Debentures,” in each case plus accrued and unpaid interest through the date of redemption. In addition, at any time (i) prior to June 15, 2017 and within 90 days of the occurrence of a tax event or (ii) within 90 days of the occurrence of a rating agency event, we may elect to redeem all, but not less than all, of the fixed rate debentures for a lower make-whole redemption price calculated as described under “Summary of Terms of the Debentures—Redemption—Fixed Rate Debentures,” in each case plus accrued and unpaid interest through the date of redemption.

Floating Rate Debentures

We may redeem any or all of the floating rate debentures at any time on or after June 15, 2012 at 100% of their principal amount, plus accrued and unpaid interest through the date of redemption. In addition, prior to June 15, 2012, we may elect to redeem all, but not less than all, of the floating rate debentures for a price equal to 100% of their principal amount, plus accrued and unpaid interest through the date of redemption, at any time within 90 days of the occurrence of a tax event, rating agency event, capital treatment event or investment company event. Except as set forth in the preceding sentence, we may not redeem the floating rate debentures prior to June 15, 2012.

Events of Default

The following events are “events of default” with respect to each series of the debentures:

•       default in the payment of interest, including compounded interest, in full on such debentures for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period if at such time such deferred period has not ended; or

•       certain events of bankruptcy, insolvency and reorganization involving us.

If an event of default under the indenture arising from a default in the payment of interest of the type described in the first bullet point above has occurred and is continuing, the indenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the applicable series of debentures will have the right to declare the principal of and accrued and unpaid interest (including compounded interest) on those securities to be due and payable immediately. If the indenture trustee or the holders of at least 25% of the aggregate outstanding principal amount of the applicable series of debentures fail to make that declaration, then the holders of at least 25% in total liquidation amount of the applicable series of capital securities then outstanding will have the right to do so. If an event of default under the indenture of the type described in the second bullet point above has occurred, the principal of and accrued and unpaid interest on the applicable series of debentures will automatically, and without any declaration or other action on the part of the indenture trustee or any holder, become immediately due and payable, subject to the limitation described under “Summary of Terms of the Debentures—Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership.”

Replacement Capital Covenant

We will enter into a replacement capital covenant for the benefit of persons that buy, hold or sell a specified series of our unsecured long-term indebtedness ranking senior to the debentures (or in certain limited cases unsecured long-term indebtedness of our principal bank subsidiary at the relevant time, which is currently State Street Bank) in which we will agree that neither we nor any of our subsidiaries will repay, redeem or purchase the debentures or the capital securities offered by this prospectus supplement at any time prior to June 1, 2047 (or June 1, 2057 if we extend the scheduled maturity date to June 15, 2047 or the final repayment date to June 1, 2077), unless:

•       in the case of a redemption or purchase prior to the scheduled maturity date, we have obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s capital guidelines or policies applicable to bank holding companies; and

•       the aggregate principal amount repaid, or the applicable redemption or purchase price, does not exceed the sum of the following amounts:

•        the applicable percentage of the aggregate amount of (i) net cash proceeds received by us or our subsidiaries from the sale of common stock and rights to acquire common stock (including common stock or rights to acquire common stock issued pursuant to our dividend reinvestment plan or employee benefit plans), (ii) the market value of any of our common stock that we or our subsidiaries have delivered as consideration for property or assets in an arm’s-length transaction and (iii) the market value of common stock that we or our subsidiaries have issued in connection with the conversion or exchange of any convertible or exchangeable securities, other than securities for which we or any of our subsidiaries has received equity credit from any rating agency, in each case within the applicable measurement period (without double counting proceeds received in any prior measurement period); plus

•        100% of the aggregate amount of net cash proceeds received by us and our subsidiaries within the applicable measurement period (without double counting proceeds received in any prior measurement period) from the sale of “debt exchangeable for common equity,” “debt exchangeable for preferred equity,” “mandatorily convertible preferred stock” or “REIT preferred securities;” plus

•        100% of the aggregate amount of net cash proceeds received by us or our subsidiaries within the applicable measurement period (without double counting proceeds received in any prior measurement period) from the sale of “qualifying capital securities;”

in each case to persons other than us or our subsidiaries.

The replacement capital covenant, including the definitions of the various types of replacement capital securities referred to above and other important terms, is described in more detail under “Replacement Capital Covenant.”

If an event of default resulting in the acceleration of the debentures occurs, we will not have to comply with the replacement capital covenant. Our replacement capital covenant will run only to the benefit of the covered debtholders. It may not be enforced by the holders of the capital securities or the debentures. The initial series of covered debtholders are the holders of our floating rate junior subordinated debentures due 2028, underlying the floating rate capital securities of State Street Capital Trust I, which have CUSIP No. 857476AA3.

Guarantee by State Street

We will fully and unconditionally guarantee payment of amounts due under each series of the capital securities on a subordinated basis and only to the extent the applicable trust has funds available for payment of those amounts. We refer to this obligation as the “guarantee.”  However, the guarantee does not cover payments if the applicable trust does not have sufficient funds to make the distribution payments, including, for example, if we have failed to pay to the applicable trust amounts due under the applicable series of debentures.

As issuer of the debentures, we are also obligated to pay the expenses and other obligations of each trust, other than their respective obligations to make payments on the capital securities issued by them.

Tax Treatment

In connection with the issuance of the debentures, Ropes & Gray LLP, special tax counsel to us and each trust, has advised that, under current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on the facts, assumptions and analysis set forth in its opinion, as well as the representations we made, although the matter is not free from doubt, the debentures held by each trust will be characterized as indebtedness for U.S. federal income tax purposes. The debentures are novel financial instruments, and there is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of instruments similar to the debentures. Thus, no assurance can be given that the Internal Revenue Service, which we refer to as the IRS, or a court will agree with this characterization. By purchasing capital securities, each holder of capital securities agrees, and we agree and each trust agrees, to treat the applicable debentures as indebtedness for all U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences.”

ERISA Matters

In general, employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or the Code, and plans subject to one or more provisions under other applicable federal, state, local, non-U.S. or other laws or regulations that contain one or more provisions that are similar to the provisions of Title I of ERISA or Section 4975 of the Code, or Similar Laws, (or entities deemed to hold the assets of any such employee benefit plan or plan) (collectively, “Plans”) will be eligible to purchase the capital securities. By indirectly or directly purchasing or holding capital securities or any interest in them, you will be deemed to have represented that either: (i) you are not a Plan and are not purchasing the capital securities on behalf of or with “plan assets” of any Plan; or (ii) your purchase, holding and disposition of capital securities (or debentures) will not violate any Similar Laws and either (a) will not result in a non-exempt prohibited transaction under ERISA or the Code or (b) if it could result in such a prohibited transaction, it satisfies the requirements of, and is entitled to full exemptive relief under Prohibited Transaction Class Exemption 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption.

Because the capital securities will not be registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, we cannot make any assurances that the capital securities will meet the criteria for “publicly-offered securities” for purposes of the exception to the ERISA plan assets regulation issued by the U.S. Department of Labor. Therefore, the underlying assets of the trust may be deemed to be “plan assets” of investing plans if participation in the purchase and holding of the capital securities by benefit plan investors is deemed “significant” within the meaning of the ERISA plan asset regulations.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the capital securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the potential consequences under ERISA, the Code or Similar Laws of any investment in the capital securities. See “ERISA Considerations.”

RISK FACTORS

In considering whether to purchase the capital securities, you should carefully consider all the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the following risk factors, as well as the factors listed in “Forward-Looking Statements” in the accompanying prospectus and in the “Risk Factors” section of our annual report on Form 10-K for the year ended December 31, 2006. In addition, because you may receive debentures upon dissolution of a trust, you are also making an investment decision with regard to the debentures. You should carefully review all the information in this prospectus supplement and the accompanying prospectus about both the capital securities and the debentures.

Our obligations to make payments on the debentures and the guarantees are subordinate to our payment obligations under our senior debt.

Our obligations under the debentures and the guarantees are unsecured and rank junior in right of payment to all of our existing and future senior debt. Our senior debt includes approximately $670 million of existing junior subordinated debentures issued in connection with capital securities issued by our capital trusts. See “Summary of Terms of the Debentures” for the definition of “senior debt.” As of December 31, 2006, there was approximately $2.1 billion of outstanding senior debt of State Street and its subsidiaries as described in “Risk Factors—The debentures and the guarantees will be effectively subordinated to the obligations of our subsidiaries” excluding obligations under letters of credit, capital leases, guarantees, foreign exchange contracts and interest swap contracts. In addition, State Street was obligated on December 31, 2006 under letters of credit, guarantees, foreign exchange contracts and interest rate swap contracts to which the debentures will be subordinated pursuant to the terms of the indenture.

This means that we cannot make any payments on the debentures or under the guarantees if certain events of default have occurred under our senior debt. In addition, the terms of our outstanding junior subordinated debentures prohibit us from making any payment of interest on the debentures or under the guarantees and from repaying, redeeming or repurchasing any debentures if there exists an event of default with respect to our outstanding junior subordinated debentures or at any time we have deferred interest. In the event of our bankruptcy or liquidation, our assets must be used to pay off our senior debt in full before any payments may be made on the debentures or under the guarantees.

There is no limit on the amount of indebtedness for money borrowed we may issue that ranks senior to the debentures upon our liquidation or in right of payment as to principal or interest.

Substantially all our existing debt is senior debt. The terms of the indenture, the guarantees and the trust agreements with respect to the trusts and the capital securities do not limit our ability to incur additional debt, including secured or unsecured debt. We may in the future issue debentures that rank upon our liquidation on a parity with the debentures, which we refer to as parity securities, as to which during a deferral period on either of the debentures we are required to make payments of interest that are not made pro rata with payments of interest on the debentures or other parity securities and that, if not made, would cause us to breach the terms of the instrument governing parity securities. The terms of both series of debentures permit us during a deferral period to make any payment of current interest on parity securities that is made pro rata to the amounts due on parity securities and the debentures and any payment of deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing parity securities, subject to the limitations described in the last paragraph under “Summary of Terms of the Debentures—Alternative Payment Mechanism” to the extent that it applies.

The debentures and the guarantees will be effectively subordinated to the obligations of our subsidiaries.

We are a holding company that conducts substantially all of our operations through subsidiaries. As a result, our ability to make payments on the debentures and the guarantees will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. Various legal limitations restrict the extent to which our subsidiaries may extend credit, pay dividends or other funds or otherwise engage in transactions with us or some of our other subsidiaries.

In addition, our right to participate in any distribution of assets from any subsidiary, upon the subsidiary’s liquidation or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. As a result, the debentures and the guarantees will be effectively subordinated to all existing and future liabilities of our subsidiaries. You should look only to our assets as the source of payment for the debentures and the guarantees.

Our ability to make distributions on or redeem the capital securities is restricted.

Federal banking authorities will have the right to examine the trusts and their activities because they are our subsidiaries. Under certain circumstances, including any determination that our relationship to the trusts would result in an unsafe and unsound banking practice, these banking authorities have the authority to issue orders which could restrict the trusts’ ability to make distributions on or to redeem the capital securities.

The guarantee only guarantees payments on the capital securities if the applicable trust has cash available.

If we fail to make payments on the debentures, the applicable trust will be unable to make the related distribution, redemption or liquidation payments on the capital securities to you. In those circumstances, you cannot rely on the guarantee for payments of those amounts. Instead, if we are in default under the debentures, you may rely on the property trustee of the applicable trust to enforce the trust’s rights under the debentures or you may directly sue us or seek other remedies to collect your pro rata share of the payments owed.

We may extend the scheduled maturity date and the final repayment date, and our obligation to repay the debentures on the scheduled maturity date is subject to issuance of qualifying capital securities.

The scheduled maturity date for the debentures is initially June 15, 2037 and the final repayment date is initially June 1, 2067, but on June 15, 2017 we may elect, with respect to one or more series of debentures, to extend the scheduled maturity date to June 15, 2047 and/or the final repayment date to June 1, 2077, if:

•       certain criteria are satisfied relating to the ratings of the debentures;

•       during the three years prior to June 15, 2017, no event of default has occurred or is occurring in respect of any payment obligation on, or financial covenant in, any of our then outstanding debt for money borrowed having an aggregate principal amount of $100 million or greater;

•       during the three years prior to June 15, 2017, we did not have any outstanding deferred payments under any of our then-outstanding preferred stock or debt for money borrowed; and

•       we deliver a written certification to the indenture trustee stating that (i) we believe that the likelihood that we will elect to defer interest on the debentures is remote, (ii) we expect to make all required payments on the debentures in accordance with their terms, and (iii) we expect to be able to satisfy our obligations under the replacement capital covenant relating to the debentures.

We have no obligation to repay the debentures prior to the scheduled maturity date and accordingly, any extension of the scheduled maturity date will delay our obligation to repay the debentures.

Moreover, our obligation to repay the debentures on the scheduled maturity date is limited. We are required to repay the debentures on the scheduled maturity date only to the extent that we have raised sufficient net proceeds from the issuance of qualifying capital securities (as defined under “Replacement Capital Covenant”) within a 180-day period ending on a notice date not more than 30 or less than 10 business days prior to the scheduled maturity date. If we have not raised sufficient net proceeds from the issuance of qualifying capital securities to permit repayment in full of all the debentures (excluding any additional future pari passu debentures) on the scheduled maturity date, we will repay the fixed rate debentures and floating rate debentures on a pro rata basis to the extent of the net proceeds we have received and the unpaid portion will remain outstanding and bear interest at the applicable floating rate. We will be required to repay the unpaid principal amount of the debentures on each subsequent interest payment date to the extent of net proceeds we receive from any subsequent issuance of qualifying capital securities until: (i) we have raised sufficient net proceeds to permit repayment in full in accordance with this requirement; (ii) payment of the debentures is accelerated upon the occurrence of an event of default; or (iii) the final repayment date for the debentures. Our ability to issue qualifying capital securities in connection with this obligation to repay the debentures will depend on, among other things, legal and regulatory requirements, market conditions at the time the obligation arises, as well as the acceptability to prospective investors of the terms of these qualifying capital securities. Although we have agreed to use our commercially reasonable efforts to issue sufficient qualifying capital securities during the 180-day period referred to above to repay the debentures on the scheduled maturity date, as it may be extended, and on each interest payment date thereafter until the debentures are repaid in full, our failure to do so would not be an event of default or give rise to a right of acceleration or similar remedy until the final repayment date, and we will be excused from using our commercially reasonable efforts if certain market disruption events occur.

Moreover, at or around the time of issuance of the capital securities, we will enter into the replacement capital covenant described above pursuant to which we will make a covenant restricting our right to repay, redeem or purchase debentures or capital securities at any time prior to June 1, 2047 (or June 1, 2057 if we extend the scheduled maturity date or final repayment date). We may modify the replacement capital covenant without your consent if the modification does not further restrict our ability to repay the debentures in connection with an issuance of qualifying capital securities. See “Replacement Capital Covenant.”

We have no obligation to issue any securities other than qualifying capital securities in connection with our obligation to repay the debentures on or after the scheduled maturity date.

We have the right to defer interest for 10 years without causing an event of default.

We have the right on one or more occasions to defer interest on the debentures for one or more interest periods of up to 10 consecutive years. Although we would be subject to the alternative payment mechanism after we have deferred interest for a period of five consecutive years, or such shorter period resulting from our payment of current interest, if we are unable to raise sufficient eligible proceeds, we may fail to pay accrued interest on the debentures for a period of up to 10 consecutive years without causing an event of default. During any deferral period, holders of capital securities will receive limited or no current payments on the capital securities and, so long as we are otherwise in compliance with our obligations, holders will have no remedies against the applicable trust or us for nonpayment unless we fail to pay all deferred interest, including compounded interest, at the end of the 10-year deferral period. Furthermore, if all deferred interest is paid prior to the end of the 10-year deferral period, we can defer interest for another 10-year period without causing an event of default.

Our ability to pay deferred interest is limited by the terms of the alternative payment mechanism, and is subject to market disruption events and other factors beyond our control.

If we elect to defer interest payments, we will not be permitted to pay deferred interest on the debentures, and compounded interest thereon, during the deferral period, which may last up to 10 years, from any source other than the issuance of common stock up to the “maximum share number,” “qualifying preferred stock” up to the “preferred stock issuance cap” or “qualifying warrants,” each as defined under “Summary of Terms of the Debentures—Alternative Payment Mechanism,” except in limited circumstances. Those limited circumstances are (i) the occurrence and continuance of a supervisory event (i.e., the Federal Reserve has disapproved of such issuance or disapproved of the use of proceeds of such issuance to pay deferred interest), (ii) the deferral period is terminated as permitted under the indenture on the interest payment date following certain business combinations (or if later, within 90 days following the date of consummation of the business consummation) and (iii) an event of default has occurred and is continuing. In those circumstances, we will be permitted, but not required, to pay deferred interest with cash from any source, all as described under “Summary of Terms of the Debentures—Alternative Payment Mechanism.”  Common stock, qualifying preferred stock and qualifying warrants issuable under the alternative payment mechanism are referred to as “APM qualifying securities.”  The “maximum share number” limits our issuance of common stock to 15 million shares, but we may increase the maximum share number at our discretion if we determine an increase is necessary to allow us to make deferred interest payments. The preferred stock issuance cap limits the net proceeds of the issuance of qualifying preferred stock that we may apply to the payment of deferred interest with respect to all deferral periods to 25% of the aggregate principal amount of the debentures then outstanding. The occurrence of a market disruption event may prevent or delay a sale of APM qualifying securities and, accordingly, the payment of deferred interest on the debentures. Market disruption events include events and circumstances both within and beyond our control, such as the failure to obtain any consent or approval of our stockholders or a regulatory body or governmental authority to issue APM qualifying securities notwithstanding our commercially reasonable efforts to do so. Moreover, we may encounter difficulties in successfully marketing APM qualifying securities, particularly during times we are subject to the restrictions on dividends as a result of the deferral of interest. If we do not sell sufficient common stock, qualifying preferred stock or qualifying warrants to fund deferred interest payments in these circumstances other than as a result of a supervisory event, we will not be permitted to pay deferred interest to either trust and, accordingly, no payment of distributions may be made on the capital securities, even if we have cash available from other sources. See “Summary of Terms of the Debentures—Option to Defer Interest Payments,” “—Alternative Payment Mechanism” and “—Market Disruption Events.”

The terms of our outstanding junior subordinated debentures prohibit us from making any payment of principal or interest on the debentures or the guarantees relating to the capital securities and from repaying, redeeming or repurchasing any debentures if there has occurred any event that would constitute an event of default under the applicable junior subordinated indenture or the related guarantees or at any time when we have deferred interest thereunder.

We must notify the Federal Reserve before using the alternative payment mechanism and may not use it if the Federal Reserve disapproves.

We must notify the Federal Reserve if the alternative payment mechanism is applicable. We may not sell our common stock, qualifying preferred stock or qualifying warrants pursuant to the alternative payment mechanism or use the proceeds of such sale to pay deferred interest, in either case, if a supervisory event has occurred and is continuing (i.e., the Federal Reserve has disapproved of such actions). Accordingly, if we elect to defer interest and the Federal Reserve disapproves of either our sale of APM qualifying securities or our use of the proceeds to pay deferred interest, we may be unable to pay deferred interest that otherwise would be paid pursuant to the alternative payment mechanism. We may continue to defer interest in the event of Federal Reserve disapproval of all or part of the alternative payment mechanism until 10 years have elapsed since the beginning of the deferral period without triggering an event of default under the indenture. As a result, we could defer interest for up to 10 years without being required to sell APM qualifying securities and apply the proceeds therefrom to pay deferred interest.

The indenture limits the number of shares of common stock that we may sell to pay deferred interest.

The indenture limits the amount of our common stock that we are permitted to sell to pay deferred interest to the then-current “maximum share number,” as described under “Summary of Terms of the Debentures—Alternative Payment Mechanism,” which will initially be 15 million shares. If the number of shares of our common stock that we need to sell in order to pay deferred interest in full exceeds the then-current maximum share number, we may continue to defer interest, and such deferral will not constitute an event of default or give rise to a right of acceleration or similar remedy unless it extends beyond the date which is 10 years following the first interest payment date on which we deferred interest.

The indenture limits our obligation to raise proceeds from the sale of common stock to pay deferred interest during the first nine years of a deferral period and generally does not obligate us to issue qualifying warrants.

The indenture limits our obligation to raise proceeds from the sale of shares of common stock to pay deferred interest attributable to the first five years of any deferral period, including compounded interest, prior to the ninth anniversary of the commencement of a deferral period in excess of an amount we refer to as the “common stock issuance cap.” The common stock issuance cap takes into account all sales of common stock and qualifying warrants under the alternative payment mechanism for the deferral period. Once we reach the common stock issuance cap for a deferral period, we will no longer be obligated to sell common stock to pay deferred interest relating to such deferral period unless such deferral extends beyond the date which is nine years following the commencement of the relevant deferral period. Although we have the right to sell common stock if we have reached the common stock issuance cap but have not reached the maximum share number, we have no obligation to do so. In addition, the sale of qualifying warrants to raise proceeds to pay deferred interest is an option that we have, but in general, we are not obligated to sell qualifying warrants and no party may require us to. See “Summary of Terms of the Debentures—Alternative Payment Mechanism.”

We have the ability under certain circumstances to narrow the definition of APM qualifying securities.

We may, without the consent of the holders of the capital securities or the debentures, amend the definition of “APM qualifying securities” for the purposes of the alternative payment mechanism to eliminate common stock or qualifying warrants (but not both) from the definition if we have been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in our earnings per share as calculated for financial reporting purposes. The elimination of either common stock or qualifying warrants from the definition of APM qualifying securities, together with continued application of the preferred stock issuance cap, may make it more difficult for us to succeed in selling sufficient APM qualifying securities to fund the payment of deferred interest.

Deferral of interest payments could adversely affect the market price of the capital securities and could have U.S. federal income tax consequences for you.

We currently do not intend to exercise our right to defer payments of interest on the debentures. However, if we exercise that right in the future, the market price of the capital securities is likely to be affected. As a result of the existence of our deferral right, the market price of the capital securities, payments on which depend solely on payments being made on the debentures, may be more volatile than the market prices of other securities that are not subject to optional deferrals. If we do defer interest on the debentures and you elect to sell capital securities during the period of that deferral, you may not receive the same return on your investment as a holder that continues to hold its capital securities until the payment of interest at the end of the deferral period.

If we do defer interest payments on the debentures, you will be required to accrue income, in the form of original issue discount, for U.S. federal income tax purposes during the period of the deferral in respect of your proportionate share of the debentures, even if you normally report income when received and even though you may not receive the cash attributable to that income during the deferral period. You will not receive the cash distribution related to any accrued and unpaid interest from the applicable trust if you sell the capital securities before the record date for any deferred distributions, even if you held the capital securities on the date that the payments would normally have been paid. See “Material U.S. Federal Income Tax Consequences—United States Holders—Interest Income and Original Issue Discount.”

If you sell your capital securities between record dates for distribution payments, you will have to include accrued but unpaid distributions in your taxable income.

The capital securities may trade at prices that do not fully reflect the value of accrued but unpaid interest on the debentures.

If you dispose of your capital securities before the record date for a distribution payment, you will have to treat a portion of your proceeds from the disposition as ordinary income for U.S. federal income tax purposes in an amount equal to the accrued but unpaid interest on your proportionate share of the debentures through the date of your disposition.

Upon the sale of your capital securities you will recognize a capital loss if the amount you receive is less than your adjusted tax basis in the capital securities. The amount you receive for your capital securities may not fully reflect the value of any accrued but unpaid interest at the time of the sale while your adjusted tax basis will include any accrued but unpaid interest. Normally, you may not apply capital losses to offset ordinary income for U.S. federal income tax purposes.

You should consider the U.S. federal income tax consequences of classification of the trusts as grantor trusts and the adverse tax consequences that could arise if a trust were not classified as a grantor trust for U.S. federal income tax purposes.

Each trust expects to be classified as a grantor trust, and not as a partnership or as an association taxable as a corporation, for U.S. federal income tax purposes. Accordingly, for U.S. federal income tax purposes, each holder of a capital security will be considered the owner of an undivided interest in the applicable debentures and will be required to accrue in gross income such holder’s pro rata share of the income accruing on the applicable debentures. However, if a trust were treated other than as a grantor trust (as a result of a change in law or otherwise), the trust could be subject to additional tax liability (such as corporate tax liability) which could under certain circumstances reduce the amount available for distributions to the holders of the applicable capital securities and any such distributions could be taxable to such holders other than as interest (for example, as dividends).

We may dissolve each trust at any time. Upon dissolution of a trust, debentures held by the trust may be distributed to the holders of the applicable capital securities, as described under “Description of the Capital Securities—Redemption or Exchange” in the accompanying prospectus. Under current U.S. federal income tax law, and assuming that, as expected, that trust is treated as a grantor trust, such a distribution of debentures to you should not be a taxable event. However, if that trust is characterized for U.S. federal income tax purposes as an association taxable as a corporation at the time it is dissolved, or if there is a change in law, the distribution of the debentures to you may be a taxable event.

The IRS or a court may disagree with the characterization of the debentures as indebtedness for U.S. federal income tax purposes.

We intend to treat the debentures as indebtedness for U.S. federal income tax purposes. We, each trust, and each holder of capital securities agree in the trust documents to treat the debentures as indebtedness for U.S. federal income tax purposes.

Both the debentures and the capital securities are novel financial instruments and there is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the debentures or the capital securities. Thus, the IRS or a court may disagree with the characterization of the debentures as indebtedness for U.S. federal income tax purposes. If, contrary to the opinion of tax counsel to us and each trust, the debentures were recharacterized as our equity, payment on the capital securities to non-United States Holders would generally be subject to the U.S. federal withholding tax at a rate of 30% (or a lower rate, if there is an applicable tax treaty providing such a lower rate). See “Material U.S. Federal Income Tax Consequences.”

Redemption of the debentures and capital securities could have adverse tax and other consequences for you.

At our election, we may redeem the fixed rate debentures at any time and the floating rate debentures prior to June 15, 2012 upon the occurrence of certain events and on and after June 15, 2012 at any time. A redemption would cause a mandatory redemption of the applicable capital securities. If the debentures and capital securities were redeemed, the redemption would be a taxable event to you. In addition, you might not be able to reinvest the money you receive upon redemption of the capital securities at the same rate as the rate of return on the capital securities. See “Summary of Terms of the Debentures—Redemption” below.

Claims would be limited upon bankruptcy, insolvency or receivership.

In the event of our bankruptcy, insolvency or receivership prior to the redemption or repayment of any debentures, whether voluntary or not, a holder of debentures will have no claim for, and thus no right to receive, deferred and unpaid interest, including compounded interest thereon, that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds two years of accumulated and unpaid interest, including compounded interest, on such holder’s debentures. Any claim for deferred and unpaid interest in the event of our bankruptcy, insolvency or receivership will be subject to applicable law.

Holders have limited rights of acceleration.

The remedies for any breach of our obligations under the alternative payment mechanism, the limitation on the source for payments of deferred interest, the restrictions imposed in connection with any optional deferral of interest payments and our obligation to raise proceeds from the issuance of qualifying capital securities to permit the repayment of the debentures on or after the scheduled maturity date are all limited. Our failure to comply with these obligations and restrictions would not constitute an event of default or give rise to a right of acceleration or similar remedy under the terms of the indenture.

Holders have limited voting rights.

As a holder of capital securities, you will have limited voting rights. You generally will not be entitled to vote to appoint, remove or replace the property trustee, the Delaware trustee or any administrative trustee, all of which will be appointed, removed or replaced by us. However, if an event of default occurs with respect to the debentures, you would be entitled to vote to remove, replace or appoint the property trustee and the Delaware trustee.

You may not be able to enforce your rights against us directly if an event of default occurs; you may have to rely on the property trustee to enforce your rights.

You will not always be able to directly enforce your rights against us if an event of default occurs.

If an event of default under the debentures occurs and is continuing, that event will also be an event of default under the capital securities. In that case, you may have to rely on the property trustee, as the holder of the debentures, to enforce your rights against us.

You may only bring a legal action against us directly if an event of default under the applicable trust agreement occurs because of our failure to pay interest when due or principal at maturity of the applicable debentures.

Changes in demand for the capital securities could adversely affect the market price of the capital securities.

Neither we nor the trusts can assure you as to the market prices for the capital securities or the debentures that may be distributed in exchange for the capital securities. Investor demand for the capital securities may be greater or less than for traditional trust preferred instruments. Investor demand for securities with the characteristics of the capital securities may change as these characteristics are assessed by market participants, regulators and others. Accordingly, the capital securities that you may purchase, whether pursuant to the offer made by this prospectus supplement or in the secondary market, may trade at a discount to the price that you paid to purchase the capital securities if investor demand for securities with characteristics similar to those of the capital securities decreases over time. Furthermore, if we exchange the capital securities for the debentures, demand for the debentures may be greater or less than demand for the capital securities.

An active trading market for the capital securities may not develop.

We do not intend to apply for listing of the capital securities on the New York Stock Exchange or any other securities exchange. Although we have been advised that the underwriters intend to make a market in the capital securities, the underwriters are not obligated to do so and may discontinue market making at any time. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the capital securities.

We may redeem the fixed rate debentures at any time.  In certain circumstances, the redemption price will not include a “make-whole” amount, and may be less than would otherwise apply if there is a tax event, rating agency event, capital treatment event or an investment company event.

The fixed rate debentures may be redeemed (i) in whole or in part, on June 15, 2017 or June 15, 2027, (ii) in whole or in part, at any time on or after June 15, 2037, including on or after the scheduled maturity date, (iii) in whole, but not in part, at any time after June 15, 2017 and within 90 days of the occurrence of a tax event, and (iv) in whole, but not in part, at any time within 90 days of the occurrence of a capital treatment event or investment company event, in each case at 100% of their principal amount, plus accrued and unpaid interest through the date of redemption. We may redeem any or all of the fixed rate debentures at any time prior to June 15, 2037, at their principal amount or, if greater, a make-whole redemption price calculated as described under “Summary of Terms of the Debentures—Redemption—Fixed Rate Debentures,” in each case plus accrued and unpaid interest through the date of redemption. In addition, at any time (i) prior to June 15, 2017 and within 90 days of the occurrence of a tax event or (ii) within 90 days of the occurrence of a rating agency event, we may elect to redeem all, but not less than all, of the fixed rate debentures for a lower make-whole redemption price calculated as described under “Summary of Terms of the Debentures—Redemption—Fixed Rate Debentures,” in each case plus accrued and unpaid interest through the date of redemption.

An IRS pronouncement or threatened challenge resulting in a tax event could occur at any time. Similarly, changes in rating agency methodology or the treatment of the capital securities for Federal Reserve capital adequacy purposes, and changes relating to the treatment of the trust as an “investment company,” could result in the debentures being redeemed earlier or at a lower redemption price than would otherwise be the case. See “Summary of Terms of the Debentures—Redemption” for a further description of those events.

We may redeem the floating rate debentures at any time on or after June 15, 2012 or at any time prior to June 15, 2012 within 90 days of the occurrence of a tax event, rating agency event, capital treatment event or an investment company event.  Except as set forth in the preceding sentence, we may not redeem the floating rate debentures prior to June 15, 2012.

We may redeem the floating rate debentures at any time on or after June 15, 2012, in whole or in part, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest through the date of redemption. In addition, prior to June 15, 2012, at any time within 90 days of the occurrence of a tax event, rating agency event, capital treatment event or an investment company event, we may redeem the floating rate debentures, in whole but not in part, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest through the date of redemption. Except as set in the preceding sentence, we may not redeem the floating rate debentures prior to June 15, 2012.

An IRS pronouncement or threatened challenge resulting in a tax event could occur at any time. Similarly, changes in rating agency methodology or the treatment of the capital securities for Federal Reserve capital adequacy purposes, and changes relating to the treatment of the trust as an “investment company,” could result in the debentures being redeemed earlier. See “Summary of Terms of the Debentures—Redemption” for a further description of those events.

USE OF PROCEEDS

The trusts will use all of the proceeds received from the sale of the capital securities and common securities to purchase debentures from us. We estimate that we will receive net proceeds (after payment by us of underwriting commissions and expenses and the purchase price for common securities of the trusts) of approximately $    million from the sale of the debentures to the trusts. We intend to use these net proceeds for general corporate purposes, including, without limitation, funding redemptions and maturities of outstanding securities, investments in our various businesses, repurchases of our common stock and other uses. Subject to the receipt of approval from the Federal Reserve, we intend to redeem (i) $200 million aggregate principal amount of the 7.940% Capital Securities issued by State Street Institutional Capital A and (ii) $300 million aggregate principal amount of the 8.035% Capital Securities issued by State Street Institutional Capital B. Pending such uses, we may invest the proceeds temporarily in short-term securities.

STATE STREET CAPITAL TRUST III AND STATE STREET CAPITAL TRUST IV

Each trust is a statutory trust created under Delaware law. State Street Capital Trust III was created in 1998 and State Street Capital Trust IV was created in 2000. Each is one of the issuers formed for the purposes and having the characteristics described under the caption “Description of the Trusts” in the accompanying prospectus. Each trust will be governed by an amended and restated declaration of trust among State Street, as depositor, U.S. Bank National Association, as property trustee, U.S. Bank Trust National Association, as Delaware trustee and the administrative trustees named in the declaration of trust. Each trust has a term of approximately 100 years.

The trusts exist exclusively for the purposes of (i) issuing capital securities, (ii) issuing common securities, (iii) investing the gross proceeds derived from the issuance of the capital securities and common securities in the debentures and (iv) engaging in only those other activities necessary or incidental to the above.

Each series of debentures will be the sole assets of the trust that holds them, and, accordingly, payments under the applicable debentures will be the sole revenues of the applicable trust.

State Street Corporation will own (directly or indirectly) all of the common securities of the trusts in an aggregate liquidation amount equal to $10,000 per trust. The common securities of the trusts will generally rank equally in right of payment, and payments will be made on the common securities on a pro rata basis, with the capital securities of the trust (except if an event of default occurs and is continuing under the trust agreement). If an event of default occurs and is continuing under the trust agreement, rights of the holders of the common securities to payment for distributions and payment upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the capital securities. The trust agreements do not permit the trusts to issue any securities other than the common securities and the capital securities and do not permit the trusts to incur any indebtedness.

The trusts will not be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

STATE STREET CORPORATION

We are a financial holding company organized under the laws of the Commonwealth of Massachusetts and a leading provider of services to institutional investors worldwide. We were organized in 1970 and conduct our business primarily through our principal bank subsidiary, State Street Bank, which traces its beginnings to the founding of Union Bank in 1792. The charter under which State Street Bank now operates was authorized by a special act of the Massachusetts Legislature in 1891, and its present name was adopted in 1960. We are also a bank holding company. Our executive offices are located at One Lincoln Street, Boston, Massachusetts 02111 and our telephone number is (617) 786-3000.

ACCOUNTING TREATMENT

The trusts will not be consolidated on our consolidated financial statements as a result of existing accounting guidance. Accordingly, for balance sheet purposes we will record the aggregate principal amount, net of discount, of the debentures we issue to the trusts as a liability and the amount we invest in the trusts’ common securities as an asset. The interest paid on the debentures will be recorded as interest expense on our income statement.

REGULATORY CAPITAL

On March 1, 2005, the Federal Reserve adopted amendments to its risk-based capital guidelines. Among other things, the amendments confirm the continuing inclusion of outstanding and prospective issuances of capital securities in the Tier 1 capital of bank holding companies, but make the qualitative requirements for capital securities issued on or after April 15, 2005 more restrictive in certain respects and make the quantitative limits applicable to the aggregate amount of capital securities and other restricted core capital elements that may be included in Tier 1 capital of bank holding companies more restrictive. The capital securities will qualify as Tier 1 capital.

SUMMARY OF TERMS OF THE CAPITAL SECURITIES

Each trust will issue its capital securities under its amended and restated trust agreement. The underlying trust agreement has been qualified as an indenture under the Trust Indenture Act of 1939, as amended. U.S. Bank National Association, the property trustee, will act as indenture trustee for the capital securities under each trust agreement for the purpose of compliance with the Trust Indenture Act. The terms of the capital securities will include those stated in the applicable trust agreement and those made part of such trust agreement by the Trust Indenture Act.

The following description of the capital securities supplements, and to the extent inconsistent therewith, replaces, the description of the general terms and provisions of the capital securities set forth in the accompanying prospectus. The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the applicable amended and restated trust agreement, a copy of the form of which is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part, and to the Delaware Statutory Trust Act and the Trust Indenture Act of 1939, as amended. You should read the form of the applicable amended and restated trust agreement for provisions that may be important to you.

General

Each trust agreement authorizes the administrative trustees of the applicable trust to issue on behalf of such trust the related common securities and capital securities, which represent undivided beneficial ownership interests in the assets of the applicable trust. We will own all of the common securities of each trust, either directly or indirectly. The common securities of each trust will rank equally in right of payment, and payments will be made on the related common securities on a pro rata basis with the capital securities of the trust (except if an event of default occurs and is continuing under the applicable trust agreement). If an event of default occurs and is continuing under the applicable trust agreement, rights of the holders of the common securities of the trust to payment for distributions and payment upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the capital securities of the trust. The trust agreements do not permit the trusts to issue any securities other than the common securities and the capital securities of the trust and do not permit the trusts to incur any indebtedness.

Proceeds from the sale of both the capital securities and common securities by State Street Capital Trust III will be used to purchase fixed rate debentures issued by us, which will be held by the property trustee of the trust for the benefit of the holders of the fixed rate capital securities issued by that trust. Proceeds from the sale of both the capital securities and common securities by State Street Capital Trust IV will be used to purchase floating rate debentures issued by us, which will be held by the property trustee of the trust for the benefit of the holders of the floating rate capital securities issued by that trust. Holders of the capital securities issued by one trust will have no claim to or interest in the assets of the other trust.

We will guarantee on a subordinated basis the payments of distributions and payments of amounts upon redemption or liquidation of each trust with respect to the capital securities issued by the applicable trust, but only to the extent that the applicable trust has funds available to make those payments and has not made the payments. In the event that a trust does not have the funds available to make a required payment, your only remedy with respect to the capital securities issued by that trust will be to vote to direct the property trustee of that trust to enforce the property trustee’s rights under the applicable debentures, except in the limited circumstances in which you may take direct action. See “Description of the Capital Securities—Events of Default; Notice” and “Description of the Capital Securities Guarantees” in the accompanying prospectus and “—Voting Rights” below.

Distributions

On each distribution date, the applicable trust will pay the applicable distribution to the holders of the related capital securities on the record date for that distribution date. As long as the capital securities remain in book-entry form, the record dates for the capital securities will be one business day prior to the relevant distribution date. For purposes of this prospectus supplement, “business day” means any London business day other than any Saturday, Sunday or other day on which banking institutions in New York, New York, Boston, Massachusetts or Wilmington, Delaware are authorized or required by law or executive order to remain closed. A “London business day” is any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. If capital securities are not in book-entry form, the record date will be the fifteenth day preceding the relevant distribution date.

Distributions on each series of capital securities will be cumulative with respect to that series. The capital securities will be effectively subordinated to the same debts and liabilities to which the related debentures are subordinated, as described under “Summary of Terms of the Debentures.”

The funds available to each trust for distribution to holders of the capital securities of the trust will be limited to payments under the related debentures held by the trust. If we do not make interest payments on the debentures held by a trust, the property trustee of the trust will not have funds available to pay distributions on the capital securities of that trust. Each trust will pay distributions through its property trustee, which will hold amounts received from the debentures held by the trust in a payment account for the benefit of the holders of the capital securities and the common securities of the trust. Holders of capital securities of a trust will have no claim to or interest in amounts paid on the debentures held by the other trust.

All percentages resulting from any calculations referred to in this prospectus supplement will be rounded, if necessary, to the nearest one ten-thousandth of a percentage point, with five hundred-thousandths of a percentage point being rounded upwards (e.g., 6.87655% (or .0687655) would be rounded to 6.8766% (or .068766)), and all U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent or more being rounded upwards).

Fixed Rate Capital Securities

A holder of record of the fixed rate capital securities will be entitled to receive periodic distributions on the stated liquidation amount of $1,000 per fixed rate capital security on the same payment dates and in the same amounts as we pay interest on a principal amount of fixed rate debentures equal to the

liquidation amount of such fixed rate capital security. Distributions will accumulate from April   , 2007. State Street Capital Trust III will make distribution payments on the fixed rate capital securities:

•       semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2007 until June 15, 2017, or if this day is not a business day, on the next business day;

•       quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on September 15, 2017 until June 15, 2047, or if this day is not a business day, on the next business day; and

•       thereafter monthly in arrears on the 15th day of each month, or if this day is not a business day, on the next business day.

In the event any distribution date on or prior to June 15, 2017 is not a business day, the payment made on the following business day shall be made without adjustment. If we defer payment of interest on the fixed rate debentures, distributions by State Street Capital Trust III on the fixed rate capital securities will also be deferred.

Floating Rate Capital Securities

A holder of record of the floating rate capital securities will be entitled to receive periodic distributions on the stated liquidation amount of $1,000 per floating rate capital security on the same payment dates and in the same amounts as we pay interest on a principal amount of floating rate debentures equal to the liquidation amount of such floating rate capital security. Distributions will accumulate from April   , 2007. State Street Capital Trust IV will make distribution payments on the floating rate capital securities:

•       quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on September 15, 2007 until June 15, 2047, or if this day is not a business day, on the next business day; and

•       thereafter monthly in arrears on the 15th day of each month, or if this day is not a business day, on the next business day.

If we defer payment of interest on the floating rate debentures, distributions by State Street Capital Trust IV on the floating rate capital securities will also be deferred.

Each date on which distributions are payable in respect of the fixed rate capital securities or the floating rate capital securities, as the case may be, in accordance with the foregoing provisions is referred to as a “distribution date” with respect to such series of capital securities. The term “distribution” includes any interest payable on unpaid distributions unless otherwise stated. The period beginning on and including April   , 2007 and ending on but excluding the first distribution date with respect to a series of capital securities (December 15, 2007, in the case of the fixed rate capital securities, and September 15, 2007, in the case of the floating rate capital securities) and each period after that period beginning on and including a distribution date with respect to such series of capital securities and ending on but excluding the next distribution date with respect to such series of capital securities is called a “distribution period” with respect to such series of capital securities. Distributions to which holders of capital securities are entitled but are not paid will accumulate additional distributions at the annual rate applicable to such capital securities.

Deferral of Distributions

We have the right, on one or more occasions, to defer payment of interest on each series of debentures for one or more consecutive interest periods that do not exceed 10 years, as described under “Summary of Terms of the Debentures—Option to Defer Interest Payments” below. If we exercise this right, the applicable trust will also defer paying a corresponding amount of distributions on the applicable capital securities during that period of deferral.

Although neither we nor the applicable trust will be required to make interest or distribution payments during deferral periods other than pursuant to the alternative payment mechanism described under “Summary of Terms of the Debentures—Alternative Payment Mechanism” below, interest on the debentures will continue to accrue during deferral periods and, as a result, distributions on the applicable capital securities will continue to accumulate at the interest rate in effect from time to time on the applicable debentures, compounded on each interest payment date. References to “accumulated and unpaid distributions” in this prospectus supplement and the accompanying prospectus include all accumulated and unpaid distributions, including compounded amounts thereon.

Redemption

If we repay or redeem a series of debentures, in whole or in part, whether at, prior to or after the scheduled maturity date, the property trustee under the applicable trust will use the proceeds of that repayment or redemption to redeem a total amount of capital securities and common securities of the applicable trust equal to the amount of debentures redeemed or repaid. Subject to applicable law, including U.S. federal securities laws and, at any time prior to its termination, the replacement capital covenant, we or our affiliates may at any time and from time to time purchase outstanding capital securities by tender, in the open market or by private agreement. The replacement capital covenant is scheduled to terminate on June 1, 2047 (or June 1, 2057 if we extend the scheduled maturity date to June 15, 2047 or the final repayment date to June 1, 2077).

Under the current risk-based capital adequacy guidelines of the Federal Reserve applicable to bank holding companies, Federal Reserve approval is generally required for the early redemption or repurchase of preferred stock or trust preferred securities included in regulatory capital. However, under current guidelines, rules and regulations, Federal Reserve approval is not required for the redemption of the capital securities on or after the scheduled maturity date in connection with the repayment of the debentures since, in this case, the redemption would not be an early redemption but would be pursuant to our contractual obligation to repay the debentures, subject to the limitations described under “Summary Terms of the Debentures—Repayment of Principal,” on the scheduled maturity date.

The redemption price per security at maturity will equal the $1,000 liquidation amount, and the redemption price in the event of a redemption or repayment of debentures will equal the applicable redemption or repayment price attributed to $1,000 in principal amount of the applicable debentures calculated as described under “Summary of Terms of the Debentures—Redemption” or “—Repayment of Principal” below, in each case plus accumulated but unpaid distributions to the date of payment.

If less than all capital securities and common securities issued by a particular trust are redeemed, the amount of each to be redeemed will be allocated proportionately based upon the total amount of capital securities and common securities of such trust outstanding, except as otherwise provided under “Description of the Capital Securities—Subordination of Common Securities” in the accompanying prospectus.

The property trustee under the applicable trust will give holders of capital securities not less than 30 nor more than 60 days’ notice prior to the date of any redemption of capital securities relating to the redemption of debentures and not less than 10 nor more than 30 business days’ notice prior to the date of any redemption of capital securities relating to the repayment of debentures. See “Summary of Terms of the Debentures—Redemption” and “—Repayment of Principal” for a description of the redemption and repayment terms of the debentures.

Optional Liquidation of Trusts and Distribution of Debentures to Holders

We may elect to dissolve either trust at any time and, after satisfaction of such trust’s liabilities, to cause the property trustee of the applicable trust to distribute the debentures held by the trust to the holders of the capital securities and common securities of the trust. However, if then required under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, we must obtain the approval of the Federal Reserve prior to making that election.

We anticipate that any distribution of debentures would be through book-entry distribution of interests in one or more global securities under depositary arrangements similar to those applicable to the capital securities. See “—Book-Entry Only Issuance—The Depository Trust Company” below and “Description of the Junior Subordinated Debentures—Denominations, Registration and Transfer” in the accompanying prospectus.

Under current U.S. federal income tax law, and assuming that, as expected, each trust is treated as a grantor trust, a distribution of debentures in exchange for the capital securities would not be a taxable event to you. If, however, a trust were subject to U.S. federal income tax with respect to income accrued or received on the debentures held by such trust (for example, if there were a change in law, a change in legal interpretation, or other circumstances), the distribution of such debentures by the trust could be a taxable event to the trust and to you. See “Material U.S. Federal Income Tax Consequences—United States Holders—Receipt of Debentures or Cash Upon Liquidation of a Trust” below.

Liquidation Value

Upon liquidation of a trust of which you hold capital securities, you would be entitled to receive $1,000 per capital security, plus accumulated and unpaid distributions to the date of payment. That amount would be paid to you in the form of a distribution of debentures held by such trust, subject to specified exceptions. See “Description of the Capital Securities—Liquidation Distribution Upon Dissolution” in the accompanying prospectus.

Subordination of Common Securities

Each trust will pay distributions on its common securities at the same rate and on the same distribution dates as it does on its capital securities, except if there is a payment default under the indenture with respect to the series of debentures held by the trust. If there is a payment default under the indenture with respect to the series of debentures held by a trust, the trust will not pay distributions on its common securities until all distributions on its capital securities have been paid in full. For a more detailed description of circumstances in which the capital securities will have a preference over the related common securities, see “Description of the Capital Securities—Subordination of Common Securities” in the accompanying prospectus.

Events of Default under Trust Agreements

For a description of the events of default under the trust agreements, as well as a summary of the remedies available as a result of those events of default, see “Description of the Capital Securities—Events of Default; Notice” in the accompanying prospectus.

An event of default under the indenture with respect to our failure to pay interest that we are otherwise obligated to pay on a series of debentures in full within 30 days after the conclusion of a deferral period that continues for 10 years entitles the property trustee of the applicable trust, as sole holder of such series of debentures, to declare such debentures due and payable under the indenture. For a more complete description of remedies available upon the occurrence of an event of default with respect to the debentures, see “Summary of Terms of the Debentures—Events of Default” below, as well as “Description of the Junior Subordinated Debentures—Events of Default, Waiver and Notice” and “Relationship among the Capital Securities, the Corresponding Junior Subordinated Debentures and the Capital Securities Guarantees” in the accompanying prospectus.

Voting Rights

Except as described under “Description of the Junior Subordinated Debentures—Modification of Junior Subordinated Indenture,” “Description of the Capital Securities—Voting Rights; Amendment of Each Trust Agreement” and “Description of the Capital Securities Guarantees—Amendments and Assignment” in the accompanying prospectus, or as otherwise required by law or the applicable trust agreement, as an owner of capital securities, you will not have any voting rights.

Further Issues

State Street Capital Trust III has the right to issue additional fixed rate capital securities, and State Street Capital Trust IV has the right to issue additional floating rate capital securities, in the future, but only to the extent that proceeds from the sale are used to purchase an equivalent amount of the applicable debentures. Any additional capital securities will have the same terms as the fixed rate capital securities or floating rate capital securities, as the case may be, being offered by this prospectus supplement, but they may be offered at a different offering price and accrue distributions from a different date than the capital securities being offered hereby, provided that the total liquidation amount of fixed rate capital securities outstanding may not exceed $     million, and the total liquidation amount of floating rate capital securities outstanding may not exceed $     million. If issued, any such additional capital securities will become part of the corresponding series of capital securities being offered hereby.

Book-Entry Only Issuance—The Depository Trust Company

DTC will act as securities depositary for the capital securities. The capital securities will be issued only as fully registered securities registered in the name of Cede & Co., DTC’s nominee, or such other nominee as selected by DTC. One or more fully registered global capital securities certificates, which we refer to herein as “global certificates,” representing the total aggregate number of each series of capital securities, will be issued and will be deposited with DTC.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global capital securities as represented by a global certificate.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly or indirectly, which are referred to as indirect participants. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

Purchases of capital securities within the DTC system must be made by or through direct participants, which will receive a credit for the capital securities on DTC’s records. The ownership interest of each actual purchaser of each capital security, or beneficial owner is in turn to be recorded on the direct participants’ and indirect participants’ records, including Euroclear and Clearstream. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased capital securities. Transfers of ownership interests in the capital securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the capital securities, except in the event that use of the book-entry system for the capital securities is discontinued.

Transfers between participants will be effected in accordance with DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between participants, on the one hand, and Euroclear participants or Clearstream participants, on the other hand, will be effected in DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the capital securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a capital security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear participant or Clearstream participant, during the securities settlement processing day, which must be a business day for Euroclear and Clearstream, as the case may be, immediately following the DTC settlement date. Cash received in Euroclear or Clearstream as a result of sales of interests in a capital security by or through a Euroclear or Clearstream participant to a direct participant in DTC will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC has no knowledge of the actual beneficial owners of the capital securities. DTC’s records reflect only the identity of the direct participants to whose accounts such capital securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

So long as DTC, or its nominee, is the registered owner or holder of a global certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the capital securities represented thereby for all purposes under the trust agreement and the capital securities. No beneficial owner of an interest in a global certificate will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the trust agreement.

DTC has advised us that it will take any action permitted to be taken by a holder of capital securities (including the presentation of capital securities for exchange as described below) only at the direction of one or more direct participants to whose account the DTC interests in the global certificates are credited and only in respect of such portion of the aggregate liquidation amount of capital securities as to which such direct participant or direct participants has or have given such direction. However, if there is an event of default under the capital securities, DTC will exchange the global certificates for certificated securities, which it will distribute to its direct participants.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices in respect of the capital securities held in book-entry form will be sent to Cede & Co. as the registered holder of the capital securities. If less than all of the capital securities of a series are being redeemed, DTC’s current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.

Although voting with respect to the capital securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to capital securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the capital securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Distributions on the capital securities held in book-entry form will be made by the relevant trustee to DTC in immediately available funds. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by the participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of us, DTC or the trust, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the applicable trust, disbursement of such payments to participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of the direct and indirect participants.

Except as provided in this prospectus supplement, a beneficial owner of an interest in a global certificate will not be entitled to receive physical delivery of capital securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the capital securities.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global certificates among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither State Street, the trusts nor the trustees will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depositary with respect to a series of capital securities at any time by giving notice to the applicable trust. Under such circumstances, in the event that a successor securities depositary is not obtained, capital security certificates are required to be printed and delivered. Additionally, either trust (with our consent) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). In that event, certificates for the applicable capital securities will be printed and delivered. In each of the above circumstances, we will appoint a paying agent with respect to the applicable capital securities.

The information in this section concerning DTC and DTC’s book entry system has been obtained from sources believed to be reliable by us and the trusts, but neither we nor the trusts take responsibility for the accuracy thereof.

Payment

Payments in respect of the capital securities represented by the global certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution dates or, in the case of capital securities represented by certificated securities, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the securities register of the applicable trust.

Registrar, Transfer Agent and Paying Agent

U.S. Bank National Association will act as registrar, transfer agent and paying agent for each series of the capital securities. If the capital securities do not remain in book-entry only form, one or more additional paying agents may be appointed if so required by any rule or regulation of any securities exchange upon which the capital securities may be listed at such time. U.S. Bank National Association shall be permitted to resign as paying agent upon 30 days’ written notice to the trustees of the applicable trust. In the event that U.S. Bank National Association shall no longer be the paying agent, the administrative trustees shall appoint a successor to act as paying agent, which shall be a bank or trust company acceptable to us.

Registration of transfers of capital securities will be effected without charge by or on behalf of the applicable trust, but upon payment, with the giving of such indemnity as we or the applicable trust may require, in respect of any tax or other government charges that may be imposed in relation thereto.

Neither trust will be required to register or cause to be registered the transfer of its capital securities after such capital securities have been called for redemption.

SUMMARY OF TERMS OF THE DEBENTURES

The following description of the specific terms of the fixed rate debentures and floating rate debentures supplements the description of the general terms and provisions of the debentures set forth in the accompanying prospectus under the caption “Description of the Junior Subordinated Debentures.”  Except as otherwise specified in this prospectus supplement, the terms of the fixed rate debentures are identical to the terms of the floating rate debentures. The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the indenture, dated as of December 15, 1996, between us and Bank of New York (as successor in interest to J.P. Morgan Chase & Co. (as successor in interest to Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago))), as debenture trustee for the indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part, and to the supplemental indentures, dated as of April   , 2007, copies of which are available from us upon request and will be filed or incorporated by reference as an exhibit to such registration statement and to the Trust Indenture Act. You should read the indenture, as supplemented, for provisions that may be important to you.

General

The debentures will be issued as unsecured indebtedness under the indenture. We may issue additional series of debentures under the indenture, and any such series will rank equally in right of payment with the debentures. The debentures that are the subject of this prospectus supplement will be limited in aggregate principal amount to $    million, in the case of the fixed rate debentures, and $    million, in the case of the floating rate debentures, such amounts being the sums of the aggregate stated liquidation amounts of the corresponding series of capital securities and common securities. The debentures are not subject to a sinking fund provision.

If debentures are distributed to holders of capital securities in liquidation of such holders’ interests in the applicable trust, such debentures will initially be issued as a global security. As described in this prospectus supplement, a debenture may be issued in certificated form in exchange for a global security. See “Summary of Terms of the Capital Securities—Book-Entry Only Issuance—The Depository Trust Company” above. In the event that debentures are issued in certificated form, such debentures will be in denominations of $1,000 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on debentures issued as a global security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a paying agent for the debentures. In the event debentures are issued in certificated form, principal and interest will be payable, the transfer of such debentures will be registrable and such debentures will be exchangeable for debentures of that series of other denominations of a like aggregate principal amount at the corporate trust office of (i) the applicable property trustee in New York, New York or (ii) any other paying agent or transfer agent appointed in addition or in lieu thereof, provided that payment of interest may be made at our option by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any debenture is the property trustee, the payment of principal and interest on the debentures held by such property trustee will be made at such place and to such account as may be designated by such property trustee.

Any moneys deposited with or paid to the debenture trustee or any paying agent for payment of the principal of, premium, if any, or interest on, a series of debentures and not applied but remaining unclaimed by the holders thereof for two years after the date upon which such principal of, premium, if any, or interest on such debentures, as the case may be, shall have become due and payable, shall be repaid to us by the debenture trustee or paying agent on written demand. Thereafter the holder of any such debentures shall look only to us for any payment that the holder may be entitled to collect and all liability of the debenture trustee or paying agent with respect to such moneys shall thereupon cease.

Each of the fixed rate debentures and the floating rate debentures will be a separate series of “junior subordinated debentures” under the indenture, as described herein and in the accompanying prospectus. They will be unsecured and junior in right of payment to all of our senior debt. For purposes of the debentures, “senior debt” has the meaning given to that term under “Description of the Junior Subordinated Debentures—Subordination” in the accompanying prospectus, except that (i) it also will include debt securities, which term includes junior subordinated debt securities, and guarantees in respect of those debt securities, initially issued to any trust, partnership or other entity affiliated with us that is, directly or indirectly, our financing vehicle in connection with the issuance by such entity of capital securities or other similar securities except to the extent, in the case of any such securities or guarantees issued after the date hereof, the instrument creating those obligations provides that they are not superior in right of payment to the debentures and (ii) it will exclude trade accounts payable and accrued liabilities arising in the ordinary course of business. The debentures will rank pari passu with trade accounts payable, accrued liabilities arising in the ordinary course of business, and any future debt that by its terms is not superior in right of payment to the debentures. The debentures will also rank pari passu with the items excluded from the definition of “senior debt” under “Description of the Junior Subordinated Debentures—Subordination” in the accompanying prospectus, except as that definition is modified above. The fixed rate debentures and the floating rate debentures will rank pari passu for all purposes under the indenture. Substantially all of our existing indebtedness is senior debt and includes approximately $670 million of existing junior subordinated debentures or guarantees issued in connection with capital securities issued by our capital trusts and approximately $300 million of subordinated notes.

Our obligations to make payments on the debentures and the guarantees are subordinate to our payment obligations under our senior debt. There is no limit on the amount of indebtedness for money borrowed we may issue that ranks senior or pari passu to the debentures upon our liquidation or in right of payment as to principal or interest. The debentures and the guarantees will be effectively subordinated to the obligations of our subsidiaries. See “Risk Factors—The debentures and the guarantees will be effectively subordinated to the obligations of our subsidiaries.”

We are not restricted, under the indenture, in our ability to:

•       incur, assume or become liable for any type of debt or other obligation;

•       create liens on our property for any purpose; or

•       pay dividends or make distributions on our capital stock or repurchase or redeem our capital stock, except as set forth under the indenture.

The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indenture does not contain any provisions that would require us to repurchase or redeem or modify the terms of any of the debentures upon a change of control or other event involving us that may adversely affect the creditworthiness of the debentures.

The alternative payment mechanism, which is implemented through our covenants in the indenture, will not affect the ability of the Federal Reserve to allow or require us to issue APM qualifying securities for supervisory purposes independent of, and not restricted by, the alternative payment mechanism or the other terms of the debentures.

The indenture does not protect holders of the debentures from a sudden and dramatic decline in credit quality resulting from takeovers, recapitalization, or similar restructurings or other highly leveraged transactions.

Interest Rates and Interest Payment Dates

Fixed Rate Debentures

The fixed rate debentures will bear interest:

•       at the annual rate of     % from and including April   , 2007 to but excluding June 15, 2017, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2007 until June 15, 2017, or if this day is not a business day, on the next business day;

•       at an annual rate equal to three-month LIBOR plus     % from and including June 15, 2017 to but excluding June 15, 2047, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on September 15, 2017 until June 15, 2047, or if this day is not a business day, on the next business day; and

•       thereafter at an annual rate equal to one-month LIBOR plus     %, payable monthly in arrears on the 15th day of each month, or if this day is not a business day, on the next business day.

In the event any interest payment date on or prior to the regularly scheduled interest payment in June 2017 is not a business day, the interest payment made on the following business day shall be made without the accrual of additional interest.

Floating Rate Debentures

The floating rate debentures will bear interest:

•       at an annual rate equal to three-month LIBOR plus     % from and including April   , 2007 to but excluding June 15, 2047, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on September 15, 2007 until June 15, 2047, or if this day is not a business day, on the next business day; and

•       thereafter at an annual rate equal to one-month LIBOR plus        %, payable monthly in arrears on the 15th day of each month, or if this day is not a business day, on the next business day.

We refer to the dates on which interest is payable as provided above with respect to a series of debentures as “interest payment dates” with respect to such series of debentures, and to the period beginning on and including April   , 2007 and ending on but excluding the first interest payment date with respect to a series of debentures (December 15, 2007, in the case of the fixed rate debentures, and September 15, 2007, in the case of the floating rate debentures) and each successive period beginning on and including an interest payment date and ending on but excluding the next interest payment date with respect to a series of debentures, as an “interest period” with respect to that series of debentures. The amount of interest payable in respect of the fixed rate debentures will be computed with respect to any interest period ending on or prior to June 15, 2017 on the basis of a 360-day year consisting of twelve 30-day months and with respect to any interest period after such date on the basis of a 360-day year and the actual number of days elapsed. The amount of interest payable in respect of the floating rate debentures will be computed on the basis of a 360-day year and the actual number of days elapsed.

Calculation of LIBOR

For the purposes of calculating interest due on the fixed rate debentures after June 15, 2017, and on the floating rate debentures at any time:

•       “LIBOR” means, with respect to any monthly or quarterly interest period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a one- or three-month period, as applicable, commencing on the first day of that monthly or quarterly interest period that appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on the LIBOR determination date for that monthly or quarterly interest period, as the case may be. If such rate does not appear on Reuters Screen LIBOR01 Page, one- or three-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a one- or three-month period commencing on the first day of that monthly or quarterly interest period, as applicable, and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (after consultation with State Street), at approximately 11:00 a.m., London time, on the LIBOR determination date for that monthly or quarterly interest period. The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, one- or three-month LIBOR with respect to that monthly or quarterly interest period, as applicable, will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, one- or three-month LIBOR with respect to that monthly or quarterly interest period, as applicable, will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the first day of that monthly or quarterly interest period, as applicable, for loans in U.S. dollars to leading European banks for a one- or three-month period, as applicable, commencing on the first day of that monthly or quarterly interest period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, one- or three-month LIBOR for that monthly or quarterly interest period, as applicable, will be the same as one- or three-month LIBOR as determined for the previous interest period. The establishment of one- or three-month LIBOR for each monthly or quarterly interest period, as applicable, by the calculation agent shall (in the absence of manifest error) be final and binding.

•       “Calculation agent” means U.S. Bank National Association, or any other firm appointed by State Street, acting as calculation agent.

•       “LIBOR determination date” means the second London banking day immediately preceding the first day of the relevant monthly or quarterly interest period.

•       “Reuters Screen LIBOR01 Page” means the display designated on the Reuters Screen LIBOR01 Page (or such other page as may replace Reuters Screen LIBOR01 Page on the service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).

Accrued interest that is not paid on the applicable interest payment date (after giving effect to the adjustment for non-business days described above) will bear additional interest, to the extent permitted by law, at the same annual rate, from the relevant interest payment date, compounded on each subsequent interest payment date. The terms “interest” and “deferred interest” refer not only to regularly scheduled interest payments but also to interest on interest payments not paid on the applicable interest payment date (i.e., compounded interest).

Option to Defer Interest Payments

We may elect, with respect to either series of debentures, at one or more times to defer payment of interest on such debentures for one or more consecutive interest periods that do not exceed 10 years. We may defer payment of interest prior to, on or after the scheduled maturity date. We may not defer interest beyond the final repayment date or the earlier repayment or redemption in full of the applicable series of debentures.

Deferred interest on the debentures will bear interest at the then-applicable interest rate, compounded on each interest payment date, subject to applicable law. As used in this prospectus supplement, a “deferral period” refers to the period beginning on an interest payment date with respect to which we elect to defer interest and ending on the earlier of (i) the tenth anniversary of that interest payment date and (ii) the next interest payment date on which we have paid the deferred amount, all deferred amounts with respect to any subsequent period and all other accrued interest on the debentures.

We have agreed in the indenture that, after notice to the Federal Reserve and except to the extent that the Federal Reserve shall have disapproved:

•       following the first interest payment date during the deferral period on which we elect to pay current interest or, if earlier, the fifth anniversary of the beginning of the deferral period, we will be required to sell “APM qualifying securities” pursuant to the alternative payment mechanism unless we have delivered notice of a “market disruption event” and apply the “eligible proceeds,” as these terms are defined under “—Market Disruption Events” and “—Alternative Payment Mechanism” below, to the payment of any deferred interest (and compounded interest) on the next interest payment date, and this requirement will continue in effect until the end of the deferral period; and

•       we will not pay deferred interest on the applicable series of debentures (and compounded interest thereon) prior to the final repayment date from any source other than eligible proceeds, except as contemplated by the following paragraphs or at any time an event of default has occurred and is continuing. We may pay current interest at all times from any available funds.

If the Federal Reserve has disapproved of the sale of APM qualifying securities, we may pay interest from any source without a breach of our obligations under the indenture. In addition, if we sell APM qualifying securities pursuant to the alternative payment mechanism but the Federal Reserve disapproves the use of the proceeds to pay deferred interest, we may use the proceeds for other purposes and continue to defer interest without a breach of our obligations under the indenture. See definition of “supervisory event” under “—Alternative Payment Mechanism” below.

Although our failure to comply with the foregoing rules with respect to the alternative payment mechanism and payment of interest during a deferral period will be a breach of the indenture, it will not constitute an event of default under the indenture or give rise to a right of acceleration or similar remedy under the terms thereof.

If we are involved in a merger, consolidation, amalgamation or conveyance, transfer or lease of assets substantially as an entirety to any other person (a “business combination”) where immediately after the consummation of the business combination more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the foregoing rules will not apply to any deferral period that is terminated on the interest payment date immediately prior to the date of consummation of the business combination.

If we have paid all deferred interest (and compounded interest) on a series of debentures, we can again defer interest payments on that series of debentures as described above.

If the property trustee, on behalf of each of the trusts, is the sole holder of the debentures, we will give the property trustee and the relevant Delaware trustee written notice of our election to commence or extend a deferral period no more than 30 and no less than five business days before the earlier of:

•       the next succeeding date on which the distributions on the capital securities are payable; and

•       the date the property trustee is required to give notice to holders of the capital securities of the record or payment date for the related distribution.

The property trustee will give notice of our election of a deferral period to the holders of the applicable capital securities.

If the property trustee, on behalf of a trust, is not the sole holder of the applicable debentures, we will give the holders of the applicable debentures and the indenture trustee written notice of our election of a deferral period no more than 30 and no less than five business days before the next interest payment date.

If we defer payments of interest on a series of debentures, such debentures will be treated as being issued with original issue discount for U.S. federal income tax purposes. This means that you must include interest income with respect to the deferred distributions on your capital securities in gross income for U.S. federal income tax purposes, prior to receiving any cash distributions. See “Material U.S. Federal Income Tax Consequences—Interest Income and Original Issue Discount.”

Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances

We will agree that, so long as any debentures of a series remain outstanding, if:

•       there has occurred and is continuing an event of default with respect to the debentures of that series;

•       we are in default regarding our payment of any obligations under our guarantee regarding the applicable trust; or

•       we have given notice of our election to defer interest payments with respect to that series but the related deferral period has not yet commenced or a deferral period is continuing,

then we will not, and will not permit any of our subsidiaries to:

•       declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

•       make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debentures that rank upon our liquidation on a parity with the applicable series of debentures (including, in the case of the fixed rate debentures, the floating rate debentures, and in the case of the floating rate debentures, the fixed rate debentures) or junior to the debentures; or

•       make any guarantee payments regarding any guarantee by us of the junior subordinated debentures of any of our subsidiaries if the guarantee ranks pari passu with or junior in interest to the debentures.

The restrictions listed above do not apply to:

•       any repurchase, redemption or other acquisition of shares of our capital stock in connection with (i) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (ii) a dividend reinvestment or stockholder purchase plan, or (iii) the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable deferral period;

•       any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•       any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•       any declaration of a dividend in connection with any stockholder rights plan, or the issuance of rights, stock or other property under any stockholder rights plan, or the redemption or repurchase of rights pursuant thereto;

•       payments by us under our guarantee regarding the trust holding the applicable debentures;

•       any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock;

•       any payment during a deferral period of current interest in respect of parity securities that is made pro rata to the amounts due on such parity securities and on the applicable series of debentures and any payments of deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities; provided that such payments are made in accordance with the last paragraph under “—Alternative Payment Mechanism” to the extent it applies; or

•       any payment of principal during a deferral period in respect of parity securities having the same scheduled maturity date as the applicable series of debentures, as required under a provision of such parity securities that is substantially the same as the provision described below under “—Repayment of Principal,” and that is made on a pro rata basis among one or more series of parity securities having such a provision and the applicable series of debentures.

Our outstanding junior subordinated debentures, except for the last two bullet points above, contain comparable provisions that will restrict the payment of principal of, and interest on, and the repurchase or redemption of, any of the debentures as well as any guarantee payments on the guarantees of the debentures if any of the foregoing circumstances occur with respect to those securities.

In addition, if any deferral period lasts longer than one year, neither we nor any of our subisdiaries may repurchase or acquire any securities ranking junior to or pari passu with any APM qualifying securities the proceeds of which were used to settle deferred interest during the relevant deferral period before the first anniversary of the date on which all deferred interest has been paid, subject to the exceptions listed above.

If we are involved in a business combination where immediately after its consummation more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the immediately preceding paragraph will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination.

Alternative Payment Mechanism

Subject to the conditions described in “—Option to Defer Interest Payments” and to the exclusions described in this section and in “—Market Disruption Events” below, if we defer interest on a series of debentures, we will be required, commencing not later than the earlier of (i) the first interest payment date on which we pay current interest on such series of debentures (which we may do from any source of funds) or (ii) the fifth anniversary of the commencement of the deferral period, to issue APM qualifying securities (as defined below) until we have raised an amount of eligible proceeds (as defined below) at least equal to the aggregate amount of accrued and unpaid deferred interest on such series of debentures. We refer to this method of funding the payment of accrued and unpaid interest as the “alternative payment mechanism.”

Except as provided below, we have agreed to apply eligible proceeds raised during any deferral period pursuant to the alternative payment mechanism to pay deferred interest on the applicable series of debentures.

Notwithstanding (and as a qualification to) the foregoing, under the alternative payment mechanism:

•       we may (but are not obligated to) pay deferred interest with cash from any source if a supervisory event (as defined below) has occurred and is continuing;

•       we are not obligated to sell shares of our common stock in an amount in excess of the “maximum share number” for the purpose of paying deferred interest on a series of debentures. The maximum share number will initially equal 15 million shares of our common stock. If the issued and outstanding shares of our common stock shall have been changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or other similar transaction, then the maximum share number shall be correspondingly adjusted. We may, at our discretion and without the consent of the holders of the debentures, increase the maximum share number (including through the increase of our authorized share capital, if necessary) if we determine that such increase is necessary to allow us to issue sufficient shares to pay deferred interest on the debentures;

•       we are not required to issue common stock (or, if we have amended the definition of “APM qualifying securities” to eliminate common stock, as discussed below, qualifying warrants) with respect to deferred interest attributable to the first five years of any deferral period if the net proceeds of any issuance of common stock (or, if we have amended the definition of “APM qualifying securities” to eliminate common stock, as discussed below, qualifying warrants) applied during such deferral period to pay interest on the applicable series of debentures pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of common stock and qualifying warrants so applied during that deferral period, would exceed an amount equal to 2% of the product of the average of the current stock market prices of our common stock on the 10 consecutive trading days ending on the second trading day immediately preceding the date of issuance of such securities multiplied by the total number of issued and outstanding shares of our common stock as of the date of our then most recent publicly available consolidated financial statements (the “common stock issuance cap”);

•       we are not permitted to issue qualifying preferred stock to pay deferred interest on the applicable series of debentures to the extent that the net proceeds of any issuance of qualifying preferred stock applied to pay interest on the applicable series of debentures pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of qualifying preferred stock so applied during the current and all prior deferral periods, would exceed 25% of the aggregate principal amount of the outstanding debentures of that series (the “preferred stock issuance cap”); and

•       so long as the definition of “APM qualifying securities” has not been amended to eliminate common stock, as discussed below, the sale of qualifying warrants to pay deferred interest is an option that may be exercised at our sole discretion, and we will not be obligated to sell qualifying warrants or to apply the proceeds of any such sale to pay deferred interest on the applicable series of debentures, and no class of investors in our securities, or any other party, may require us to issue qualifying warrants.

Once we reach the common stock issuance cap for a deferral period, we will not be required to issue more common stock (or, if we have amended the definition of “APM qualifying securities” to eliminate common stock, as discussed below, qualifying warrants) under the alternative payment mechanism with respect to deferred interest attributable to the first five years of such deferral period even if the amount referred to in the third bullet point above subsequently increases because of a subsequent increase in the current stock market price of our common stock or the number of outstanding shares of our common stock. The common stock issuance cap will cease to apply after the ninth anniversary of the commencement of any deferral period, at which point we must pay any deferred interest regardless of the time at which it was deferred, using the alternative payment mechanism, subject to the maximum share number, any supervisory event or market disruption event. In addition, if the common stock issuance cap is reached during a deferral period and we subsequently pay all deferred interest, the common stock issuance cap will cease to apply at the termination of such deferral period and will not apply again unless and until we start a new deferral period.

“Eligible proceeds” means, for each relevant interest payment date, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) we have received during the 180-day period prior to that interest payment date from the issuance or sale of APM qualifying securities (excluding sales of common stock and qualifying preferred stock in excess of the “maximum share number” and “preferred stock issuance cap,” respectively), in each case to persons that are not our subsidiaries.

“APM qualifying securities” means common stock, qualifying preferred stock and qualifying warrants; provided that we may, without the consent of the holders of the capital securities or the debentures, amend the definition of “APM qualifying securities” to eliminate common stock or qualifying warrants (but not both) from the definition if we have been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in our earnings per share as calculated for financial reporting purposes. We will promptly notify the holders of the debentures, and the trustees of each trust will promptly notify the holders of the applicable capital securities, in the manner contemplated in the indenture and the applicable trust agreement, of such change.

“Qualifying preferred stock” means our non-cumulative perpetual preferred stock that (a) ranks pari passu with or junior to all of our other preferred stock, and (b) either (x) is subject to a qualifying replacement capital covenant or (y) is subject to intent-based replacement disclosure and has a provision that prohibits us from paying any dividends thereon upon our failure to satisfy one or more financial tests set forth therein, and (c) as to which the transaction documents provide for no remedies as a consequence of non-payment of dividends other than permitted remedies.

“Qualifying warrants” means any net share settled warrants to purchase our common stock that (1) have an exercise price greater than the “current stock market price” of our common stock as of the date we agree to issue the warrants, and (2) we are not entitled to redeem for cash and the holders of which are not entitled to require us to repurchase for cash in any circumstances. We intend that any qualifying warrants issued in accordance with the alternative payment mechanism will have exercise prices at least 10% above the current stock market price of our common stock on the date of issuance. The “current stock market price” of our common stock on any date shall be the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if our common stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which our common stock is traded or quoted. If our common stock is not listed on any U.S. securities exchange on the relevant date, the current stock market price shall be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If our common stock is not so quoted, the current stock market price shall be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

A “supervisory event” shall commence upon the date we have notified the Federal Reserve of our intention and affirmatively requested Federal Reserve approval both (1) to sell APM qualifying securities and (2) to apply the net proceeds of such sale to pay deferred interest on a series of debentures, and we have been notified that the Federal Reserve disapproves of either action mentioned in that notice. A supervisory event shall cease on the business day following the earlier to occur of (a) the tenth anniversary of the commencement of any deferral period, or (b) the day on which the Federal Reserve notifies us in writing that it no longer disapproves of our intention to both (i) issue or sell APM qualifying securities and (ii) apply the net proceeds from such sale to pay deferred interest on the debentures. The occurrence and continuation of a supervisory event will excuse us from our obligation to sell APM qualifying securities and to apply the net proceeds of such sale to pay deferred interest on debentures and will permit us to pay deferred interest using cash from any other source without breaching our obligations under the indenture. Because a supervisory event will exist if the Federal Reserve disapproves of either of these requests, the Federal Reserve will be able, without triggering a default under the indenture, to permit us to sell APM qualifying securities but to prohibit us from applying the proceeds to pay deferred interest on the debentures.

Although our failure to comply with our obligations with respect to the alternative payment mechanism will breach the indenture, it will not constitute an event of default thereunder or give rise to a right of acceleration or similar remedy. The remedies of holders of the debentures and the capital securities will be limited in such circumstances as described under “Risk Factors—Holders Have Limited Rights of Acceleration” above.

If, due to a market disruption event or otherwise, we were able to raise some, but not all, eligible proceeds necessary to pay all deferred interest on any interest payment date, we will apply any available eligible proceeds to pay accrued and unpaid interest on the applicable interest payment date in chronological order based on the date each payment was first deferred, subject to the common stock issuance cap, the preferred stock issuance cap and the maximum share number, and each holder of related capital securities will be entitled to receive a pro rata share of any amounts received on the applicable series of debentures.

If we have outstanding parity securities under which we are obligated to sell securities that are APM qualifying securities and apply the net proceeds to the payment of deferred interest or distributions (which shall include, with respect to the fixed rate debentures, the floating rate debentures, and, with respect to the floating rate debentures, the fixed rate debentures), then on any date and for any period the amount of net proceeds received by us from those sales and available for payment of the deferred interest and distributions shall be applied to the applicable series of debentures and those other parity securities on a pro rata basis up to the maximum share number and the common stock issuance cap or the preferred stock issuance cap, as applicable (or comparable provisions in the instruments governing those parity securities), in proportion to the total amounts that are due on the applicable series of debentures and such securities, or on such other basis as the Federal Reserve may approve.

Market Disruption Events

A “market disruption event” means the occurrence or existence of any of the following events or sets of circumstances:

•       trading in securities generally (or in our common stock or preferred stock specifically) on the New York Stock Exchange or any other national securities exchange, or in the over-the-counter market, on which our common stock and/or preferred stock is then listed or traded shall have been suspended or its settlement generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the relevant exchange or by any other regulatory body or governmental agency having jurisdiction, and such suspension, disruption or the establishment of such minimum price materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, our APM qualifying securities or qualifying capital securities, as the case may be;

•       we would be required to obtain the consent or approval of a regulatory body (including any securities exchange) or governmental authority to issue or sell APM qualifying securities pursuant to the alternative payment mechanism or to issue qualifying capital securities pursuant to our repayment obligations described under “—Repayment of Principal,” as the case may be, and that consent or approval has not yet been obtained notwithstanding our commercially reasonable efforts to obtain that consent or approval;

•       a banking moratorium shall have been declared by the federal or state authorities of the United States and such moratorium materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, our APM qualifying securities or qualifying capital securities, as the case may be;

•       a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States and such disruption materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, our APM qualifying securities or qualifying capital securities, as the case may be;

•       the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis and such event materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, our APM qualifying securities or qualifying capital securities, as the case may be;

•       there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including as a result of terrorist activities, and such change materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, our APM qualifying securities or qualifying capital securities, as the case may be;

•       an event occurs and is continuing as a result of which the offering document for the offer and sale of APM qualifying securities or qualifying capital securities, as the case may be, would, in our reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (a) the disclosure of that event at such time, in our reasonable judgment, is not otherwise required by law and would have a material adverse effect on our business or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede our ability to consummate that transaction, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 180 days in any 360-day period; or

•       we reasonably believe that the offering document for the offer and the sale of our APM qualifying securities or qualifying capital securities, as the case may be, would not be in compliance with a rule or regulation of the Securities and Exchange Commission (for reasons other than those described in the immediately preceding bullet) and we are unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 180 days in any 360-day period.

We will be excused from our obligations under the alternative payment mechanism in respect of any interest payment date if we provide written certification to the indenture trustee (which the indenture trustee will promptly forward upon receipt to each holder of record of the applicable series of capital securities) no more than 15 and no less than 10 business days in advance of that interest payment date certifying that:

•       a market disruption event or supervisory event was existing after the immediately preceding interest payment date; and

•       either (a) the market disruption event or supervisory event continued for the entire period from the business day immediately following the preceding interest payment date to the business day immediately preceding the date on which that certification is provided, (b) the market disruption event or supervisory event continued for only part of this period, but we were unable to raise sufficient eligible proceeds during the rest of that period to pay all accrued and unpaid interest, or (c) the supervisory event prevents us from applying the net proceeds of sales of APM qualifying securities to pay deferred interest on such interest payment date.

We will not be excused from our obligations under the alternative payment mechanism if we determine not to pursue or complete the sale of APM qualifying securities due to pricing, dividend rate or dilution considerations.

Repayment of Principal

We must repay the principal amount of the debentures, together with accrued and unpaid interest, on the scheduled maturity date, subject to the limitations described below. The scheduled maturity date is initially June 15, 2037, but on June 15, 2017 we may elect to extend the scheduled maturity date with respect to one or both series of debentures to June 15, 2047, if all the following criteria are satisfied:

•       on June 15, 2017, the applicable debentures are rated investment grade by Moody’s Investors Service, Inc., or Moody’s, or Standard & Poor’s Ratings Services, or S&P, or, if Moody’s and S&P (or their respective successors) are no longer in existence, the equivalent rating by a nationally recognized statistical rating organization within the meaning of Section 15c3-1(c)(2)(vi)(F) under the Securities Exchange Act of 1934, as amended;

•       during the three years prior to June 15, 2017:

•        no event of default has occurred or is occurring in respect of any payment obligation on, or financial covenant in, any of our then outstanding debt for money borrowed having an aggregate principal amount of $100 million or greater; and

•        we did not have any outstanding deferred payments under any of our then outstanding preferred stock or debt for money borrowed; and

•       on June 15, 2017 we delivered a written certification to the indenture trustee dated as of this date stating that (i) we believe that the likelihood that we will elect to defer interest on the debentures is remote, (ii) we expect to make all required payments on the debentures in accordance with their terms, and (iii) we expect to be able to satisfy our obligations under the replacement capital covenant relating to the debentures.

No modification of the foregoing criteria will be effective against any holder of the debentures without its consent. If the scheduled maturity date would otherwise be a date that is not a business day, it will be postponed until the immediately succeeding business day.

Our obligation to repay the debentures on the scheduled maturity date is limited. We are required to repay the debentures on the scheduled maturity date only to the extent that we have raised sufficient net proceeds from the issuance of qualifying capital securities, as described under “Replacement Capital Covenant” below, within a 180-day period ending on a notice date not more than 30 and not less than 10 business days prior to the scheduled maturity date. If we have not raised sufficient proceeds to permit repayment of all principal and accrued and unpaid interest on the debentures on the scheduled maturity date, the unpaid amount will remain outstanding. Moreover, we may only pay deferred interest on the debentures out of the net proceeds from the sale of APM qualifying securities, subject to the exceptions set forth under “—Alternative Payment Mechanism.” We will be required to repay the unpaid principal amount of the debentures on each subsequent interest payment date to the extent of the net proceeds we receive from any subsequent issuance of qualifying capital securities or upon the earliest to occur of the redemption of the debentures, an event of default that results in acceleration of the debentures or June 1, 2067, which is the “final repayment date” for debentures, unless it is extended at our option to June 1, 2077 upon the satisfaction of certain criteria. Our right to redeem, repay or purchase debentures or capital securities prior to June 1, 2047 (or June 1, 2057 if we extend the scheduled maturity date or the final repayment date) is subject to our covenant described under “Replacement Capital Covenant” for so long as that covenant is in effect.

We will agree in the indenture to use our commercially reasonable efforts (except as described below) to raise sufficient net proceeds from the issuance of qualifying capital securities in a 180-day period ending on a notice date not more than 30 and not less than 10 business days prior to the scheduled maturity date to permit repayment of the debentures in full on this date in accordance with the replacement capital covenant. We will further agree in the indenture that if we are unable for any reason to raise sufficient proceeds to permit payment in full on the scheduled maturity date, we will use our commercially reasonable efforts (except as described below) to raise sufficient proceeds to permit repayment on the next interest payment date, and on each interest payment date thereafter until the debentures are paid in full. Except under those circumstances described below regarding a market disruption event, our failure to use our commercially reasonable efforts to raise these proceeds would be a breach of covenant under the indenture. However, in no event will such failure be an event of default thereunder.

Although under the replacement capital covenant, the principal amount of debentures that we may repay, redeem or repurchase at any time may be based on the net cash proceeds from certain issuances during the applicable measurement period of common stock, rights to acquire common stock, debt exchangeable for equity and mandatorily convertible preferred stock in addition to qualifying capital securities, we have no obligation under the indenture to use commercially reasonable efforts to issue any securities other than qualifying capital securities or to use the proceeds of the issuance of any other securities to repay the debentures on the scheduled maturity date or at any time thereafter.

We may amend or supplement the replacement capital covenant from time to time by a written instrument signed by us with the consent of the holders of a majority in principal amount of the then-effective series of covered debt, provided that the replacement capital covenant may be amended or supplemented from time to time by a written instrument signed only by us (and without the consent of the holders of the then-effective series of covered debt) if (i) such amendment or supplement eliminates common stock, debt exchangeable for common stock, rights to acquire common stock, and/or mandatorily convertible preferred stock as a replacement capital security, if after the date of the replacement capital covenant, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that failure to eliminate common stock, debt exchangeable for common stock, rights to acquire common stock and/or mandatorily convertible preferred stock as a replacement capital security would result in a reduction in our earnings per share as calculated in accordance with generally accepted accounting principles in the United States, (ii) such amendment or supplement is not adverse to the holders of the then-effective series of covered debt and an officer of ours has delivered to the holders of the then-effective series of covered debt in the manner provided for in the indenture, fiscal agency agreement or other instrument with respect to such covered debt a written certificate stating that, in his or her determination, such amendment or supplement is not adverse to the holders of the then-effective series of covered debt, or (iii) the effect of such amendment or supplement is solely to impose additional restrictions on, or eliminate certain of, the types of securities qualifying as replacement capital securities (other than the securities covered by clause (i) above), and an officer of ours has delivered to the holders of the then-effective series of covered debt in the manner provided for in the indenture, fiscal agency agreement or other instrument with respect to such covered debt a written certificate to that effect.

In addition, under the current risk-based capital adequacy guidelines of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, under current guidelines, rules and regulations, Federal Reserve approval is not required for the redemption of the capital securities on or after the scheduled maturity date in connection with the repayment of the debentures as described above since, in this case, the redemption would not be an early redemption but would be pursuant to our contractual obligation to repay the debentures.

“Commercially reasonable efforts” to sell our qualifying capital securities means commercially reasonable efforts to complete the offer and sale of our qualifying capital securities to third parties that are not subsidiaries of ours in public offerings or private placements. We will not be considered to have made commercially reasonable efforts to effect a sale of qualifying capital securities if we determine to not pursue or complete such sale due to pricing, coupon, dividend rate or dilution considerations.

We will be excused from our obligation under the indenture to use commercially reasonable efforts to sell qualifying capital securities to permit repayment of the debentures under the terms of the replacement capital covenant if we provide written certification to the indenture trustee (which certification will be forwarded to each holder of record of capital securities) no more than 30 and no less than 10 business days in advance of the required repayment date certifying that:

•       a market disruption event was existing during the 180-day period preceding the date of the certificate or, in the case of any required repayment date after June 15, 2037, the 90-day period preceding the date of the certificate, or, in the case of any required repayment date after June 15, 2047, the 30-day period preceding the date of the certificate; and

•       either (a) the market disruption event continued for the entire 180-day period, 90-day period or 30-day period, as the case may be, or (b) the market disruption event continued for only part of the period, but we were unable after commercially reasonable efforts to raise sufficient net proceeds during the rest of that period to permit repayment of the debentures in full.

Net proceeds that we are permitted to apply to repayment of a series of debentures on and after the scheduled maturity date will be applied, first, to pay deferred interest to the extent of eligible proceeds under the alternative payment mechanism, second, to pay current interest that we are not paying from other sources and, third, to repay the principal of such debentures; provided that if we are obligated to sell qualifying capital securities and apply the net proceeds to payments of principal of or interest on any outstanding securities in addition to the debentures (including, in the case of the fixed rate debentures, the floating rate debentures, and in the case of the floating rate debentures, the fixed rate debentures), then on any date and for any period the amount of net proceeds received by us from those sales and available for such payments shall be applied to the debentures and those other securities having the same scheduled maturity date as the debentures pro rata in accordance with their respective outstanding principal amounts and none of such net proceeds shall be applied to any other securities having a later scheduled maturity date until the principal of and all accrued and unpaid interest on the debentures has been paid in full. If we raise less than $5 million of net proceeds from the sale of qualifying capital securities during the relevant 180-day, 90-day or 30-day period, as the case may be, we will not be required to repay any debentures on the scheduled maturity date or the next interest payment date, as applicable, but we will use those net proceeds to repay the debentures on the next interest payment date as of which we have raised at least $5 million of net proceeds.

Final Repayment Date

Any principal amount of the debentures, together with accrued and unpaid interest, will be due and payable on the final repayment date for the debentures, regardless of the amount of qualifying capital securities we have issued and sold by that time. The final repayment date is initially June 1, 2067, but on June 15, 2017 we may elect to extend the final repayment date with respect to one or both series of debentures for an additional 10-year period, and as a result the final repayment date may be extended to June 1, 2077, if all the following criteria are satisfied:

•       on June 15, 2017 the debentures are rated investment grade by Moody’s or S&P or, if Moody’s and S&P (or their respective successors) are no longer in existence, the equivalent rating by a nationally recognized statistical rating organization within the meaning of Section 15c3-1(c)(2)(vi)(F) under the Securities Exchange Act of 1934, as amended;

•       during the three years prior to June 15, 2017:

•        no event of default has occurred or is occurring in respect of any payment obligation on, or financial covenant in, any of our then outstanding debt for money borrowed having an aggregate principal amount of $100 million or greater; and

•        we did not have any outstanding deferred payments under any of our then outstanding preferred stock or debt for money borrowed; and

•       on June 15, 2017 we delivered a written certification to the indenture trustee dated as of this date stating that (i) we believe that the likelihood that we will elect to defer interest on the debentures is remote, (ii) we expect to make all required payments on the debentures in accordance with their terms, and (iii) we expect to be able to satisfy our obligations under the replacement capital covenant relating to the debentures.

From and after June 15, 2017, if the final repayment date is extended, the final repayment date will be the final repayment date as so extended.

Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership

The indenture provides that a holder of debentures, by that holder’s acceptance of the debentures, agrees that in certain events of our bankruptcy, insolvency or receivership prior to the redemption or repayment of its debentures, that holder of debentures will have no claim for, and thus no right to receive, optionally deferred and unpaid interest, including compounded interest thereon, that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds two years of accumulated and unpaid interest, including compounded interest thereon, on such holder’s debentures. Any claim for deferred and unpaid interest in the event of our bankruptcy, insolvency or receivership will be subject to applicable law.

Distribution of Debentures

As described above, either series of debentures may be distributed in exchange for the related capital securities upon dissolution and liquidation of the applicable trust, after satisfaction of such trust’s liabilities to its creditors. See “Summary of Terms of the Capital Securities—Optional Liquidation of Trusts and Distribution of Debentures to Holders” above.

If debentures are distributed to the holders of capital securities, we anticipate that the depositary arrangements for such debentures will be substantially identical to those in effect for the capital securities. See “Book-Entry Only Issuance—The Depository Trust Company” above and “Description of the Junior Subordinated Debentures—Denominations, Registration and Transfer” in the accompanying prospectus.

Redemption

General

Any redemption of fixed rate debentures or floating rate debentures will be subject to the restrictions described under “Replacement Capital Covenant” below. Moreover, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, under current guidelines, rules and regulations, Federal Reserve approval is not required for the redemption of the capital securities on or after the scheduled maturity date in connection with the repayment of the debentures since, in this case, the redemption would not be an early redemption but would be pursuant to our contractual obligation to repay the debentures, subject to the limitations described under “—Repayment of Principal,” on the scheduled maturity date.

For purposes of the redemption provisions described below, a “tax event” means, with respect to the fixed rate debentures or the floating rate debentures, as the case may be, that we have requested and received an opinion of counsel experienced in such matters to the effect that, as a result of any:

•       amendment to or change (including any announced prospective change) in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or becomes effective after the date hereof;

•       proposed change in those laws or regulations that is announced after the date hereof;

•       official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the date hereof; or

•       threatened challenge asserted in connection with an audit of us, the applicable trust or our subsidiaries, or threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the applicable debentures;

there is more than an insubstantial risk that:

•       the applicable trust is, or will be, subject to U.S. federal income tax with respect to income received or accrued on such debentures;

•       interest payable by us on such debentures is not, or will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes; or

•       the applicable trust is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

For purposes of the redemption provisions described below, a “rating agency event” means, with respect to the fixed rate debentures or the floating rate debentures, as the case may be, a change in the methodology employed by any nationally recognized statistical rating organization within the meaning of Rule 15c3-1 under the Securities Exchange Act of 1934, as amended, that currently publishes a rating for us or any of our subsidiaries (a “rating agency”) in assigning equity credit to securities such as such debentures, as such methodology is in effect on the date of this prospectus supplement (the “current criteria”), which change results in a lower equity credit being assigned by such rating agency to such debentures as of the date of such change than the equity credit that would have been assigned to such debentures as of the date of such change by such rating agency pursuant to its current criteria.

For purposes of the redemption provisions described below, a “capital treatment event” means, with respect to the fixed rate debentures or the floating rate debentures, as the case may be, the reasonable determination by us that, as a result of any:

•       amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the date hereof;

•       proposed change in those laws or regulations that is announced after the date hereof; or

•       official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the date hereof;

there is more than an insubstantial risk of impairment of our ability to treat the related capital securities (or any substantial portion thereof) as Tier 1 capital, or its equivalent, for purposes of the capital adequacy guidelines of the Federal Reserve.

For purposes of the redemption provisions described below, an “investment company event” means with respect to the fixed rate debentures or the floating rate debentures, as the case may be, the receipt by us and the applicable trust of an opinion of counsel experienced in matters relating to investment companies to the effect that, as a result of any:

•       change in law or regulation; or

•       change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority;

there is more than an insubstantial risk that the applicable trust is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, as amended, which change becomes effective on or after the date hereof.

Fixed Rate Debentures

The fixed rate debentures:

•       are repayable on the scheduled maturity date or thereafter as described under “—Repayment of Principal” above;

•       are redeemable in whole or in part at our option at any time and from time to time;

•       are redeemable, in whole but not in part, after the occurrence of a tax event, a rating agency event, a capital treatment event or an investment company event, as described above; and

•       are not subject to any sinking fund or similar provisions.

The redemption price for the fixed rate debentures will be 100% of the principal amount of fixed rate debentures to be redeemed, plus accrued and unpaid interest through the date of redemption, in the case of any redemption:

•       in whole or in part on June 15, 2017 or June 15, 2027 (or if this day is not a business day, on the next business day);

•       in whole or in part at any time on or after June 15, 2037, including on or after the scheduled maturity date;

•       in whole but not in part at any time after June 15, 2017 and within 90 days of the occurrence of a tax event; or

•       in whole but not in part at any time within 90 days of the occurrence of a capital treatment event or investment company event.

In the case of all other redemptions of the fixed rate debentures, the redemption price will be the “make-whole redemption price,” which will be equal to the greater of (i) 100% of the principal amount of the fixed rate debentures being redeemed, and (ii) an amount calculated as follows:

•       in the case of a redemption prior to June 15, 2017, the sum of the present values of (i) the principal amount of the debentures and (ii) each interest payment thereon that would have been payable from the date of redemption to and including June 15, 2017 (not including any portion of such payments of interest accrued as of the date of redemption), discounted, in the case of principal and interest due on that date, from June 15, 2017 and in the case of any other interest payment from the applicable interest payment date to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the treasury rate plus the applicable spread; and

•       in the case of a redemption after June 15, 2017 and prior to, but not including June 15, 2037, the sum of the present values of (i) the principal amount of the debentures and (ii) each interest payment thereon that would have been payable from the date of redemption to and including the next ten-year date (not including any portion of such payments of interest accrued as of the date of redemption and assuming that the three-month LIBOR applicable to each subsequent interest period is equal to the three-month LIBOR applicable to the immediately preceding interest period), discounted, in the case of principal and interest due on that date, from the next ten-year date and in the case of any other interest payment from the applicable interest payment date to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the three-month LIBOR applicable to the immediately preceding interest period;

plus in each case accrued and unpaid interest to the date of redemption. For these purposes:

•       “applicable spread” means (i)      % in the case of a redemption of all outstanding fixed rate debentures within 90 days of the occurrence of a tax event or rating agency event and (ii)      % in the case of any other redemption;

•       “ten-year date” means June 15, 2027 or June 15, 2037;

•       “treasury rate” means the semi-annual equivalent yield to maturity of the “treasury security” that corresponds to the “treasury price” (calculated in accordance with standard market practice and computed as of the second trading day preceding the redemption date);

•       “treasury security” means the U.S. Treasury security that the “treasury dealer” determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the fixed rate debentures being redeemed in a tender offer based on a spread to U.S. Treasury yields;

•       “treasury price” means the bid-side price for the treasury security as of the third trading day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York on that trading day and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities,” except that: (i) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (ii) if the treasury dealer determines that the price information is not reasonably reflective of the actual bid-side price of the treasury security prevailing at 3:30 p.m., New York City time, on that trading day, then treasury price will instead mean the bid-side price for the treasury security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the treasury dealer through such alternative means as are commercially reasonable under the circumstances; and

•       “treasury dealer” means Credit Suisse (or its successor) or, if Credit Suisse (or its successor) refuses to act as treasury dealer for this purpose or ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by us for these purposes.

We will notify the applicable trust of the make-whole redemption price promptly after the calculation thereof and the trustee will have no responsibility for calculating the make-whole redemption price.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the debentures or portions thereof called for redemption.

We may not redeem a series of the debentures in part if the principal amount of such series has been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest, including deferred interest, has been paid in full on all outstanding debentures of such series for all interest periods terminating on or before the redemption date.

In the event of any redemption, neither we nor the indenture trustee will be required to:

•       issue, register the transfer of, or exchange, debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of debentures and ending at the close of business on the day of mailing of notice of redemption; or

•       transfer or exchange any debentures so selected for redemption, except, in the case of any debentures being redeemed in part, any portion thereof not to be redeemed.

Floating Rate Debentures

The floating rate debentures:

•       are repayable on the scheduled maturity date or thereafter as described under “—Repayment of Principal” above;

•       are redeemable, in whole or in part, at any time on or after June 15, 2012 at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest through the date of redemption;

•       are redeemable, in whole but not in part, at any time prior to June 15, 2012 within 90 days of the occurrence of a tax event, a rating agency event, a capital treatment event or an investment company event, in each case at a redemption price equal to 100% their principal amount plus accrued and unpaid interest through the date of redemption; and

•       are not subject to any sinking fund or similar provisions.

Except as set forth above, the floating rate debentures are not redeemable prior to June 15, 2012.

Events of Default

The following events are “events of default” with respect to each series of the debentures:

•       default in the payment of interest, including compounded interest, in full on such debentures for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period with respect thereto; or

•       certain events of bankruptcy, insolvency and reorganization involving us.

If an event of default arising from a default in the payment of interest of the type described above has occurred and is continuing, the indenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the applicable series of debentures will have the right to declare the principal of and accrued and unpaid interest (including compounded interest) on those securities to be due and payable immediately. If the indenture trustee or the holders of at least 25% of the aggregate outstanding principal amount of the applicable series of debentures fail to make that declaration, then the holders of at least 25% in total liquidation amount of the related capital securities then outstanding will have the right to do so. If an event of default arising from certain events of bankruptcy, insolvency and reorganization of the type described above has occurred, the principal of and accrued and unpaid interest (including compounded interest) on the applicable series of debentures will automatically, and without any declaration or other action on the part of the indenture trustee or any holder, become immediately due and payable, subject to the limitation described under “—Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership.”  Under the terms of the indenture we are not permitted to add any additional event of default to the definition of events of default without the permission of a majority of the aggregate outstanding amount of debentures. In addition, any outstanding principal of and accrued and unpaid interest (including compounded interest) on the debentures will be due and payable on the final repayment date regardless of the amount of qualifying capital securities we have issued and sold by that time.

REPLACEMENT CAPITAL COVENANT

The following is a brief description of the terms of the replacement capital covenant and certain definitions. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the replacement capital covenant, copies of which are available upon request from us.

At or around the time of issuance of the capital securities, we will enter into a replacement capital covenant pursuant to which we will agree for the benefit of persons that buy, hold or sell a specified series of our unsecured long-term indebtedness ranking senior to the debentures (or in certain limited cases long-term indebtedness of our principal bank, which is currently State Street Bank), who are intended third party beneficiaries, that we will not repay, redeem or purchase, nor will any of our subsidiaries purchase, any of the debentures or the capital securities or any other securities that rank pari passu with such securities or by their terms require such repayments, redemptions or repurchases to be made pro rata to the holders thereof and the holders of any of the securities prior to June 1, 2047 (or June 1, 2057 if we extend the scheduled maturity date or the final repayment date), unless:

•       in the case of a redemption or purchase prior to the scheduled repayment date, we have obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s capital guidelines applicable to bank holding companies; and

•       the aggregate principal amount repaid, or the applicable redemption or repurchase price, does not exceed the sum of the following amounts:

•        the applicable percentage of the aggregate amount of (i) net cash proceeds received by us or our subsidiaries from the sale of common stock and rights to acquire common stock (including common stock or rights to acquire common stock issued pursuant to our dividend reinvestment plan or employee benefit plans), (ii) the market value of any of our common stock that we or our subsidiaries have delivered as consideration for property or assets in an arm’s-length transaction and (iii) the market value of common stock that we or our subsidiaries have issued in connection with the conversion or exchange of any convertible or exchangeable securities, other than securities for which we or any of our subsidiaries has received equity credit from any rating agency, in each case within the applicable measurement period (without double counting proceeds received in any prior measurement period); plus

•        100% of the aggregate amount of net cash proceeds received by us and our subsidiaries within the applicable measurement period (without double counting proceeds received in any prior measurement period) from the sale of debt exchangeable for common equity, debt exchangeable for preferred equity, mandatorily convertible preferred stock or REIT preferred securities; plus

•        100% of the aggregate amount of net cash proceeds received by us or our subsidiaries within the applicable measurement period (without double counting proceeds received in any prior measurement period) from the sale of qualifying capital securities;

in each case to persons other than us and our subsidiaries; provided that the foregoing restrictions shall not apply to (i) the purchase of the debentures or capital securities or any portion thereof in connection with the distribution thereof or (ii) purchases of the debentures or capital securities or any portion thereof by our subsidiaries in connection with market-making or other secondary-market activities; and provided, further, that the foregoing restrictions shall not apply to any distribution of debentures to holders of capital securities upon a dissolution of either trust. We refer collectively to common stock, rights to acquire common stock, “debt exchangeable for common equity,” “debt exchangeable for preferred equity,” “mandatorily convertible preferred stock,” “REIT preferred securities’’ and “qualifying capital securities” as “replacement capital securities.” For purposes of the replacement capital covenant, the term “repay”

includes the defeasance by us of debentures as well as the satisfaction and discharge of our obligations under the indenture with respect to the debentures.

The replacement capital covenant will terminate if an event of default resulting in acceleration of the debentures occurs.

The following terms, as used in this description of the replacement capital covenant, have the meanings indicated:

“Applicable percentage” means:

(1)          133.33% with respect to any repayment, redemption or purchase prior to June 1, 2017 (or June 1, 2027 if we extend the final repayment date to June 1, 2077);

(2)          200% with respect to any repayment, redemption or purchase on or after June 1, 2017 and prior to June 1, 2037 (or on or after June 1, 2027 and prior to June 1, 2047 if we extend the final repayment date to June 1, 2077); and

(3)          400% with respect to any repayment, redemption or purchase on or after June 1, 2037 (or June 1, 2047 if we extend the final repayment date to June 1, 2077).

“Common stock” means our common stock (including common stock issued pursuant to our dividend reinvestment plan and employee benefit plans).

“Debt exchangeable for common equity” means a security or combination of securities (together in this definition, “such securities”) that: (a) gives the holder a beneficial interest in (i) a fractional interest in a stock purchase contract for a share of common stock that will be settled in three years or less, with the number of shares of common stock purchasable pursuant to such stock purchase contract to be within a range established at the time of issuance of such subordinated debt securities, subject to customary anti-dilution adjustments; and (ii) our subordinated debt securities that are non-callable prior to the settlement date of the stock purchase contract; (b) provides that the holders directly or indirectly grant us a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors’ direct or indirect obligation to purchase common stock pursuant to such stock purchase contracts; (c) includes a remarketing feature pursuant to which the subordinated debt securities are remarketed to new investors commencing not later than the last distribution date that is at least one month prior to the settlement date of the stock purchase contract; and (d) provides for the proceeds raised in the remarketing to be used to purchase common stock under the stock purchase contracts and, if there has not been a successful remarketing by the settlement date of the stock purchase contract, provides that the stock purchase contracts will be settled by us exercising our remedies as a secured party with respect to the subordinated debt securities or other collateral directly or indirectly pledged by holders in the “debt exchangeable for common equity.”

“Debt exchangeable for preferred equity” means a security or combination of securities (together in this definition, “such securities”) that: (a) gives the holder a beneficial interest in (i) our subordinated debt securities that include a provision requiring us to issue (or use commercially reasonable efforts to issue) one or more types of APM qualifying securities raising proceeds at least equal to the deferred distributions on such subordinated debt securities commencing not later than two years after we first defer distributions on such securities and that are our most junior subordinated debt (or rank pari passu with our most junior subordinated debt) and (ii) an interest in a stock purchase contract that obligates the holder to acquire a beneficial interest in our qualifying preferred stock; (b) provides that the holders directly or indirectly grant to us a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors’ direct or indirect obligation to purchase qualifying preferred stock pursuant to such stock purchase contracts; (c) includes a remarketing feature pursuant to which our subordinated debt is remarketed to new investors commencing not later than the first distribution date that is at least five years after the date of issuance of such securities or earlier in the event of an early settlement event based on (i) our capital ratios, (ii) our capital ratios as anticipated by the Federal Reserve or (iii) the dissolution of the issuer of such “debt exchangeable for preferred equity;” (d) provides for the proceeds raised in the remarketing to be used to purchase qualifying preferred stock under the stock purchase contracts and, if there has not been a successful remarketing by the first distribution date that is six years after the date of issuance of such securities, provides that we will settle the stock purchase contracts by exercising our rights as a secured creditor with respect to our subordinated debt securities or other collateral directly or indirectly pledged by investors in the “debt exchangeable for preferred equity;” (e) includes a “qualifying replacement capital covenant” that will apply to such securities and to any qualifying preferred stock issued pursuant to the stock purchase contracts, provided that such “qualifying replacement capital covenant” will not include debt exchangeable for common equity or debt exchangeable for preferred equity as “replacement capital securities;” and (f) after the issuance of such qualifying preferred stock, provides the holder with a beneficial interest in such qualifying preferred stock.

“Mandatorily convertible preferred stock” means cumulative preferred stock with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that the preferred stock convert into our common stock within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock, subject to customary anti-dilution adjustments.

“Measurement date” means (a) with respect to any repayment, redemption or purchase of debentures or capital securities on or prior to June 15, 2037, the date that is 180 days prior to delivery of notice of such repayment or redemption or the date of such purchase; and (b) with respect to any repayment, redemption or purchase of debentures or capital securities after June 15, 2037, (i) the date that is 90 days prior to the date of such repayment, redemption or purchase, except that, if during the 90-day (or any shorter) period preceding the date that is 90 days prior to the date of such repayment, redemption or purchase, we and our subsidiaries issued replacement capital securities to persons other than us or our subsidiaries but no repayment, redemption or purchase was made pursuant to the terms of the replacement capital covenant in connection therewith, the date upon which such 90-day (or shorter) period prior to the date of such repayment, redemption or purchase began and (c) with respect to any repayment, redemption or purchase of the securities after June 15, 2047, the date that is 30 days prior to the date of such repayment, redemption or purchase, except that, if during the 150-day (or any shorter) period preceding the date that is 30 days prior to the date of such repayment, redemption or purchase, we and our subsidiaries issued replacement capital securities to persons other than us or our subsidiaries but no repayment, redemption or purchase was made pursuant to the terms of the replacement capital covenant in connection therewith, the date upon which such 150-day (or shorter) period prior to the date of such repayment, redemption or purchase began.

“Measurement period” means, with respect to any date on which notice of repayment or redemption is delivered with respect to debentures or capital securities or on which we repurchase, or any subsidiary purchases, any debenture or capital security, the period beginning on the measurement date with respect to such notice or purchase date and ending on such notice or purchase date, as the case may be. Measurement periods cannot run concurrently.

“Qualifying capital securities” means securities or combinations of securities (other than common stock, rights to acquire common stock, mandatorily convertible preferred stock, debt exchangeable for common equity, REIT preferred securities or debt exchangeable for preferred equity) that, in the determination of our board of directors reasonably construing the definitions and other terms of the replacement capital covenant described herein, meet one of the following criteria:

(1)         in connection with any repayment, redemption or purchase of debentures or capital securities prior to June 1, 2017, (or June 1, 2027 if we extend the final repayment date to June 1, 2077),

•        securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the debentures upon our liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 60 years; and (c) either

(i)             (x) have a “no payment provision” or are “non-cumulative” and (y) are subject to a “qualifying replacement capital covenant” or

(ii)         have an “optional deferral provision” and a “mandatory trigger provision” and are subject to “intent-based replacement disclosure”;

•        securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the debentures upon our liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 40 years, and are subject to a “qualifying replacement capital covenant,” and (c) have an “optional deferral provision” and a “mandatory trigger provision”; or

•        “qualifying preferred stock”; or

(2)         in connection with any repayment, redemption or purchase of debentures or capital securities at any time on or after June 1, 2017 but prior to June 1, 2037, (or anytime on or after June 1, 2027 but prior to June 1, 2047 if we extend the final repayment date to June 1, 2077),

•        securities described under clause (1) in this definition;

•        securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the debentures upon our liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 60 years, and (c) either

(i)             are subject to a “qualifying replacement capital covenant” and have an “optional deferral provision”, or

(ii)         (x) are subject to “intent-based replacement disclosure” and (y) have a “no payment provision” or are “non-cumulative”;

•        securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the debentures upon our liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 40 years, and (c) either

(i)             (x) have a “no payment provision” or are “non-cumulative” and (y) are subject to a “qualifying replacement capital covenant”, or

(ii)         have an “optional deferral provision” and a “mandatory trigger provision” and are subject to “intent-based replacement disclosure”;

•        securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the debentures upon our liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 25 years and are subject to a “qualifying replacement capital covenant,” and (c) have an “optional deferral provision” and a “mandatory trigger provision”; or

•        securities issued by us or our subsidiaries that (a) rank (x) senior to the debentures and securities that are pari passu with the debentures but (y) junior to all other debt securities of ours (other than (i) debentures and securities that are pari passu with the debentures and (ii) securities that rank pari passu with such qualifying capital securities) upon our liquidation, dissolution or winding up, and (b) either:

•       have no maturity or a maturity of at least 60 years and either (i) are (x) ”non-cumulative” or subject to a “no-payment provision” and (y) subject to a “qualifying replacement capital covenant” or (ii) have a “mandatory trigger provision” and an “optional deferral provision” and are subject to “intent-based replacement disclosure” or

•       have no maturity or a maturity of at least 40 years, are subject to a “qualifying replacement capital covenant” and have a “mandatory trigger provision” and an “optional deferral provision”;

•        preferred stock issued by us or our subsidiaries that (a) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, (b) has no maturity or a maturity of at least 60 years, and (c) is subject to a “qualifying replacement capital covenant”;

(3)         in connection with any repayment, redemption or purchase of debentures or capital securities at any time on or after June 1, 2037 (or June 1, 2047 if we extend the final repayment date to June 1, 2077),

•        securities described under clause (2) in this definition;

•        securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the debentures upon its liquidation, dissolution or winding-up, (b) either

(i)             (x) have no maturity or a maturity of at least 60 years and (y) are subject to “intent-based replacement disclosure” or

(ii)         (x) have no maturity or a maturity of at least 40 years and (y) are subject to a “qualifying replacement capital covenant,” and

(c)          have an “optional deferral provision”;

•        securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the debentures upon our liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 40 years and are subject to “intent-based replacement disclosure” and (c) are “non-cumulative” or have a “no payment provision”;

•        securities issued by us or our subsidiaries that (a) rank (x) senior to the debentures and securities that are pari passu with the debentures but (y) junior to all other debt securities of ours (other than (i) debentures and securities that are pari passu with the debentures and (ii) securities that rank pari passu with such qualifying capital securities) upon our liquidation, dissolution or winding up, and (b) either:

•       have no maturity or a maturity of at least 60 years and either (i) have an “optional deferral provision” and are subject to a “qualifying replacement capital covenant” or (ii) (x) are

“non-cumulative” or have a “no payment provision” and (y) are subject to “intent-based replacement disclosure” or

•       have no maturity or a maturity of at least 40 years and either (i) (x) are “non-cumulative” or have a “no payment provision” and (y) are subject to a “qualifying replacement capital covenant” or (ii) are subject to “intent-based replacement disclosure” and have a “mandatory trigger provision” and an “optional deferral provision”; or

•       preferred stock issued by us or subsidiaries that either (a) has no maturity or a maturity of at least 60 years and is subject to “intent-based replacement disclosure” or (b) has a maturity of at least 40 years and is subject to a “qualifying replacement capital covenant.”

The Federal Reserve has not approved as a Tier 1 capital instrument for bank holding companies securities containing a “mandatory trigger provision” that otherwise would be “qualifying capital securities” and, accordingly, these securities would not constitute “qualifying capital securities” for us unless such approval is obtained.

“REIT Preferred Securities” means non-cumulative perpetual preferred stock of a subsidiary of a Depository Institution subsidiary, which issuer subsidiary may or may not be a “real estate investment trust” (“REIT”) within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended, that is exchangeable for non-cumulative perpetual preferred stock of the corporation and satisfies the following requirements:

(a)    such non-cumulative perpetual preferred stock of a subsidiary of the Depository Institution subsidiary and the related non-cumulative perpetual preferred stock of the corporation for which it may be exchanged qualifies as Tier 1 capital of a Depository Institution subsidiary under the risk-based capital guidelines of the Appropriate Federal Banking Agency and related interpretive guidance of such Agency (for example, in the case of the Office of the Comptroller of the Currency, Corporate Decision 97-109);

(b)   such non-cumulative perpetual preferred stock of a subsidiary of the Depository Institution subsidiary must be exchangeable automatically into non-cumulative perpetual preferred stock of the corporation in the event that the Appropriate Federal Banking Agency directs such Depository Institution subsidiary in writing to make a conversion because such Depository Institution subsidiary is (i) undercapitalized under the applicable prompt corrective action regulations (which, for example, in the case of the Office of the Comptroller of the Currency and applicable to national banks, are at 12 C.F.R. 6.4(b)), (ii) placed into conservatorship or receivership, or (iii) expected to become undercapitalized in the near term;

(c)    if such subsidiary of the Depository Institution subsidiary is a REIT, the transaction documents include provisions that would enable the REIT to stop paying dividends on its non-cumulative perpetual preferred stock without causing the REIT to fail to comply with the income distribution and other requirements of the Internal Revenue Code of 1986, as amended, applicable to REITs;

(d)   such non-cumulative perpetual preferred stock of the Corporation issued upon exchange for the non-cumulative perpetual preferred stock of a subsidiary of a Depository Institution subsidiary issued as part of such transaction ranks pari passu or junior to other preferred stock of the corporation; and

(e)    such REIT Preferred Securities and non-cumulative perpetual preferred stock of the corporation for which it may be exchanged are subject to a Qualifying Replacement Capital Covenant.

For purposes of the definition of “qualifying capital securities,” the following terms shall have the meanings indicated:

“Alternative payment mechanism” means, with respect to any “qualifying capital securities,” provisions in the related transaction documents permitting us, in our sole discretion, or in response to a directive or order from the Federal Reserve, to defer or skip in whole or in part payment of distributions on such “qualifying capital securities” for one or more consecutive distribution periods up to 10 years and requiring us to issue (or use commercially reasonable efforts to issue) one or more types of “APM qualifying securities” raising eligible proceeds at least equal to the deferred distributions on such “qualifying capital securities” and apply the proceeds to pay unpaid distributions on such “qualifying capital securities,” commencing on the earlier of (x) the first distribution date after commencement of a deferral period on which we pay current distributions on such “qualifying capital securities” and (y) the fifth anniversary of the commencement of such deferral period, and that:

•       define “eligible proceeds” to mean, for purposes of such alternative payment mechanism, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale of the relevant securities, where applicable, and including the fair market value of property received by us or any of our subsidiaries as consideration for such “APM qualifying securities”) that we have received during the 180 days prior to the related distribution date from the issuance of APM qualifying securities, up to the “preferred cap” (as defined below) in the case of APM qualifying securities that are “qualifying preferred stock” or “mandatorily convertible preferred stock;”

•       permit us to pay current distributions on any distribution date out of any source of funds but (x) require us to pay deferred distributions only out of eligible proceeds and (y) prohibit us from paying deferred distributions out of any source of funds other than eligible proceeds;

•       if deferral of distributions continues for more than one year, require us not to redeem or repurchase any of our securities ranking junior to or pari passu with any APM qualifying securities the proceeds of which were used to settle deferred interest during the relevant deferral period until at least one year after all deferred distributions have been paid (a “repurchase restriction”);

•       notwithstanding the second bullet point of this definition, if the Federal Reserve disapproves our sale of APM qualifying securities or the use of the proceeds thereof to pay deferred distributions, may (if we elect to so provide in the terms of such “qualifying capital securities”) permit us to pay deferred distributions from any source or, if the Federal Reserve does not disapprove our issuance and sale of “APM qualifying securities” but disapproves the use of the proceeds thereof to pay deferred distributions, may (if we elect to so provide in the terms of such “qualifying capital securities”) permit us to use such proceeds for other purposes and to continue to defer distributions, without a breach of our obligations under the transaction documents;

•       may include a provision that, for purposes of paying deferred interest, limits our ability to sell shares of the common stock above a maximum share number;

•       limit our obligation to issue (or use commercially reasonable efforts to issue) “APM qualifying securities” that are common stock and qualifying warrants to settle deferred distributions pursuant to the “alternative payment mechanism” either (i) during the first five years of any deferral period or (ii) before an anniversary of the commencement of any deferral period that is not earlier than the fifth such anniversary and not later than the ninth such anniversary (as designated in the terms of such “qualifying capital securities”) with respect to deferred distributions attributable to the first five years of such deferral period, to:

•        to an aggregate amount of such securities, the net proceeds from the issuance of which is equal to 2% of the product of the average of the current market value of the common stock on the ten consecutive trading days ending on the fourth trading day immediately preceding the date of issuance multiplied by the total number of issued and outstanding shares of our common stock as of the date of our most recent publicly available consolidate financial statements; or

•        to a number of shares of common stock and shares of common stock issued or issuable upon the exercise of “qualifying warrants” in the aggregate, not in excess of 2% of the outstanding number of shares of our common stock (the “common cap”); and

•       limit our right to issue “APM qualifying securities” that are “qualifying preferred stock” and “mandatorily convertible preferred stock” to settle deferred distributions pursuant to the “alternative payment mechanism” to an aggregate amount of “qualifying preferred stock” and still-outstanding “mandatorily convertible preferred stock,” the net proceeds from the issuance of which with respect to all deferral periods is equal to 25% of the liquidation or principal amount of such “qualifying capital securities” (the “preferred cap”);

•       in the case of “qualifying capital securities” other than non-cumulative perpetual preferred stock, include a “bankruptcy claim limitation provision”; and

•       permit us, at our option, to provide that if we are involved in a merger, consolidation, amalgamation, binding share exchange or conveyance, transfer or lease of assets substantially as an entirety to any other person or a similar transaction (a “business combination”) where immediately after the consummation of the business combination more than 50% of the surviving or resulting entity’s voting stock is owned by the shareholders of the other party to the business combination, then the first three bullet points of this definition will not apply to any deferral period that is terminated on the next distribution date following the date of consummation of the business combination (or if later, at any time within 90 days following the date of consummation of the business combination);

provided (and it being understood) that:

•       we shall not be obligated to issue (or use commercially reasonable efforts to issue) “APM qualifying securities” for so long as a market disruption event has occurred and is continuing;

•       if, due to a market disruption event or otherwise, we are able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred distributions on any distribution date, we will apply any available eligible proceeds to pay accrued and unpaid distributions on the applicable distribution date in chronological order subject to the “common cap,” “maximum share number” and the “preferred cap,” as applicable; and

•       if we have outstanding more than one class or series of securities under which we are obligated to sell a type of “APM qualifying securities” and apply some part of the proceeds to the payment of deferred distributions, then on any date and for any period the amount of net proceeds we receive from those sales and available for payment of deferred distributions on such securities shall be applied to such securities on a pro rata basis up to the “common cap,” “maximum share number” and the “preferred cap,” as applicable, in proportion to the total amounts that are due on such securities, or on such other basis as the Federal Reserve may approve.

“APM qualifying securities” means, with respect to an “alternative payment mechanism,” any “debt exchangeable for preferred equity” or any “mandatory trigger provision,” one or more of the following (as designated in the transaction documents for any “qualifying capital securities” that include an “alternative payment mechanism” or a “mandatory trigger provision” or for any “debt exchangeable for preferred equity,” as applicable): common stock, qualifying warrants, mandatorily convertible preferred stock or qualifying preferred stock, provided (and it being understood) that (i) if the “APM qualifying securities” for any “alternative payment mechanism” or “mandatory trigger provision” or for any “debt exchangeable for preferred equity” include both common stock and qualifying warrants, such “alternative payment mechanism,” “mandatory trigger provision” or “debt exchangeable for preferred equity” may permit, but need not require, us to issue qualifying warrants and (ii) such “alternative payment mechanism,” “mandatory trigger provision” or “debt exchangeable for preferred equity” may permit, but need not require, us to issue mandatorily convertible preferred stock.

“Bankruptcy claim limitation provision” means, with respect to any “qualifying capital securities” that have an “alternative payment mechanism” or a “mandatory trigger provision,” provisions that, upon any liquidation, dissolution, winding-up or reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the issuer, limit the claim of the holders of such securities to distributions that accumulate during (i) any deferral period, in the case of securities that have an “alternative payment mechanism” or (ii) any period in which we fail to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in the case of securities having a “mandatory trigger provision,” to:

•       in the case of “qualifying capital securities” having an “alternative payment mechanism” or “mandatory trigger provision” with respect to which the “APM qualifying securities” do not include “qualifying preferred stock” or “mandatorily convertible preferred stock,” 25% of the stated or principal amount of such “qualifying capital securities” then outstanding; and

•       in the case of any other “qualifying capital securities,” an amount not in excess of the sum of (x) two years of accumulated and unpaid distributions and (y) an amount equal to the excess, if any, of the “preferred cap” over the aggregate amount of net proceeds from the sale of qualifying preferred stock and mandatorily convertible preferred stock that is still outstanding that the issuer has applied to pay such distributions pursuant to the “alternative payment mechanism” or the “mandatory trigger provision”; provided that the holders of such “qualifying capital securities” are deemed to agree that, to the extent the remaining claim exceeds the amount set forth in clause (x), the amount they receive in respect of such excess shall not exceed the amount they would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of qualifying preferred stock.

“Intent-based replacement disclosure” means, as to any “qualifying preferred stock” or “qualifying capital securities,” that the issuer has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the Securities and Exchange Commission made by the issuer under the Securities Exchange Act of 1934, as amended, prior to or contemporaneously with the issuance of such securities, that the issuer will redeem or purchase such securities only with the proceeds of replacement capital securities that have terms and provisions at the time of redemption or repurchase that are as or more equity-like than the securities then being redeemed or repurchased, raised within 180 days prior to the applicable redemption or repurchase date. Notwithstanding the use of the term “intent- based replacement disclosure” in the definition of “qualifying capital securities” and “qualifying preferred stock,” the requirement in each such definition that a particular security or the related transaction documents include “intent-based replacement disclosure” shall be disregarded and given no force or effect for so long as we are a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended.

“Mandatory trigger provision” means, as to any “qualifying capital securities,” provisions in the terms thereof or of the related transaction agreements that:

•       require us to make payment of distributions on such securities only pursuant to the issue and sale of “APM qualifying securities” within two years of a failure by us to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in an amount such that the net proceeds of such sale are at least equal to the amount of unpaid distributions on such securities (including all deferred and accumulated amounts) and require the application of the net proceeds of such sale to pay such unpaid distributions, provided that (i) if the “mandatory trigger provision” does not require the issuance and sale within one year of such failure, the amount of common stock and/or qualifying warrants, the net proceeds of which we must apply to pay such distributions pursuant to such provision may not exceed the common cap, and (ii) the amount of qualifying preferred stock and still-outstanding mandatorily convertible preferred stock the net proceeds of which we may apply to pay such distributions pursuant to such provision may not exceed the “preferred cap”;

•       prohibit us from purchasing any APM qualifying securities or any of our securities ranking junior to or pari passu with any APM qualifying securities the proceeds of which were used to settle deferred interest during the relevant deferral period until at least six months after all deferred distributions have been paid, or, if the provisions described in the preceding bullet do not require such issuance and sale of APM qualifying securities within one year of such failure, until at least one year after all deferred distributions have been paid; and

•       include a “bankruptcy claim limitation provision”;

provided (and it being understood) that:

•       we will not be obligated to issue (or use commercially reasonable efforts to issue) “APM qualifying securities” for so long as a market disruption event has occurred and is continuing;

•       if, due to a market disruption event or otherwise, we are able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred distributions on any distribution date, we will apply any available eligible proceeds to pay accrued and unpaid distributions on the applicable distribution date in chronological order subject to the “common cap” and “preferred cap,” as applicable; and

•       if we have outstanding more than one class or series of securities under which we are obligated to sell a type of “APM qualifying securities” and applies some part of the proceeds to the payment of deferred distributions, then on any date and for any period the amount of net proceeds received by us from those sales and available for payment of deferred distributions on such securities shall be applied to such securities on a pro rata basis up to the “common cap” and the “preferred cap,” as applicable, in proportion to the total amounts that are due on such securities.

No remedy other than permitted remedies will arise by the terms of such securities or related transaction agreements in favor of the holders of such “qualifying capital securities” as a result of the issuer’s failure to pay distributions because of the “mandatory trigger provision” until distributions have been deferred for one or more distribution periods that total together at least ten years.

“No payment provision” means a provision or provisions in the transaction documents for securities or combination of securities (referred to in this definition as “such securities”) that include (a) an “alternative payment mechanism” and (b) an “optional deferral provision” modified and supplemented from the general definition of that term to provide that the issuer of such securities may, in its sole discretion, or (if the issuer elects to so provide in the terms of such securities) shall in response to a directive or order from the Federal Reserve, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to five years or, if a market disruption event has occurred and is continuing, ten years, without any remedy other than “permitted remedies” and the obligations (and limitations on obligations) described in the definition of “alternative payment mechanism” applying.

“Non-cumulative” means, with respect to any “qualifying capital securities,” the issuer may elect not to make any number of periodic distributions without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more “permitted remedies.”

“Optional deferral provision” means, as to any “qualifying capital securities,” a provision in the terms thereof or of the related transaction agreements to the effect that:

(a)          (i) the issuer of such “qualifying capital securities” may, in its sole discretion, or shall in response to a directive or order from the Federal Reserve, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to five years or, if a market disruption event is continuing, 10 years, without any remedy other than permitted remedies and (ii) such securities are subject to an “alternative payment mechanism” (provided that such “alternative payment mechanism” need not apply during the first five years of any deferral period and need not include a “common cap,” “preferred cap,” “bankruptcy claim limitation provision” or “repurchase restriction”), or

(b)         the issuer of such “qualifying capital securities” may, in its sole discretion, or shall in response to a directive or order from the Federal Reserve, defer or skip in whole or in part payment of distributions on such securities for one or more consecutive distribution periods up to 10 years, without any remedy other than “permitted remedies.”

“Permitted remedies” means, with respect to any securities, one or more of the following remedies: (a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded) and (b) complete or partial prohibitions on the issuer paying distributions on or repurchasing common stock or other securities that rank pari passu with or junior as to distributions to such securities for so long as distributions on such securities, including unpaid distributions, remain unpaid.

“Qualifying replacement capital covenant” means a replacement capital covenant that is substantially similar to the replacement capital covenant described herein or a replacement capital covenant, as identified by our board of directors acting in good faith and in its reasonable discretion and reasonably construing the definitions and other terms of the replacement capital covenant described herein, (i) entered into by a company that at the time it enters into such replacement capital covenant is a reporting company under the he Securities and Exchange Act of 1934, as amended, and (ii) that restricts the related issuer from redeeming, repaying or purchasing identified securities except to the extent of the applicable percentage of the net proceeds from the issuance of specified replacement capital securities that have terms and provisions at the time of redemption, repayment or purchase that are as or more equity-like than the securities then being redeemed, repaid or purchased within the 180-day period prior to the applicable redemption, repayment or purchase date.

Our ability to raise proceeds from replacement capital securities during the applicable measurement period with respect to any repayment, redemption or purchase of debentures or capital securities will depend on, among other things, legal and regulatory requirements, market conditions at that time as well as the acceptability to prospective investors of the terms of those securities.

The initial series of covered debtholders are the holders of our floating rate junior subordinated debentures due 2028, underlying the floating rate capital securities of State Street Capital Trust I, which have CUSIP No. 857476AA3. The replacement capital covenant includes provisions requiring us to redesignate a new series of indebtedness if the covered series of indebtedness approaches maturity, becomes subject to a redemption notice or is reduced to less than $100 million in outstanding principal amount, subject to additional procedures. We expect that, at all times prior to the final repayment date, we will be subject to the replacement capital covenant and, accordingly, restricted in our ability to repay, redeem or repurchase the debentures or the capital securities.

The replacement capital covenant is made for the benefit of persons that buy, hold or sell the specified series of long-term indebtedness. It may not be enforced by the holders of the capital securities or the debentures. We may amend or supplement the replacement capital covenant from time to time with the consent of the majority in principal amount of the holders of the then-effective specified series of indebtedness benefiting from the replacement capital covenant, provided that no such consent shall be required if (i) such amendment or supplement eliminates common stock, debt exchangeable for common equity, rights to acquire common stock and/or mandatorily convertible preferred stock as replacement capital securities if, after the date of the replacement capital covenant, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that failure to eliminate common stock, debt exchangeable for common equity, rights to acquire common stock and/or mandatorily convertible preferred stock as replacement capital securities would result in a reduction in our earnings per share as calculated in accordance with generally accepted accounting principles in the United States, (ii) such amendment or supplement is not adverse to the covered debtholders, and an officer of ours has delivered to the holders of the then-effective series of covered debt a written certificate stating that, in his or her determination, such amendment or supplement is not adverse to the covered debtholders, or (iii) the effect of such amendment or supplement is solely to impose additional restrictions on, or eliminate certain of, the types of securities qualifying as replacement capital securities (other than the securities covered by clause (i) above), and an officer of ours has delivered to the holders of the then effective series of covered debt a written certificate to that effect.

We may generally amend or supplement the replacement capital covenant without the consent of the holders of the debentures. With respect to qualifying capital securities, on the other hand, we have agreed in the indenture for the debentures that we will not amend the replacement capital covenant to impose additional restrictions on the type or amount of “qualifying capital securities” that we may include for purposes of determining when repayment, redemption or purchase of the debentures or capital securities is permitted, except with the consent of holders of a majority by liquidation amount of the capital securities or, if the debentures have been distributed by the trust, a majority by principal amount of the debentures.

GUARANTEE OF CAPITAL SECURITIES

Concurrently with the issuance of the capital securities by the trusts, we will execute and deliver a capital securities guarantee for the benefit of the holders of each series of capital securities. Under the guarantees, we will irrevocably and unconditionally agree, to the extent set forth in the applicable guarantee, to pay in full to the holders of the capital securities issued by the applicable trust, the payments due from such trust to such holders (except to the extent paid by the applicable trust), as and when due, regardless of any defense, right of set-off or counterclaim that the applicable trust may have or assert. The guarantees will not apply to any payment of distributions except to the extent that the applicable trust shall have funds available for such payments. Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the applicable series of capital securities or by causing the applicable trust to pay such amounts to such holders. Each guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended. U.S. Bank National Association will act as the guarantee trustee under the guarantees. The terms of the guarantees will be those set forth in such guarantees and those made part of such guarantees by the Trust Indenture Act of 1939, as amended. A summary description of the guarantees appears in the accompanying prospectus under the caption “Description of the Capital Securities Guarantees.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

This section is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the capital securities. It applies to only to initial beneficial owners that acquire capital securities upon their original issuance at their original offering price and that hold capital securities as capital assets (generally, property held for investment) for tax purposes. This summary is based on current provisions of the Code, U.S. Treasury regulations promulgated thereunder, and published administrative and judicial interpretations, all as in effect as of the date hereof, and all of which are subject to change, possibly on a retroactive basis. This summary does not address U.S. federal estate, gift or other non-income tax consequences or the tax consequences arising under any state, local or foreign law. This summary does not address all of the U.S. federal income tax consequences that may be important to a particular beneficial owner in light of their individual circumstances, or to beneficial owners that are subject to special rules, such as:

•       dealers in securities or currencies;

•       traders in securities that elects to use a mark-to-market method of accounting for their securities holdings;

•       banks and other financial institutions;

•       insurance companies;

•       tax-exempt organizations;

•       partnerships or other entities classified as partnerships or flow-through entities for U.S. federal income tax purposes;

•       certain trusts and hybrid entities;

•       persons that own capital securities as part of a hedging, integrated or conversion transaction or as part of a straddle or other risk reduction transaction for U.S. federal income tax purposes;

•       persons subject to the alternative minimum tax; or

•       United States Holders (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

As used herein, the term “United States Holder” means any beneficial owner of a capital security that is, for U.S. federal income tax purposes:

•       a citizen or resident of the United States;

•       a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof, or the District of Columbia;

•       an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•       a trust if (1) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons (as described in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust, or (2) such trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

As used herein, the term “non-United States Holder” means a beneficial owner of a capital security that is not a United States Holder or a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes).

If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of capital securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities and tax treatment of the partnership. A beneficial owner of capital securities that is a partnership for U.S. federal income tax purposes and partners in such partnership, should consult their tax advisors with regard to the U.S. federal, state, local, foreign and other tax consequences of purchasing, owning and disposing of capital securities and debentures.

The debentures and the capital securities are novel financial instruments, and there is no clear statutory or judicial authority directly addressing their U.S. federal income tax treatment. We have not sought, and do not expect to seek, any rulings with respect to the U.S. federal income tax consequences to beneficial owners of the capital securities or the treatment of the debentures, and the opinion of our special tax counsel is not binding on the IRS. As a result, no assurance can be given that the IRS will agree with the tax characterizations and the tax consequences described below. Investors should consult their tax advisors in determining the specific tax consequences and risks to them of purchasing, owning and disposing of the capital securities and the debentures, including the application to their particular situation of the U.S. federal income tax considerations discussed below, as well as the application of other U.S. federal tax, state, local, foreign or other tax laws, and the possible effects of changes in tax laws.

Classification of the Debentures

We will treat each series of debentures as our indebtedness for U.S. federal income tax purposes under current law, and each holder, by acceptance of a capital security, covenants to treat the applicable series of debentures as indebtedness, and to treat the capital securities as evidence of ownership of an undivided interest in the debentures. In connection with the issuance of the debentures, Ropes & Gray LLP, special tax counsel to us and to each trust, will render its opinion generally to the effect that, although the matter is not free from doubt, under then current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on the facts, assumptions and analysis contained in that opinion, as well as representations we made, the debentures held by each trust will be characterized as our indebtedness for U.S. federal income tax purposes.

However, no assurance can be given that the IRS will agree with the characterization of the debentures held by each trust as our indebtedness for U.S. federal income tax purposes. Holders of capital securities should consult their tax advisors regarding the tax consequences of acquiring, owning and disposing of capital securities, if the debentures are not classified as indebtedness. The remainder of this discussion assumes that the debentures will not be recharacterized as other than our indebtedness for U.S. federal income tax purposes.

Classification of State Street Capital Trust III and State Street Capital Trust IV

In the opinion of Ropes & Gray LLP, special tax counsel to us and to each trust, under current law as of the date hereof and assuming full compliance with the terms of the trust agreements, the indenture and other relevant documents, including representations we made, each trust will be classified for U.S. federal income tax purposes as a grantor trust and will not be classified for U.S. federal income tax purposes as a partnership or an association taxable as a corporation. Accordingly, for U.S. federal income tax purposes, each holder of capital securities generally will be considered the owner of an undivided interest in the applicable debentures. Each holder will be required to include in its gross income all interest or original issue discount, which we refer to as OID, if any, paid or accrued and any gain recognized relating to its allocable share of those debentures.

However, no assurance can be given that the IRS will agree with the tax characterization of each trust as a grantor trust for U.S. federal income tax purposes. If a trust were treated other than as a grantor trust for U.S. federal income tax purposes (as a result of a change in law or otherwise), such trust could be subject to additional tax liability (such as corporate tax liability) which could under certain circumstances reduce the amount available for distributions to the holders of the applicable capital securities and any such distributions could be taxable to such holders other than as interest (including as dividends). Except where specifically indicated, the remainder of this discussion assumes that each trust will qualify to be treated as a grantor trust for U.S. federal income tax purposes.

United States Holders

This subsection describes the tax consequences to a United States Holder (as defined above). If you are a non-United States Holder, this subsection does not apply to you and you should refer to “—Non-United States Holders” below.

Interest Income and Original Issue Discount

Payments of stated interest generally will be taxable to a United States Holder as ordinary income at the time that such payments are received or accrued in accordance with the holder’s method of accounting. However, special rules apply with respect to debt instruments that are issued with OID.

Under applicable Treasury regulations relating to OID, a debt instrument will be deemed to be issued with OID if there is more than a “remote” contingency that periodic stated interest will not be timely paid. Because the exercise of our option to defer payments of stated interest on the debentures would prevent us from (i) declaring dividends, or engaging in certain other capital transactions, with respect to our capital stock, or (ii) making any payment of principal, interest or premium, if any, on, or to repay, repurchase or redeem any debt securities issued by us that rank equal with or junior to the debentures, we believe that the likelihood of our exercising our option to defer payments is “remote” within the meaning of the Treasury Regulations. Based on the foregoing, we intend to take the position that the debentures will not be deemed to be issued with OID at the time of their original issuance. Accordingly, each holder of capital securities should include in gross income that holder’s allocable share of interest on the applicable debentures in accordance with that holder’s method of tax accounting.

The IRS has not defined the meaning of the term “remote” as used in the applicable Treasury Regulations in any binding ruling or interpretation, and it is possible that the IRS could take a position contrary to the interpretation in this prospectus supplement.

Under the applicable Treasury Regulations, if the option to defer any payment of interest was determined not to be “remote,” on the date of issuance, the debentures would be treated as issued with OID at the time of issuance. Furthermore, if we were to exercise our option to defer the payment of interest on the debentures, the debentures would be treated as redeemed and reissued for OID purposes, and the sum of the remaining interest payments on the debentures would be treated as OID.

In the event that the option to defer any payment of interest was determined not to be “remote” or if we exercised that option, each holder of capital securities would be required to accrue and include OID in taxable income on an economic accrual basis before the receipt of the cash attributable to the interest (regardless of that United States Holder’s method of tax accounting), and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of capital securities would be required to include in gross income OID even though neither we nor the applicable trust make actual payments on the debentures, or on the capital securities, as the case may be, during a deferral period.

Because income on the capital securities will constitute interest or OID, corporate holders of capital securities will not be entitled to a dividends-received deduction relating to any income recognized relating to the capital securities.

Receipt of Debentures or Cash Upon Liquidation of a Trust

We may liquidate each trust at any time, in which case the debentures may be distributed to holders in exchange for the capital securities, as described under “Summary of Terms of the Capital Securities—Optional Liquidation of Trust and Distribution of debentures to Holders.” Under current law (and assuming that the treatment of that trust as a grantor trust for U.S. federal income tax purposes is respected), that distribution, for U.S. federal income tax purposes, would be treated as a non-taxable event to each applicable United States Holder, and each applicable United States Holder would have an aggregate tax basis in the applicable debentures equal to that holder’s aggregate tax basis in its capital securities. A United States Holder’s holding period in the debentures received in liquidation of that trust would include the period during which the applicable capital securities were held by that holder.

If, however, that trust were treated as an association taxable as a corporation rather than as a grantor trust (as a result of a change in law or otherwise), the distribution could constitute a taxable event to that trust and to each United States Holder of the applicable capital securities, and the United States Holder’s holding period in the debentures could begin on the date of the distribution.

Under the circumstances described in this prospectus supplement, the debentures may be redeemed by us for cash and the proceeds of that redemption distributed by each trust to holders in redemption of their capital securities. Under current law, that redemption of the debentures would, for U.S. federal income tax purposes, constitute a taxable disposition of the redeemed debentures. Accordingly, a United States Holder would recognize gain or loss as if it had sold those redeemed debentures for cash. See “—Sales of Capital Securities” and “Summary of Terms of the Capital Securities—Redemption.”

Dispositions of Capital Securities

A United States Holder that sells, exchanges, redeems or otherwise disposes (collectively, a “disposition”) of capital securities will be considered to have disposed of all or part of its ratable share of the applicable debentures. That United States Holder will generally recognize gain or loss equal to the difference between its adjusted tax basis in the capital securities and the amount realized on the disposition of those capital securities. Assuming that we do not exercise our option to defer payments of interest on the debentures and that the debentures are not deemed to be issued with OID, a United States Holder’s adjusted tax basis in the capital securities generally will be its initial purchase price. If the debentures are deemed to be issued with OID, or if we exercise our option to defer payments of stated interest on the debentures a United States Holder’s tax basis in the applicable capital securities generally will be its initial purchase price, increased by OID previously includible in that United States Holder’s gross income to the date of disposition and decreased by distributions or other payments received on the applicable capital securities since and including the date that the debentures were deemed to be issued with OID. Gain or loss on the disposition of capital securities generally will be a capital gain or loss, and generally will be long-term capital gain or loss if the capital securities have been held for more than one year, except a portion of a United States Holder’s proceeds from the disposition will be required to be treated as ordinary income for U.S. federal income tax purposes in an amount equal to the accrued but unpaid interest relating to that United States Holder’s ratable share of the debentures through the date of the sale.

If we were to exercise our option to defer payment of interest on the debentures, the capital securities may trade at a price that does not fully reflect the accrued but unpaid interest relating to the underlying debentures. In the event of that deferral, a United States Holder who disposes of its capital securities between record dates for payments of distributions will be required to include in income as ordinary income accrued but unpaid interest on the debentures to the date of disposition and to add that amount to its adjusted tax basis in its ratable share of the underlying debentures deemed disposed of. To the extent the selling price is less than the holder’s adjusted tax basis, that holder will recognize a capital loss. Capital losses generally cannot be applied to offset ordinary income for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

Generally, income on the capital securities will be subject to information reporting. In addition, United States Holders may be subject to a backup withholding tax on those payments if they do not provide their taxpayer identification numbers to the paying agent in the manner required, fail to certify that they are not subject to backup withholding tax, or otherwise fail to establish an exemption from backup withholding tax. United States Holders may also be subject to information reporting and backup withholding tax with respect to the proceeds from a disposition of the capital securities. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States Holder’s U.S. federal income tax liability (or refund) provided the required information is timely furnished to the IRS.

Non-United States Holders

This subsection describes the tax consequences to a non-United States Holder (as defined above). If you are a United States Holder, this subsection does not apply to you and you should refer to “—United States Holders” above. The rules governing U.S. federal income taxation of a beneficial owner of capital securities that is a non-United States Holder are complex and the following discussion is a summary of those rules. Non-United States Holders should consult with their own tax advisors to determine the effect of U.S. federal, state, local and foreign tax laws, as well as treaties, with regard to an investment in the capital securities.

Interest Income

Assuming that the debentures will be respected as indebtedness of State Street, and subject to the discussion concerning backup withholding tax below, under current U.S. federal income tax law, no withholding of U.S. federal income tax will apply to an interest payment on a capital security to a non-United States Holder if the interest qualifies for the “portfolio interest exemption.”  The interest will qualify for the “portfolio interest exemption” provided that:

•       that payment is not effectively connected with the non-United States Holder’s conduct of a trade or business in the United States;

•       the non-United States Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote;

•       the non-United States Holder is not a controlled foreign corporation that is related directly or constructively to us through stock ownership;

•       the non-United States Holder is not a bank which acquired the capital securities in consideration for an extension of credit made pursuant to a loan agreement enter into in the ordinary course of business; and

•       the non-United States Holder appropriately certifies its status as a non-U.S. person (as described below).

The certification requirement generally will be satisfied if the non-United States Holder provides us or our paying agent with a statement on IRS Form W-8BEN (or suitable substitute or successor form), together with all appropriate attachments, signed under penalties of perjury, identifying the non-United States Holder and stating, among other things, that the non-United States Holder is not a U.S. person. If the non-United States Holder holds its capital securities through a financial institution or other agent acting on the holder’s behalf, the non-United States Holder will be required to provide appropriate documentation to that agent, and that agent will then be required to provide appropriate documentation to us or our paying agent (either directly or through other intermediaries). For payments made to foreign partnerships and certain other pass-through entities, the certification requirement will generally apply to the partners or other interest holders rather than the partnership or other pass-through entity. We may be required to report annually to the IRS and to each non-United States Holder the amount of interest paid to, and the tax withheld, if any, with respect to each non-United States Holder. Prospective non-United States Holders should consult their tax advisors regarding alternative methods for satisfying the certification requirement.

If a non-United States Holder cannot satisfy the requirements of the portfolio interest exemption described above, interest payments on the capital securities (including payments in respect of OID, if any, on the capital securities) made to a non-United States Holder will generally be subject to a 30% U.S. federal withholding tax, unless another exemption or a reduced withholding rate applies. For example, an applicable income tax treaty may reduce or eliminate such tax, in which event a non-United States Holder claiming the benefit of such treaty must provide the withholding agent with a properly executed IRS Form W-8BEN (or suitable substitute or successor form) claiming the benefit of the applicable tax treaty. Alternatively, an exemption applies if the interest is U.S. trade or business income and the non-United States Holder provides an appropriate statement to that effect on a properly executed IRS Form W-8ECI (or suitable substitute or successor form). In the latter case, such non-United States Holder generally will be subject to U.S. federal income tax with respect to all income from the notes in the same manner as United States Holders, as described above, unless an applicable income tax treaty provides otherwise. In addition, a non-United States Holder that is a corporation may be subject to a branch profits tax with respect to any such U.S. trade or business income at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

If, contrary to the opinion of our special tax counsel, debentures held by a trust were recharacterized as equity of State Street, payments on those debentures would generally be subject to U.S. withholding tax imposed at a rate of 30% or such lower rate as might be provided for by an applicable income tax treaty.

Dispositions of Capital Securities

A non-United States Holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized on the sale, exchange, retirement or other disposition of the capital securities unless:

•       that gain is effectively connected with the non-United States Holder’s conduct of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-United States Holder within the United States);

•       the non-United States Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of the disposition and certain other conditions are met;

•       the non-United States Holder is subject to tax pursuant to the provisions of the Code applicable to certain U.S. expatriates.

If the first exception applies, the non-United States Holder generally will be subject to U.S. federal income tax with respect to such gain in the same manner as United States Holders, as described above, unless an applicable income tax treaty provides otherwise. If the second exception applies, the non-United States Holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains allocable to U.S. sources (including gains from the sale, exchange, retirement or other disposition of the notes) exceed capital losses allocable to U.S. sources. Additionally, non-United States Holders that are corporations could be subject to a branch profits tax with respect to such gain at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

Information Reporting and Backup Withholding

In general, backup withholding and information reporting will not apply to a distribution on a capital security to a non-United States Holder, or to proceeds from the disposition of a capital security by a non-United States Holder, in each case, if the holder satisfies the certification requirements described under “—Interest Income” above and neither we nor our paying agent nor an intermediary knows or has reason to know that the holder is not entitled to an exemption from backup withholding or information reporting. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against the non-United States Holder’s U.S. federal income tax liability (or a refund) provided the required information is timely furnished to the IRS. In general, if a capital security is not held through a qualified intermediary, the amount of payments made on that capital security, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS. Prospective non-United States Holders should consult their tax advisors concerning the application of information reporting and backup withholding rules.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY, IS NOT TAX ADVICE AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES AND DEBENTURES, INCLUDING THE TAX CONSEQUENCES UNDER U.S. FEDERAL NON-INCOME, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS (AND ANY PROPOSED CHANGES IN APPLICABLE LAW).

ERISA CONSIDERATIONS

The summary set forth below is based on the provisions of ERISA, and the Code, and the related regulations and administrative and judicial interpretations as of the date hereof. This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, administrative regulations, rulings or administrative pronouncements will not significantly modify the provisions summarized herein. Any such changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release.

ERISA and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to the provisions of Part 4 of Title I of ERISA, (b) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts and plans maintained for self-employed individuals, (c) any entity whose underlying assets include “plan assets” by reason of a plan’s investment in such entity (each plan and entity described in (a), (b) and this (c) being a “Plan”) and on (d) persons who have certain relationships to any such Plan, which are defined in ERISA and the Code (each such person being a “party in interest’ under ERISA and a “disqualified person” under the Code). ERISA also imposes duties on a person who is a fiduciary with respect to a Plan which is subject to ERISA and makes any such person liable for a violation of such duty, and ERISA and the Code prohibit certain transactions between a Plan and a party in interest or a disqualified person with respect to such Plan and can impose sanctions on any party in interest or disqualified person who engages in any such transactions.

Specifically, ERISA imposes certain duties on persons (including individuals and entities) who are fiduciaries of a Plan. Under ERISA, any person who exercises any discretionary authority or control over the administration of such Plan, or who renders investment advice for a fee or other compensation to such a Plan, generally is considered to be a fiduciary of the Plan. A Plan may purchase the capital securities subject to the investing fiduciary’s determination that the investment satisfies ERISA’s fiduciary standards and other requirements under ERISA, the Code or similar laws applicable to investments by the Plan. In considering an investment of Plan assets in the capital securities, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provision of ERISA, the Code or any similar law relating to a fiduciary’s duties.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to Title I of ERISA or Section 4975 of the Code from engaging in specified transactions involving Plan assets with any party in interest or disqualified person, unless an exemption is available. We (the obligor with respect to the debentures held by the trust) and our affiliates and the property trustee may be a party in interest or a disqualified person with respect to a Plan which purchases or holds the capital securities. A prohibited transaction under ERISA and the Code includes a direct or indirect sale or exchange, or leasing, of any property between the Plan and a party in interest or a disqualified person with respect to such Plan. In addition, a prohibited transaction may occur in connection with a direct or indirect loan or other extension of credit between a Plan and a party in interest or a disqualified person with respect to such Plan.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA, or Section 4975 of the Code, but these plans may be subject to other laws that contain fiduciary and prohibited transaction provisions similar to those under Similar Laws.

A purchase or holding of the capital securities by a Plan may constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless such capital securities are acquired pursuant to and in accordance with an applicable class prohibited transaction exemption, such as Prohibited Transaction Class Exemption, or PTCE, 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 95-60 (an exemption for certain transactions involving insurance company general accounts) or PTCE 96-23 (an exemption for certain transactions determined by an in-house asset manager).

In addition, Section 408(b)(17) of ERISA provides an exemption for transactions between a Plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the Plan (or by reason of a relationship to such a service provider), if, in connection with the transaction, the Plan receives no less, nor pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

Each purchaser and/or holder (including without limitation any transferee) of the capital securities will be deemed to have represented by its purchase or holding thereof that (a) it is not a Plan or a governmental, church or foreign plan subject to similar laws, or a plan asset entity and it is not purchasing or holding such securities on behalf of or with “plan assets” or any such Plan or governmental, church, or foreign plan or, (b) such purchase or holding does not constitute a prohibited transaction under ERISA or Section 4975 of the Code or other similar laws without regard to the availability of any prohibited transaction exemption or (c) such purchase or holding does not constitute a prohibited transaction under ERISA or Section 4975 of the Code or other similar laws, because a prohibited transaction exemption is available with respect to such transactions and the conditions of such exemption have been satisfied with respect to such purchase or holding.

In addition, a Plan fiduciary considering the purchase or holding of capital securities should be aware that the assets of the trust may be considered “plan assets” of the Plan under ERISA if a Plan makes an “equity” investment in the trust unless either participation in the trust by “benefit plan investors” is not significant or the capital securities meet the conditions for the “publicly offered security” exception to the Department of Labor’s plan asset regulations as set forth in 29 CFR § 2510.3-101. An “equity interest” is defined under the plan assets regulations as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in the trust. No assurance can be made that benefit-plan-investor participation in the trust will satisfy the “insignificant participation” exception to the Department of Labor’s plan asset regulations, and no monitoring or other measures will be taken regarding the satisfaction of the conditions to such exception. The “publicly offered security” exception (in relevant part) requires that the capital securities (i) be freely transferable, (ii) be a part of a class of securities that is widely held and (iii) be sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, and be registered under the Securities Exchange Act of 1934, as amended, within the time period prescribed in the Department of Labor’s plan asset regulations. The capital securities will be sold pursuant to an effective registration statement under the Securities Act of 1933, as amended, but the capital securities will not be registered under the Securities Exchange Act of 1934, as amended. Also, the capital securities are not intended to be listed on the New York Stock Exchange or any other securities exchange and prior to this offering there has been no public market for the capital securities. Accordingly, it is unlikely that the capital securities will satisfy the conditions to the “publicly offered security” exemption.

If the assets of the trust were deemed to be “plan assets,” then an investing Plan’s assets could be considered to include an undivided interest in the debentures held by the trust. Persons providing services to the trust could become parties in interest with respect to an investing plan and could be governed by the fiduciary responsibility provisions of Title I or ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to transactions involving the trust assets. In this regard, if the person or persons with discretionary responsibilities over the debentures or the guarantee were affiliated with us, any such discretionary actions taken regarding those assets could be deemed to constitute a prohibited transaction under ERISA or the Code (e.g., the use of such fiduciary authority or responsibility in circumstances under which those persons have interests that may conflict with the interests of the investing plans and affect the exercise of their best judgment as fiduciaries). In order to reduce the likelihood of any such prohibited transaction, any plan that acquires capital securities will be deemed to have (i) directed the trust to invest in the debentures, and (ii) appointed the trustees.

The sale of the capital securities shall not be deemed a representation by us that this investment meets all relevant legal requirements with respect to any Plan. Purchasers of the capital securities have the exclusive responsibility for ensuring that their purchase and holding of the securities complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA or the Code (or in the case of a governmental, church or foreign plan, any similar law). Each Plan or governmental, church or foreign plan should consult is own ERISA and tax advisors and/or counsel regarding the consequences of an investment in the capital securities or any interest therein.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated April       , 2007, the trusts have agreed to sell to the underwriters named below, for whom Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated is acting as representatives, the following respective capital securities:

Liquidation Amount of Capital Securities
Underwriters	Fixed Rate Capital Securities	Floating Rate Capital Securities
Credit Suisse Securities (USA) LLC	$
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
Muriel Siebert & Co., Inc.
The Williams Capital Group, L.P.
Total	$

The underwriting agreement provides that the underwriters are obligated to purchase all of the capital securities if any are purchased.

The underwriters propose to offer the capital securities initially at the public offering price on the cover page of this prospectus supplement. The underwriters and selling group members may allow a discount of $       per capital security on sales to other broker/dealers. After the initial public offering the underwriters may change the public offering price and concession and discount to broker/dealers.

In view of the fact that the proceeds of the sale of the capital securities will ultimately be used to purchase our junior subordinated debentures, the underwriting agreement provides that we will pay compensation directly to the underwriters. The following table summarizes the compensation and estimated expenses to be paid to the underwriters by us.

	Per Capital Security		Aggregate Liquidation Amount
	Fixed Rate Capital Securities	Floating Rate Capital Securities	Fixed Rate Capital Securities	Floating Rate Capital Securities
Underwriting Discounts and Commissions paid by State Street Corporation	$	$	$	$
Expenses payable by State Street Corporation	$	$	$	$

The capital securities are a new issue of securities with no established trading market. One or more of the underwriters intends to make a secondary market for the capital securities. However, they are not obligated to do so and may discontinue making a secondary market for the capital securities at any time without notice. No assurance can be given as to how liquid the trading market for the capital securities will be.

We and each of the trusts have agreed that we will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, any securities of the trusts that are substantially similar to the capital securities, without, in each case, the prior written consent of the representatives for a period ending the business day after the date on which the capital securities will be delivered.

We and each of the trusts have agreed to indemnify the several underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments which the underwriters may be required to make in that respect.

In connection with the offering, the underwriters may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934.

•       Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•       The underwriters may close out any short position by purchasing capital securities in the open market.

•       Syndicate covering transactions involve purchases of the capital securities in the open market after the distribution has been completed in order to cover syndicate short positions. If the underwriters hold a naked short position, that position can only be closed out by buying capital securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the capital securities in the open market after pricing that could adversely affect investors who purchase in the offering.

•       Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the capital securities originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the capital securities or preventing or retarding a decline in the market price of the capital securities. As a result the price of the capital securities may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

It is expected that delivery of the capital securities will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which is the 5th business day following the date hereof. Under Rule 15c6-1 under the Securties Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade capital securities on any date prior to the third business day before delivery will be required, by virtue of the fact that the capital securities initially will settle on the 5th business day following the day of pricing (“T+ 5”), to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each Underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Securities to the public in that Relevant Member State at any time,

(a)          to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)         to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)          to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the manager for any such offer; or

(d)         in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Shares to the public” in relation to any Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Shares to be offered so as to enable an investor to decide to purchase or subscribe the Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Notice to Investors in the United Kingdom

Each of the underwriters severally represents, warrants and agrees as follows:

(a)          it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling with Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to the company; and

(b)         it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the capital securities in, from or otherwise involving the United Kingdom.

Notice to Residents of Japan

The underwriters will not offer or sell any of the capital securities directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan;

Notice to Residents of Hong Kong

The underwriters and each of their affiliates have not (i) offered or sold, and will not offer or sell, in Hong Kong, by means of any document, the capital securities other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571) of Hong Kong and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32 of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance or (ii) issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere any advertisement, invitation or document relating to the capital securities which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance any any rules made under that Ordinance. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to Residents of Singapore

This prospectus supplement or any other offering material relating to the capital securities has not been and will not be registered as a prospectus with the Monetary Authority of Singapore, and the capital securities will be offered in Singapore pursuant to exemptions under Section 274 and Section 275 of the Securities and Futures Act, Chapter 289 of Singapore (the “ Securities and Futures Act”). Accordingly the capital securities may not be offered or sold, or be the subject of an invitation for subscription or purchase, nor may this prospectus supplement or any other offering material relating to the capital securities be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (a) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, (b) to a sophisticated investor, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act;

Notice to Residents of Germany

Each person who is in possession of this prospectus supplement is aware of the fact that no German sales prospectus (Verkaufsprospekt) within the meaning of the Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz, the”Act”)of the Federal Republic of Germany has been or will be published with respect to the capital securities. In particular, each underwriter has represented that it has not engaged and has agreed that it will not engage in a public offering in (offentliches Angebot) within the meaning of the Act with respect to any of the capital securities otherwise than in accordance with the Act and all other applicable legal and regulatory requirements;

Notice to Residents of France

The capital securities are being issued and sold outside the Republic of France and that, in connection with their initial distribution, it has not offered or sold and will not offer or sell, directly or indirectly, any of the capital securities to the public in the Republic of France, and that it has not distributed and will not distribute or cause to be distributed to the public in the Republic of France this prospectus supplement or any other offering material relating to the capital securities, and that such offers, sales and distributions have been and will be made in the Republic of France only to qualified investors (investisseurs qualifiés) in accordance with Article L.411-2 of the Monetary and Financial Code and decrét no. 98-880 dated 1st October, 1998; and

Notice to Residents of the Netherlands

The capital securities may not be offered, sold, transferred or delivered in or from the Netherlands as part of their initial distribution or at any time thereafter, directly or indirectly, other than to, individuals or legal entities situated in The Netherlands who or which trade or invest in securities in the conduct of a business or profession (which includes banks, securities intermediaries (including dealers and brokers), insurance companies, pension funds, collective investment institution, central governments, large international and supranational organizations, other institutional investors and other parties, including treasury departments of commercial enterprises, which as an ancillary activity regularly invest in securities; hereinafter, “Professional Investors”), provided that in the offer, prospectus and in any other documents or advertisements in which a forthcoming offering of the capital securities is publicly announced (whether electronically or otherwise) in The Netherlands it is stated that such offer is and will be exclusively made to such Professional Investors. Individual or legal entities who are not Professional Investors may not participate in the offering of the capital securities, and this prospectus supplement or any other offering material relating to the capital securities may not be considered an offer or the prospect of an offer to sell or exchange the capital securities.

The offering of the capital securities is being made in compliance with Conduct Rule 2810 of the NASD. Under Rule 2810, none of the named underwriters is permitted to sell capital securities in this offering to an account over which it exercises discretionary authority without the prior written approval of the customer to which the account relates.

Certain of the underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and other financing and banking services to us and our subsidiaries, for which they have in the past received, and may in the future receive, customary fees and expenses.

VALIDITY OF SECURITIES

Richards, Layton & Finger, P.A., special Delaware counsel to State Street and each trust, will opine on certain matters of Delaware law relating to the validity of the capital securities, the enforceability of the trust agreements and the formation of the trusts. The validity of the guarantee and the debentures will be passed upon for us by Ropes & Gray LLP. Certain matters relating to United States federal income tax considerations will be passed upon for us by Ropes & Gray LLP. The underwriters have been represented by Cravath, Swaine & Moore LLP, which is also representing us in another matter.

State Street Corporation

Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Stock Purchase Contracts
Stock Purchase Units
Warrants

State Street Capital Trust III
State Street Capital Trust IV

Capital Securities Fully and Unconditionally
Guaranteed by State Street Corporation

State Street Corporation may offer and sell Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Stock Purchase Contracts, Stock Purchase Units and Warrants. The Debt Securities and shares of our Preferred Stock may be convertible into or exchangeable for shares of our Common Stock or other securities.

The trusts are Delaware statutory trusts. Each trust may from time to time:

•     sell capital securities representing undivided beneficial interests in the trust to the public;

•     sell common securities representing undivided beneficial interests in the trust to State Street Corporation;

•     use the proceeds from these sales to buy an equal principal amount of junior subordinated debentures of State Street Corporation; and

•     distribute the cash payments it receives on the junior subordinated debentures it owns to the holders of the capital and common securities.

State Street Corporation will fully and unconditionally guarantee the payment by the trusts of the capital securities based on obligations discussed in this prospectus. This is called the capital securities guarantee.

The common stock of State Street Corporation is listed on the New York Stock Exchange, the Boston Stock Exchange and the Archipelago Stock Exchange under the symbol “STT.”

We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplements carefully before you invest.

You should fully consider the risk factors beginning on page 9 in this prospectus and in the accompanying prospectus supplement, if any, prior to investing in the offered securities.

A security is not a deposit and the securities are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

Our principal executive offices are located at One Lincoln Street, Boston, Massachusetts 02111 and our telephone number is (617) 786-3000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 21, 2006

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND
THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the securities in two separate documents that progressively provide more detail:

•     this prospectus, which provides general information, some of which may not apply to your securities; and

•     the accompanying prospectus supplement, which describes the terms of the securities.

If the terms of your securities vary between the prospectus supplement and this prospectus, you should rely on the information in the following order of priority:

•     the prospectus supplement; and

•     this prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents included in this prospectus and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

Neither we nor the underwriters have taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

i

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings. We may offer any of the following securities: debt securities, preferred stock, depositary shares, common stock, stock purchase contracts, stock purchase units, capital securities and related guarantees. We may also offer warrants to purchase debt securities, preferred stock, depositary shares or common stock. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” The prospectus supplement may also contain information about certain United States federal income tax considerations relating to the securities covered by the prospectus supplement.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “State Street,” “we ,” “us,” “our” or similar references mean State Street Corporation and its subsidiaries on a consolidated basis.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act of 1933 that registers, among other securities, the offer and sale of the securities offered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

In addition, we file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.

The SEC also maintains an Internet worldwide web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.statestreet.com. Our website is not a part of this prospectus.

You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition.

SEC Filings	Period
Annual Report on Form 10-K	Year Ended December 31, 2005
Current Reports on Form 8-K	Filed January 18, 2006 Filed February 7, 2006 Filed March 7, 2006
Registration Statement on Form 8-A (relating to Common Stock)	Filed on January 18, 1995 and March 7, 1995
Registration Statement on Form 8-A (relating to preferred stock purchase rights)	Filed on January 18, 1995 and March 7, 1995, and as amended on July 7, 1998

We incorporate by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date we sell all of the securities. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s Internet web site at the address described previously. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

State Street Corporation

Investor Relations

One Lincoln Street

Boston, Massachusetts 02111

(617) 664-3477

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, the information and representations contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

FORWARD-LOOKING STATEMENTS

This prospectus, including information incorporated by reference, contains statements that are considered “forward-looking statements” within the meaning of U.S. federal securities laws. In addition, we may make other written or oral communications from time to time that contain forward-looking statements. Forward-looking statements, including statements as to industry trends, future expectations of State Street and other matters that do not relate strictly to historical facts, are based on certain assumptions by management, and are often identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “may,” “will,” “trend” and “goal,” or similar statements or variations of such terms. Forward-looking statements may include statements about our confidence and strategies and our expectations about revenue and market growth, acquisitions and divestitures, new technologies, services and opportunities, and earnings. Forward-looking statements are based on information we have when those statements are made or on management’s belief as of that time with respect to future events, and are subject to various risks and uncertainties, which change over time, and could cause actual results to differ materially from those contemplated by the forward-looking statements. Such forward-looking statements speak only as of the date they are made.

RISK FACTORS

Before you invest in our securities, you should understand and carefully consider the risks below, as well as all other information contained in this prospectus and in our consolidated financial statements and related notes thereto. You also should consider the risks set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2005, which is incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded from time to time by our future filings with the SEC under the Exchange Act. Any of these risks could materially adversely affect our business, our consolidated financial condition and our consolidated results of operations and cause our future results to differ materially from our historical performance.

If market interest rates rise, our securities finance and net interest revenues can be negatively affected in the short term.

The levels of global market interest rates, the shape of the yield curve, the direction and speed of interest rate changes, and the asset and liability spreads relative to the currency and geographic mix of our interest-bearing assets and interest-bearing liabilities affect our securities finance and net interest revenue. In the short term, our net interest revenue and securities finance revenue benefit from falling interest rates and are negatively affected by rising interest rates because our interest-bearing liabilities generally reprice sooner than our interest-earning assets. The rate of adjustment to higher or lower rates will depend on the relative duration of assets and liabilities. In general, sustained lower interest rates, a flat yield curve and narrow interest-rate spreads have a constraining effect on net interest revenue and securities finance revenue growth. Market interest rates, which affect the economic value of our demand deposits, also impact the value of certain derivative financial instruments whose changes in value are reflected in trading services and processing fees and other revenue in our consolidated statement of income.

If values in worldwide securities markets decline, our revenue and earnings can be adversely affected.

As asset values in worldwide financial markets increase or decrease, our opportunities to invest and service financial assets change. Because a portion of our fees is based on the value of assets under custody and management, fluctuations in the valuation of worldwide securities markets will affect revenue. We estimate that a 10% increase or decrease in worldwide equity values would result in a corresponding change in our total revenue of approximately 2%. If fixed income security values worldwide were to increase or decrease by 10%, we would anticipate a corresponding change of approximately 1% in our total revenue. Because many of the costs of providing our services are relatively fixed, a decline in revenue could have a disproportionate effect on our earnings.

If foreign exchange rate volatility decreases, our revenue can be adversely affected.

The degree of volatility in foreign exchange rates can affect our foreign exchange trading revenue. In general, we benefit from currency volatility, and foreign exchange revenue is likely to decrease during times of decreased currency volatility. In addition, as our business grows globally, our exposure to changes in foreign currency exchange rates could impact our level of revenue, expense and net income and the value of our investments in our non-U.S. operations.

If we do not maintain our capital requirements and our status as a “well-capitalized” financial holding company, there could be an adverse effect on the manner in which we do business and on the confidence of our customers in us.

Under regulatory capital adequacy guidelines, we and our principal banking subsidiary, State Street Bank and Trust Company, or “State Street Bank,” must meet guidelines that involve quantitative measures of assets, liabilities and certain off-balance sheet items. Failure to meet minimum capital requirements could have a material effect on our financial condition and could subject us to a variety of enforcement actions, as well as certain restrictions on our business. Failure to maintain the status of “well capitalized” under the regulatory framework could affect our status as a financial holding company and eligibility for a streamlined review process for acquisition proposals, and deterioration in the confidence that our customers have in us, which can lead to a decline in the demand for our products and affect the prices that we are able to charge for our services. In addition to being well-capitalized, State Street and State Street Bank are subject to guidelines that involve qualitative judgments by regulators about the entities’ status as well-managed and the entities’ compliance with Community Reinvestment Act obligations.

If there is a decline in individual savings rates, our business can be adversely affected.

We generally benefit when individuals invest their savings in mutual funds, other collective funds and defined contribution plans. Changes in savings rates or investment styles may affect revenue. If there is a decline in the savings rates of individuals, or if there is a change in investment preferences that leads to fewer investments in mutual funds, other collective investment funds, and defined contribution plans, our revenue may be adversely affected.

While increased cross-border investing by our customers worldwide benefits our revenue, increased worldwide economic and political instability can adversely affect our business.

Our revenue may increase or decrease depending upon the extent of increases or decreases in cross-border investments made by our customers. The terrorist attacks that took place in the United States on September 11, 2001, and subsequent military action and terrorist activities, have caused economic and political uncertainties. These activities and the national and global efforts to combat terrorism, and other military activities and outbreaks of hostilities have affected and may further adversely affect economic growth. Such events could result in decreased cross-border investment activities and may have other adverse effects on many companies, including ours, in ways that are not predictable.

If there is a decline in the pace at which customers outsource their middle office or investment management operations, our business can be adversely affected.

In recent years, investment manager and hedge fund manager operations outsourcing have been areas of rapid growth in our business. If the demand for these types of services declines, we could see a slowing in the growth rate of our revenue.

If we do not perform effectively under our outsourcing contracts, we may not generate the operating margins that we expect, or we may lose customers before we earn back our investment in the contracts.

We enter into long-term contracts to provide middle office or investment manager and hedge fund manager operations outsourcing services to customers. Services that we provide include trade order management, trade support and fail management, reconciliations, cash reporting and management, custodian communications for settlements, accounting systems, collateral management and information technology development. These contracts often extend eight to ten years and require considerable up-front investments by us, including technology and conversion costs. Performance risk exists in each contract, since these contracts are dependent upon the successful conversion and implementation of the activities onto our own operating platforms. Our operating margins, and as a result our profitability, are largely a function of our ability to accurately calculate pricing for our services, our ability to control our costs and our ability to maintain the relationship with the customer for an adequate period of time to recover the up-front investment. The long-term nature of these contracts creates a risk that our pricing for the products and services we provide might not be adequate to generate expected operating margins.

If we do not successfully integrate businesses that we acquire, or successfully complete divestitures, we may not realize the expected benefits of the transaction.

Acquisitions of complementary businesses and technologies, development of strategic alliances and divestitures of portions of our business are an active part of our overall business strategy. We have completed several acquisitions, alliances and divestitures in recent years. However, there can be no assurance that services, technologies, key personnel or businesses of acquired companies will be effectively assimilated into our business or service offerings, that alliances will be successful, or that related expectations concerning future revenue growth or cost savings will be achieved. In addition, we may not be able to successfully manage the conversion of divested businesses to the buyer on satisfactory terms, if at all, and divestitures may result in a reduction of total revenue and net income.

If we are subject to changes in tax legislation, the interpretation of existing tax laws worldwide or changes in accounting principles, we may be required to report a material charge to our results of operations.

In the normal course of business, we are subject to challenges from U.S. and non-U.S. tax authorities regarding the amount of taxes due. These challenges may result in adjustments to the timing or amount of taxable income or deductions or the allocation of income among tax jurisdictions. In recent years, the U.S. Internal Revenue Service, or “IRS,” has proposed to disallow tax deductions related to cross-border leasing transactions, which could have an adverse impact on our results of operations. Additionally, the Financial Accounting Standards Board has been considering making changes to the accounting guidance related to uncertain tax positions and leveraged leases. While such changes may not have an economic impact on our business, these changes could affect the attainment of our current financial goals.

If the pace of pension reform slows, or if pension reform does not occur, our revenue and earnings can be adversely affected.

We expect our business to benefit from worldwide pension reform that creates additional pools of assets that use custody and related services, and investment management services. The pace of pension reform and resulting programs, including public and private pension schemes, may affect the pace of our revenue growth.

If we do not maintain compliance with governmental regulation, we can be subject to fines, penalties or restrictions of business in the jurisdiction where the violation occurred, which can adversely impact our business.

Our businesses are subject to stringent regulation and examination by U.S. federal and state governmental and regulatory agencies and self-regulatory organizations (including securities exchanges), and by non-U.S. governmental and regulatory agencies and self-regulatory organizations. In addition, our customers have a broad array of complex and specialized servicing, confidentiality and fiduciary requirements. We have established policies, procedures and systems designed to comply with these regulatory and operational risk requirements. However, as a global financial services institution, we face complexity and costs in our worldwide compliance efforts. We also face the potential for loss resulting from inadequate or failed internal processes, employee supervisory or monitoring mechanisms, or other systems or controls, and from external events, which could have a material impact on our future results of operations. Also, adverse publicity and damage to our reputation arising from the failure or perceived failure to comply with legal, regulatory or contractual requirements could affect our ability to attract and retain customers or maintain access to capital markets, or could result in enforcement actions, fines, penalties and lawsuits.

If, for regulatory reasons, we are limited in our ability to invest additional capital in subsidiaries outside the United States, we may not be able to stay competitive in those markets, and our business could suffer.

Federal laws and related regulations limit the amount that banks, including State Street Bank, may invest in non-U.S. subsidiaries. This limitation could affect the pace of future international expansion by State Street Bank through this type of subsidiary.

Investigations into the financial services industry can adversely affect our business.

We are broadly involved with the global securities industry including, in particular, the mutual fund industry. Financial reporting irregularities involving large and well-known companies, and governmental and regulatory investigations of securities and mutual fund industry practices and behavior, may have adverse effects on us in ways that are not predictable. Governmental and regulatory agencies have sought information from us in connection with investigations relating to that industry that has resulted in additional expenses and staffing resources in providing responses.

If the business continuity and disaster recovery plans that we have in place are not adequate to continue our operations in the event of a disaster, the business disruption can adversely impact our operations.

External events, including terrorist or military actions, or an outbreak of disease, such as Asian Influenza, or “bird flu,” and resulting political and social turmoil could cause unforeseen damage to our physical facilities, or could cause delays or disruptions to operational functions, including information processing and financial market settlement functions. Additionally, our customers, vendors and counterparties could suffer from such events. Should these events affect us, or the customers, vendors or counterparties with which we conduct business, our results of operations could be adversely affected.

If we are not able to anticipate and keep pace with rapid changes in technology, or do not respond to rapid technological changes in our industry, or if growth in the use of technology in business is not as rapid as in the past, our business can be adversely affected.

Technological change often creates opportunities for product differentiation and reduced costs, as well as the possibility of increased expenses. Developments in the securities processing industry, including shortened settlement cycles and straight-through-processing, will result in changes to existing procedures. Alternative delivery systems have emerged, including the widespread use of the Internet. Our financial performance depends, in part, on our ability to develop and market new and innovative services, and to adopt or develop new technologies that differentiate our products or provide cost efficiencies. The risks inherent in this process include rapid technological change in the industry, our ability to access technical and other information from customers, and the significant and ongoing investments required to bring new services to market in a timely fashion at competitive prices. A further risk is the introduction by competitors of services that could replace or provide lower-cost alternatives to our services.

If we are unsuccessful in protecting our proprietary rights, or if we are found to have violated the proprietary rights of others, we can experience a decline in revenue or an increase in expenses.

We use trademark, trade secret, copyright, patent and other proprietary rights procedures to protect our technology. Despite these efforts, we cannot be certain that the steps taken by us to prevent unauthorized use of proprietary rights are sufficient to prevent misappropriation of technology, particularly outside the United States where laws or law enforcement practices may not protect proprietary rights as fully as in the U.S. In addition, no assurance can be given that the courts will adequately enforce contractual agreements that we have entered into to protect our proprietary technology. If any of our proprietary information were misappropriated by, or otherwise disclosed to, our competitors, our competitive position could be adversely affected. In the event a third party asserts a claim of infringement of its proprietary rights, obtained through patents or otherwise, against us, we may be required to spend significant resources to defend against such claims, develop a non-infringing program or process, or obtain a license to the infringed process.

If our access to the capital markets is limited, our capital resources and liquidity could be adversely affected.

We depend on access to global capital markets to provide us with sufficient capital resources and liquidity to meet our commitments and business needs and accommodate the transaction and cash management needs of our customers. Any occurrence that may limit our access to the capital markets, such as a decline in the confidence of debt purchasers, depositors or counterparties participating in the capital markets in general or with us in particular, or a downgrade of our debt rating, may adversely affect our capital costs and our ability to raise capital and, in turn, our liquidity.

If there is a significant economic downturn in either a country or a region, or the failure of a significant individual counterparty, our credit and counterparty risk profile could be adversely affected and result in loss.

Our focus on large institutional investors and their businesses requires that we assume credit and counterparty risk, both on- and off-balance sheet, in a variety of forms. We provide, on a limited basis, traditional loan products to customers, based upon credit quality and other factors. We also provide customers with off-balance sheet liquidity and credit enhancement facilities in the form of letters of credit, lines of credit and liquidity asset purchase agreements, subject to credit analysis and an approval and review process. We invest in financial instruments, including investment securities and derivative instruments, which are also subject to risk management processes.

The credit quality of our on- and off-balance sheet exposures may be affected by many factors, such as economic and business conditions or deterioration in the financial condition of an individual counterparty or group of counterparties. In the event of poor economic conditions in a particular country or region, or the failure of a significant counterparty or group of counterparties, there is a greater likelihood that more of our customers or counterparties could become delinquent on their loans or other obligations to us, or that the special purpose entities we administer could experience deterioration in asset performance. This could result in higher levels of credit-related losses, which could adversely affect our earnings.

STATE STREET CORPORATION

We are a bank holding company organized under the laws of the Commonwealth of Massachusetts and a leading provider of services to institutional investors and investment managers worldwide. We were organized in 1970 and conduct our business principally through our subsidiary, State Street Bank which traces its beginnings to the founding of Union Bank in 1792. The charter under which State Street Bank now operates was authorized by a special act of the Massachusetts Legislature in 1891, and its present name was adopted in 1960. We are also a financial holding company. Our executive offices are located at One Lincoln Street, Boston, Massachusetts 02111 and our telephone number is (617) 786-3000.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

Our consolidated ratios of earnings to fixed charges were as follows for the five most recent fiscal years:

	Year Ended December 31,
	2005	2004	2003	2002	2001
Ratio of earnings to fixed charges	1.70x	2.24x	2.41x	2.48x	1.50x

Under SEC regulations and for the purposes of calculating these ratios, earnings consist primarily of income from continuing operations before income taxes and fixed charges. Fixed charges consist of interest on indebtedness, amortization of debt issuance costs and the interest component of rental expense.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement or term sheet relating to a specific issue of securities. Our general corporate purposes may include extending credit to, or funding investments in, our subsidiaries. The precise amounts and the timing of our use of the net proceeds will depend upon our subsidiaries’ funding requirements and the availability of other funds. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our growth, through acquisitions or otherwise, or to fund our subsidiaries. We and State Street Bank regularly investigate possible acquisitions.

DESCRIPTION OF DEBT SECURITIES

The senior debt securities will be issued under an indenture dated as of August 2, 1993 (the senior indenture) between us and U.S. Bank National Association, as successor senior trustee. The subordinated debt securities (other than the junior subordinated debentures) will be issued under an indenture dated as of June 15, 2000 (the subordinated indenture) between us and J.P. Morgan Chase & Co., as subordinated trustee and as successor in interest to Bank One Trust Company, N.A. A copy of each indenture is included as an exhibit to the registration statement that contains this prospectus.

The following summaries of all material terms of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures, including the definitions of terms. The following summaries describe the general terms and provisions of the debt securities to be offered by any prospectus supplement. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in the prospectus supplement relating to such offered securities.

The senior debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of State Street. The subordinated debt securities will be unsecured and will be subordinated to all existing and future senior indebtedness and other financial obligations of State Street as described under “Subordinated Debt Securities-Subordination” beginning on page 21. Because we are a holding company, our rights and the rights of our creditors, including the holders of the debt securities we are offering under this prospectus, to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. In addition, dividends, loans and advances from certain of our banking subsidiaries to us and our non-banking subsidiaries are restricted by federal and state statutes and regulations.

General

We may issue the debt securities from time to time, without limitation as to aggregate principal amount and in one or more series. We expect from time to time to incur additional indebtedness that may be senior to the debt securities. Neither the indentures nor the debt securities will limit or otherwise restrict the amount of other indebtedness which may be incurred or other securities which may be issued by us or our subsidiaries, including indebtedness which may rank senior to the debt securities. The debt securities will not be secured.

We may issue debt securities upon the satisfaction of conditions contained in the indentures. The applicable prospectus supplement will include the terms of that issue of debt securities, including:

•     the title and series designation;

•     the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial public offering price of the debt securities which may be issued under the applicable indenture;

•     any fixed or variable interest rate or rates per annum;

•     the date from which any interest shall accrue;

•     any interest payment dates;

•     whether the debt securities are senior or subordinated;

•     the stated maturity date;

•     whether the debt securities are to be issued in global form;

•     any sinking fund requirements;

•     any provisions for redemption, the redemption price and any remarketing arrangements;

•     the minimum denominations;

•     whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•     the place or places where payments or deliveries on the debt securities shall be made and the debt securities may be presented for registration of transfer or exchange;

•     whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

•     if other than the principal amount, the portion of the principal amount of the debt securities payable upon acceleration of the maturity of the debt securities;

•     any index used to determine the amount of payment of principal of, and any premium and interest on, the debt securities;

•     the person to whom any interest on the debt securities of the series shall be payable if other than the registered holder thereof;

•     the manner in which the amount that shall be deemed to be the principal amount of the debt securities on or prior to the maturity date shall be determined;

•     any additional or different events of default that apply to any debt securities of the series and any change in the right of the trustee or the required holders of those debt securities to declare the principal thereof due and payable;

•     the terms, if any, pursuant to which debt securities may be converted into or exchanged for shares of our capital stock or other of our securities;

•     any additional or different covenants that apply to any debt securities of the series; and

•     any other terms of the debt securities that are not inconsistent with the provisions of the applicable indenture.

Please see the accompanying prospectus supplement or the term sheet you have received or will receive for the terms of the specific debt securities we are offering. We may deliver this prospectus before or concurrently with the delivery of a term sheet. We may issue debt securities under the indentures upon the exercise of warrants to purchase debt securities. Please see “Description of Warrants.” Nothing in the indentures or in the terms of the debt securities will prohibit the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

Prospective purchasers of debt securities should be aware that special federal income tax, accounting and other considerations may be applicable to instruments such as the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations, if they apply.

Debt securities may be issued as original issue discount securities which bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. In the event that the maturity of any original issue discount security is accelerated, the amount payable to the holder of the original issue discount security upon acceleration will be determined in accordance with the applicable prospectus supplement, the terms of such security and the relevant indenture, but will be an amount less than the amount payable at the maturity of the principal of such original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

The indentures provide that without the consent of any holders, we and the trustee may enter into one or more supplemental indentures for certain purposes, including:

•     to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indentures; and

•     to add any additional events of default, in the case of the senior indenture, and events of default or defaults, in the case of the subordinated indenture.

In the event any sinking fund is established for the retirement of debt securities of any series, we may satisfy all or any part of the sinking fund payments with debt securities of such series under certain circumstances and to the extent provided for by the terms of such debt securities.

Unless otherwise indicated in the applicable prospectus supplement, the covenants contained in the indentures and the debt securities will not protect holders in the event of a sudden decline in our creditworthiness that might result from a recapitalization, restructuring or other highly leveraged transaction.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, we will issue each series of debt securities in registered form only, without coupons and in denominations of $1,000 or integral multiples thereof. Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the office or agency of State Street maintained for such purpose.

No service charge will be made for any transfer or exchange of the debt securities but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

Unless otherwise indicated in the applicable prospectus supplement, we will pay principal of and any premium and interest on the debt securities at the office or agency of State Street maintained for such purpose. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.

Events of Default

The following are “events of default” under the senior indenture and “defaults” under the subordinated indenture with respect to any series of debt securities:

•     default in the payment of any principal or premium when due;

•     default in the payment of any interest when due, which continues for 30 days;

•     default in the deposit of any sinking fund payment when due;

•     default in the performance of any other obligation contained in the senior indenture for the benefit of debt securities of that series, which continues for 60 days after written notice;

•     acceleration of other indebtedness of at least $20,000,000 of us or of State Street Bank, which is not annulled within 30 days after written notice;

•     specified events in bankruptcy, insolvency or reorganization; and

•     any other default or event of default provided with respect to debt securities of that series.

If an event of default under the senior indenture occurs and is continuing for any series of debt securities, the senior trustee or the holders of at least 25% in aggregate principal amount or issue price of the outstanding securities of that series may declare the principal amount of all the securities of that series, or any lesser amount provided for in the debt securities of that series, to be due and payable or deliverable immediately. At any time after the senior trustee or the holders have accelerated any series of debt securities, but before the senior trustee has obtained a judgment or decree for payment of money due or delivery of the maturity consideration, the holders of a majority in aggregate principal amount or issue price of outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration.

Under the subordinated indenture, an “event of default” is limited to certain events involving the bankruptcy, insolvency or reorganization of State Street. The subordinated debt securities will automatically be accelerated upon the occurrence of an “event of default” resulting from bankruptcy, insolvency or reorganization. In the case of a default in the payment of interest or principal, or premium, if any, State Street will be required, upon the demand of the trustee, to pay to it, for the benefit of the holders of the subordinated debt securities, the whole amount then due and payable on such subordinated debt securities for principal, including any sinking fund payment or analogous obligations, and premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal, and premium, if any, and on any overdue interest, at the rate or rates prescribed in such subordinated debt securities. In the case of any default with respect to the subordinated debt securities, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the subordinated debt securities by such appropriate judicial proceedings as the trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any such covenant or in aid of the exercise of any power granted in the subordinated indenture, or to enforce any other proper remedy.

The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may waive an event of default with respect to that series, except a default:

•     in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

•     in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

The holders of a majority in principal amount or issue price of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power conferred on the trustee with respect to debt securities of that series, provided that any such direction is not in conflict with any rule of law or the indenture. Subject to the provisions of the indenture relating to the duties of the trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

A holder of any debt security of any series will have the right to institute a proceeding with respect to the indenture or for any remedy thereunder, if:

•     that holder previously gives to the trustee written notice of a continuing event of default with respect to debt securities of that series;

•     the holders of not less than 25% in aggregate principal amount or issue price of the outstanding debt securities of that series also shall have offered the trustee reasonable indemnity and made written request to the trustee to institute such proceeding as trustee;

•     the trustee shall not have received from the holders of a majority in principal amount or issue price of the outstanding debt securities of that series a direction inconsistent with such request; and

•     the trustee shall have failed to institute such proceeding within 60 days.

However, any holder of a debt security has the absolute right to institute suit for any defaulted payment after the due dates for payment under that debt security.

We are required to furnish to the trustees annually a statement as to the performance of our obligations under the indentures and as to any default in such performance.

Modification and Waiver

Each indenture may be modified and amended by us and the applicable trustee with the consent of holders of at least 66 2/3% in principal amount or issue price of each series of debt securities affected. However, without the consent of each holder of any debt security affected, we may not amend or modify any indenture to:

•     change the stated maturity date of the principal or any installment of principal or interest on, any debt security;

•     reduce the principal amount or the rate of interest on, or any premium payable upon the redemption of, any debt security;

•     reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;

•     change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•     impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security;

•     in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

•     reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

•     reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to waive any past default.

From time to time we and the applicable trustee may, without the consent of the holders of the debt securities, waive or supplement each indenture for specified purposes, including, among other things:

•     evidencing the succession of another person to State Street;

•     adding to the covenants of State Street for the benefit of the holders of all or any series of debt securities;

•     adding any additional events of default for the benefit of the holders of all or any series of debt securities;

•     adding to, changing or eliminating any of the provisions of the indentures, provided that any such addition, change or elimination shall not apply to any outstanding debt securities nor modify the rights of any holder of any such outstanding debt securities, or shall become effective only when there is no debt security outstanding of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of such provision;

•     curing ambiguities, defects or inconsistencies without materially and adversely affecting the holders of the debt securities; and

•     evidencing and providing for the acceptance of appointment under the indentures by a successor trustee with respect to the debt securities of one or more series and adding to or changing any of the provisions of the indentures as shall be necessary to provide for or facilitate the administration of the trusts under the indentures by more than one trustee.

The holders of at least a majority in principal amount of the outstanding debt securities of any series may, with respect to that series, waive past defaults under the applicable indenture, except as described under “Events of Default” beginning on page 17.

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any corporation, provided that:

•     the resulting corporation, if other than us, is a corporation organized and existing under the laws of the United States or any U.S. state and assumes all of our obligations on the debt securities under the indentures;

•     we are not, or any successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the indentures; and

•     certain other conditions are met.

Regarding the Trustees

U.S. Bank National Association is the trustee under the senior indenture. J.P. Morgan Chase & Co., as successor in interest to Bank One Trust Company, N.A., is the trustee under the subordinated indenture. We and certain of our subsidiaries, including State Street Bank, maintain banking relations with the trustees in the ordinary course of business.

International Offering

If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Such debt securities may be issued in bearer form and will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.

Debt securities issued outside the United States may be subject to certain selling restrictions which will be described in the applicable prospectus supplement. These debt securities may be listed on one or more foreign stock exchanges as described in the applicable prospectus supplement. Special United States tax and other considerations, if any, applicable to an offering outside the United States will be described in the applicable prospectus supplement.

Limitation Upon Disposition of Voting Stock or Assets of State Street Bank

The senior indenture prohibits us and State Street Bank, so long as any of the senior debt securities are outstanding, from selling or otherwise disposing of, or granting a security interest in or permitting the issuance of, any voting stock or any security convertible or exercisable into voting stock of State Street Bank or any of our subsidiaries that owns voting stock or any security convertible or exercisable into voting stock of State Street Bank.

This restriction does not apply to dispositions made by us or any subsidiary:

•     if such disposition or issuance is for fair market value as determined by our board of directors; and

•     if after giving effect to such disposition or issuance and any potential dilution, we and our wholly-owned subsidiaries will own directly not less than 80% of the voting stock of such principal constituent bank or any subsidiary which owns a principal constituent bank.

The subordinated indenture does not contain a similar restriction on our ability to engage in or permit such transactions to occur.

Defeasance

We may terminate or “defease” our obligations under the indentures of any series of debt securities, provided that certain conditions are met, including:

•     we shall have deposited irrevocably with the trustee as trust funds in trust, in each case, in an amount, in U.S. dollars or U.S. government obligations, which through the payment of interest, principal or premium, if any, in respect thereof in accordance with their terms, will provide an amount sufficient to pay the entire amount of the debt securities;

•     an opinion of independent counsel shall have been delivered to the trustee to the effect that the holders of the debt securities of such series will have no federal income tax consequences as a result of such deposit and termination;

•     no event of default under the senior indenture or default under the subordinated indenture may exist or be caused by the defeasance; and

•     the defeasance shall not cause an event of default under any of our other agreements or instruments.

Subordinated Debt Securities

The subordinated debt securities will be our direct, unsecured obligations. Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will rank equally with all of our outstanding subordinated indebtedness that is not specifically stated to be junior to the subordinated debt securities.

Subordination

The subordinated debt securities will be subordinated in right of payment to all senior indebtedness (as defined below). In certain events of insolvency, payments on the subordinated debt securities will also be effectively subordinated in right of payment to all “other financial obligations,” (as defined below). In certain circumstances relating to our liquidation, dissolution, winding up, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities. If, after all payments have been made to the holders of senior indebtedness, (A) there are amounts available for payment on the subordinated debt securities and (B) any person entitled to payment according to the terms of our other financial obligations has not received full payment, then amounts available for payments on the subordinated debt securities will first be used to pay in full such other financial obligations before any payment may be made on the subordinated debt securities.

In the event of the acceleration of the maturity of any debt securities, all senior indebtedness and other financial obligations will have to be repaid before any payment can be made on the subordinated debt securities.

In addition, no payment may be made on the subordinated debt securities in the event:

•     there is a default in any payment or delivery with respect to any senior indebtedness; or

•     there is an event of default with respect to any senior indebtedness which permits the holders of such senior indebtedness to accelerate the maturity of the senior indebtedness.

By reason of this subordination in favor of the holders of senior indebtedness, in the event of an insolvency, our creditors who are not holders of senior indebtedness or the subordinated debt securities may recover proportionately less than holders of senior indebtedness and may recover proportionately more than holders of the subordinated debt securities. By reason of the obligation of the holders of subordinated debt securities to pay over any amount remaining after payment of senior indebtedness to persons in respect of our other financial obligations, in the event of insolvency, holders of our existing subordinated indebtedness may recover more, ratably, than the holders of subordinated debt securities.

Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, senior indebtedness is defined in the subordinated indenture as the principal of, premium, if any, and interest on:

•     all of our “indebtedness” (as defined below), except (A) subordinated debt securities issued under the subordinated indenture, (B) such indebtedness that is expressly stated to be junior in right of payment to the subordinated debt securities and (C) indebtedness that is expressly stated to rank equal with the subordinated debt securities; and

•     any deferrals, renewals or extensions of any senior indebtedness.

The term indebtedness means indebtedness, whether secured or unsecured, for which we or any corporation that succeeds to our business as permitted under the subordinated indenture, is liable directly or indirectly by guarantee, letter of credit, obligation to purchase or otherwise:

•     for borrowed money; or

•     incurred in connection with the acquisition by us of assets other than in the ordinary course of business.

Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities offered thereby, other financial obligations means:

•     our obligations under direct credit substitutes;

•     our obligations, or any obligation directly or indirectly guaranteed by us, for purchased money or funds;

•     any of our deferred obligations, or any such obligations directly or indirectly guaranteed by us, incurred in connection with the acquisition by us of assets; and

•     all of our obligations to make payment pursuant to the terms of financial instruments, such as: (A) securities contracts and foreign currency exchange contracts; (B) derivative instruments, such as swap agreements, including interest rate and foreign exchange rate swap agreements, cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts; and (C) similar financial instruments, other than obligations on account of senior indebtedness and obligations on account of indebtedness for money borrowed ranking equal with or subordinate to the subordinated debt securities, including our existing subordinated indebtedness.

As of December 31, 2005, we had approximately $1,985,000,000 in subordinated debt outstanding and approximately $674,000,000 of senior indebtedness and other financial obligations outstanding.

The subordinated indenture does not limit or prohibit the incurrence by us or any of our subsidiaries, including State Street Bank, of additional senior indebtedness or other financial obligations, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent date.

The subordinated debt securities shall rank equal in right of payment with each other and with our existing subordinated indebtedness, subject to the obligations of the holders of subordinated debt securities to pay over amounts remaining after payment of senior indebtedness to persons in respect of other financial obligations.

The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Restrictive Covenants

The subordinated indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the subordinated indenture.

Governing Law

Both indentures are, and the senior debt securities and subordinated debt securities will be, governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE TRUSTS

Each of the trusts is a statutory trust formed under Delaware law pursuant to a trust agreement, signed by State Street, as depositor of each trust, and the property trustee, the Delaware trustee and the administrative trustees (each as defined below), and the filing of a certificate of trust with the Delaware Secretary of State. The trust agreement of each trust will be amended and restated in its entirety (each as so amended and restated, a trust agreement) prior to the issuance of capital securities by the trust, substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended.

Each trust exists for the exclusive purposes of:

•                  issuing the capital securities and common securities representing undivided beneficial interests in the assets of the trust;

•                  investing the gross proceeds of the capital securities and the common securities (together, the trust securities) in junior subordinated debentures; and

•                  engaging in only those activities necessary or incidental thereto.

All of the common securities will be directly or indirectly owned by us. The common securities of each trust will rank equally, and payments will be made pro rata with the capital securities of that trust, except that upon an event of default under the trust agreement, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the capital securities. We will acquire common securities of each trust in an aggregate liquidation amount equal to at least three percent of the total capital of each trust.

Each trust’s business and affairs will be conducted by its trustees, each appointed by State Street as holder of the common securities. The trustees of each trust will be J.P Morgan Chase and Co. (as successor in interest to Bank One Trust Company, N.A.), as the property trustee, Chase Bank USA, National Association, as the Delaware trustee and two individual trustees, the administrative trustees, who are employees or officers of or affiliated with State Street. J.P. Morgan Chase & Co., as property trustee, will act as sole trustee under each trust agreement for purposes of compliance with the Trust Indenture Act. J.P. Morgan Chase & Co. will also act as trustee under the guarantees and the junior subordinated indenture. See “Description of the Capital Securities Guarantees” and “Description of the Junior Subordinated Debentures.”

The holder of the common securities of each trust, or the holders of a majority in liquidation amount of the trust’s capital securities if an event of default under the trust agreement has occurred and is continuing, will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for such trust. The right to vote to appoint, remove or replace the administrative trustees is vested exclusively in the holders of the common securities, and in no event will the holders of capital securities have such right.

Unless otherwise specified in the applicable prospectus supplement, each trust has a term of approximately 55 years, but may be terminated earlier as provided in the applicable trust agreement.

State Street will pay all fees and expenses related to the trusts and the offering of trust securities.

The principal executive office of each trust is c/o State Street Bank and Trust Company, N.A., Two World Financial Center, 225 Liberty Street, New York, New York 10281, telephone number (917) 790-4000.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

We may issue junior subordinated debentures from time to time in one or more series under a junior subordinated indenture, dated as of December 15, 1996, as supplemented from time to time between us and J.P. Morgan Chase & Co. (as successor in interest to Bank One Trust Company, N.A.), as trustee, who we refer to as the debenture trustee. The junior subordinated indenture is qualified under the Trust Indenture Act, and terms of the junior subordinated debentures will include those stated in the junior subordinated indenture and those made part of the junior subordinated indenture by reference to the Trust Indenture Act.

Set forth below is a description of the general terms of the junior subordinated debentures in which the trusts will invest the proceeds from the issuance and sale of the trust securities. The particular terms of the junior subordinated debentures will be described in the prospectus supplement relating to the particular capital securities being offered. The following description is not intended to be complete and is qualified by the junior subordinated indenture, which is filed as an exhibit to the registration statement which contains this prospectus, and the Trust Indenture Act.

General

We will issue the junior subordinated debentures as unsecured debt. The junior subordinated debentures will be fully subordinated as set forth in the junior subordinated indenture. See “Subordination” below. Each series of junior subordinated debentures will rank equally with all other series of junior subordinated indentures. The junior subordinated indenture does not limit the aggregate principal amount of junior subordinated debentures which may be issued and provides that the junior subordinated debentures may be issued from time to time in one or more series. Because we are a holding company, our rights and the rights of our creditors, including the holders of the junior subordinated debentures, to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. Except as otherwise provided in the applicable prospectus supplement, the junior subordinated indenture does not limit the incurrence or issuance by us of other secured or unsecured debt.

The prospectus supplement relating to the particular junior subordinated debentures being offered will describe the terms of those securities, which may include:

•     the title of the junior subordinated debentures;

•     any limit upon the aggregate principal amount of junior subordinated debentures;

•     the date or dates on which the principal of the junior subordinated debentures is payable or the method of determination thereof;

•     any fixed or variable interest rate or rates per annum;

•     any interest payment dates;

•     any provisions relating to the deferral of payment of any interest;

•     the place where the principal of and premium, if any, and interest on the junior subordinated debentures will be payable and where the junior subordinated debentures may be presented for registration of transfer or exchange;

•     any provisions for redemption, the redemption price and any remarketing arrangements;

•     the minimum denominations;

•     whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•     if other than the principal amount, the portion of the principal amount of the debt securities payable upon acceleration of the maturity of the debt securities;

•     any index used to determine the amount of payment of principal of, and any premium and interest on, the debt securities;

•     any additional or different events of default that apply to any debt securities of the series and any change in the right of the trustee or the required holders of those debt securities to declare the principal thereof due and payable;

•     any additional or different covenants that apply to any debt securities of the series;

•     any additions or changes to the junior subordinated indenture with respect to such junior subordinated debentures necessary to permit the issuance of the junior subordinated debentures in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•     the terms and conditions relating to the issuance of a temporary global security representing all of the junior subordinated debentures and the exchange of such temporary global security for definitive junior subordinated debentures;

•     whether the junior subordinated debentures will be issued in whole or in part in the form of one or more global securities and the depositary for any such global securities;

•     the appointment of any paying agent or agents;

•     the terms and conditions of any obligation or right of State Street or a holder to convert or exchange the junior subordinated debentures into capital securities; and

•     any other terms of the debt securities that are not inconsistent with the provisions of the applicable indenture.

Junior subordinated debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Material United States federal income tax consequences and special considerations applicable to any such junior subordinated debentures will be described in the applicable prospectus supplement.

If a prospectus supplement specifies that the junior subordinated debentures will be denominated in a currency or currency unit other than U.S. dollars, the prospectus supplement shall also specify the denomination in which the junior subordinated debentures will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on the junior subordinated debentures will be payable, which may be U.S. dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due.

If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of junior subordinated debentures, special U.S. federal income tax, accounting and other considerations will be described in the applicable prospectus supplement.

Additional Interest

If, at any time a trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then we will be required to pay additional interest on the junior subordinated debentures. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by the trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that the trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust will be in the same position it would have been in if it did not have to pay such taxes, duties, assessments or other charges.

Denominations, Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, we will issue the junior subordinated debentures in registered form only, without coupons. Junior subordinated debentures of any series will be exchangeable for other junior subordinated debentures of the same issue and series, of any authorized denominations, of a like principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

Junior subordinated debentures may be presented for exchange as provided above, and may be presented for registration of transfer at the office of the appropriate securities registrar or at the office of any transfer agent designated by us for such purposes. No service charge will be made for any transfer or exchange of the junior subordinated debentures. However, we or the debenture trustee may require a holder to pay an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. We will appoint the debenture trustee as securities registrar under the junior subordinated indenture. If the applicable prospectus supplement refers to any transfer agents, in addition to the securities registrar, initially designated by us with respect to any series of junior subordinated debentures, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that we maintain a transfer agent in each place of payment of such series. We may at any time designate additional transfer agents with respect to any series of junior subordinated debentures.

In the event of any redemption, neither we nor the debenture trustee will be required to:

•     issue, register the transfer of, or exchange, junior subordinated debentures of any series during a period beginning at the opening of business 15 days before the day of selection for redemption and ending at the close of business on the day of mailing of notice of redemption; or

•     transfer or exchange any junior subordinated debentures so selected for redemption, except, in the case of any junior subordinated debentures being redeemed in part, any portion thereof not to be redeemed.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, we will pay principal and any premium and interest on junior subordinated debentures (other than those in global form) at the office of the debenture trustee in the city of New York or at the office of any paying agent that we may designate from time to time.

However, at our option, we may pay any interest by check mailed to the holders of registered junior subordinated debentures at their registered addresses or by transfer to an account maintained by a holder of registered junior subordinated debentures, as specified in the securities register. Unless otherwise indicated in the applicable prospectus supplement, payment of any interest on junior subordinated debentures will be made to the person in whose name the junior subordinated debentures are registered on the applicable record date, except in the case of defaulted interest. We may, at any time, designate additional paying agents or rescind the designation of any paying agent, provided that we at all times maintain a paying agent in each place of payment for each series of junior subordinated debentures.

Any amounts deposited with the debenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of any premium, if any, or interest on any junior subordinated debentures and remaining unclaimed for two years after such amounts have become due and payable shall, at our request, be repaid to us, and the holder of the junior subordinated debenture will be able to look only to us for payment, as a general unsecured creditor.

Option to Defer Interest Payments

If provided in the applicable prospectus supplement, we will have the right from time to time during the term of any series of junior subordinated debentures to defer payment of interest for up to such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement. Such deferral, however, may not extend beyond the stated maturity of such series of junior subordinated debentures. Certain U.S. federal income tax consequences and special considerations applicable to any such junior subordinated debentures will be described in the applicable prospectus supplement.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, the junior subordinated debentures will not be subject to any sinking fund.

Unless otherwise indicated in the applicable prospectus supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve, if required, redeem the junior subordinated debentures of any series in whole at any time or in part from time to time. If the junior subordinated debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify such date or describe such conditions. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debenture so redeemed will equal any accrued and unpaid interest thereon to the redemption date, plus 100% of the principal amount thereof.

Except as otherwise specified in the applicable prospectus supplement, if a tax event (as defined below) in respect of a series of junior subordinated debentures or an investment company event or capital treatment event (each as defined below) shall occur and be continuing, we may, at our option and subject to receipt of prior approval by the Federal Reserve, if required, redeem such series of junior subordinated debentures in whole, but not in part, at any time within 90 days following of the occurrence of such tax event, investment company event or capital treatment event, at a redemption price equal to 100% of the principal amount of such junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption, except as otherwise specified in the applicable prospectus supplement.

Tax event means the receipt by the trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the U.S. or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of such capital securities, there is more than an insubstantial risk that (i) the trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of corresponding junior subordinated debentures, (ii) interest payable by State Street on such series of corresponding junior subordinated debentures is not, or within 90 days of the date of such opinion, will not be, deductible by State Street, in whole or in part, for U.S. federal income tax purposes, or (iii) such trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

Investment company event means the receipt by the trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the capital securities.

Capital treatment event means our reasonable determination that, as a result of any amendment to, or change (including any proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the applicable capital securities under the applicable trust agreement, there is more than an insubstantial risk that we will not be entitled to treat an amount equal to the liquidation amount of the applicable capital securities as “Tier I Capital” (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to us.

Notice of any redemption will be mailed at least 30 days, but not more than 60 days, before the redemption date to each holder of junior subordinated debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on such junior subordinated debentures or portions thereof called for redemption.

Restrictions on Certain Payments

If junior subordinated debentures are issued to a trust or a trustee of a trust in connection with the issuance of trust securities by a trust and:

•     there shall have occurred and be continuing an event of default with respect to the junior subordinated debentures of which we have actual knowledge and which we have not taken reasonable steps to cure;

•     we shall be in default relating to our payment of any obligations under the guarantee; or

•     we shall have given notice of our election to defer payments of interest on the junior subordinated debentures by extending the interest payment period and such period, or any extension of such period, shall be continuing;

then:

•     we shall not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock, other than:

(1)                       repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable extension period;

(2)                       as a result of an exchange or conversion of any class or series of our capital stock for any capital stock of our subsidiaries or for any class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

(3)                       the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

(4)                       any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto; or

(5)                       any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock; and

•     we shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally in all respects with or junior to the junior subordinated debentures of such series.

Limitation on Mergers and Sales of Assets

The junior subordinated indenture provides that we may not consolidate with, or merge into, any other corporation or convey or transfer our properties and assets substantially as an entirety unless:

•     the successor entity is a corporation, partnership or trust organized in the United States and expressly assumes our obligations under the junior subordinated indenture;

•     after giving effect thereto, no event of default and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the junior subordinated indenture;

•     such transaction is permitted under the related trust agreement and guarantee; and

•     certain other conditions as prescribed by the junior subordinated indenture are met.

The covenants contained in the indenture would not necessarily protect holders of the junior subordinated debentures in the event of a decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Events of Default, Waiver and Notice

The junior subordinated indenture provides that the following are events of default relating to the junior subordinated debentures:

•     default in the payment of the principal of, or premium, if any, on, any junior subordinated debentures at maturity;

•     default for 30 days in the payment of any installment of interest on any junior subordinated debentures;

•     default for 90 days after written notice in the performance of any other covenant in respect of the junior subordinated debentures; and

•     specified events of bankruptcy, insolvency or reorganization of State Street.

If an event of default (other than specified events of bankruptcy, insolvency or reorganization) under the junior subordinated indenture shall occur and be continuing, either the debenture trustee or the holders of not less than 25 percent in aggregate principal amount of the junior subordinated debentures of that series then outstanding may declare the principal of all junior subordinated debentures of that series to be due and payable immediately. If the holders of junior subordinated debentures fail to make such declaration, the holders of at least 25 percent in aggregate liquidation amount of the related capital securities shall have such right. If an event of default arising from specified events of bankruptcy, insolvency or reorganization shall occur, the principal amount of the junior subordinated debentures of that series then outstanding shall automatically become immediately due and payable.

Under certain circumstances, the holders of a majority of the aggregate outstanding principal amount of that series of junior subordinated debentures may annul the declaration and waive the default. If the holders of junior subordinated debentures fail to annul such declaration and waive such default, the holders of a majority of the aggregate liquidation amount of the related capital securities shall have such right.

The holders of a majority of the aggregate outstanding principal amount of that series of junior subordinated debentures may waive any default, except (i) a default in payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due other than by acceleration has been deposited with the debenture trustee) or (ii) a default in respect of a covenant or provision that under the junior subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture. If the holders of junior subordinated debentures fail to waive such default, the holders of a majority of the aggregate liquidation amount of the related capital securities shall have such right.

The holders of a majority of the principal amount of the junior subordinated debentures of any series affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee under the junior subordinated indenture.

We are required to furnish to the debenture trustee annually a statement as to the performance of our obligations under the junior subordinated indenture and as to any default in such performance.

If a debenture event of default shall have occurred and be continuing, the property trustee will have the right to declare the principal of and the interest on the corresponding junior subordinated debentures, and any other amounts payable under the junior subordinated indenture, to be due and payable and to enforce its other rights as a creditor with respect to the corresponding junior subordinated debentures.

Distribution of the Junior Subordinated Debentures

Under circumstances discussed more fully in the prospectus supplement involving the dissolution of a trust, provided that any required regulatory approval is obtained, junior subordinated debentures will be distributed to the holders of the trust securities in liquidation of that trust. See “Description of the Capital Securities—Liquidation Distribution upon Dissolution.”

If the junior subordinated debentures are distributed to the holders of the capital securities, we will use our best efforts to have the junior subordinated debentures listed on the New York Stock Exchange or on such other national securities exchange or similar organization on which the capital securities are then listed or quoted.

Modification of Junior Subordinated Indenture

From time to time we and the debenture trustee may, without the consent of the holders of the junior subordinated debentures, waive or supplement the junior subordinated indenture for specified purposes, including, among other things:

•     evidencing the succession of another person to State Street;

•     conveying, transferring, assigning, mortgaging or pledging any property to or with the debenture trustee or surrendering any right or power conferred upon us in the junior subordinated indenture;

•     adding to the covenants of State Street for the benefit of other holders of all or any series of securities;

•     adding any additional events of default for the benefit of other holders of all or any series of securities;

•     changing or eliminating any of the provisions of the junior subordinated indenture, provided that any such change or elimination shall not apply to any outstanding securities, or shall become effective only when there is no security outstanding of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of such provision;

•     curing ambiguities, defects or inconsistencies without materially and adversely affecting the holders of the junior subordinated debentures or the related capital securities;

•     evidencing and providing for the acceptance of appointment under the junior subordinated indenture by a successor trustee with respect to the securities of one or more series and adding to or changing any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee; and

•     qualifying the junior subordinated indenture under the Trust Indenture Act.

We and the debenture trustee may make modifications and amendments to the indenture with the consent of the holders of a majority in principal amount of the junior subordinated debentures at the time outstanding. However, no such modification or amendment may, without the consent of the holder of each junior subordinated debenture affected thereby:

•     modify the payment terms of the junior subordinated debentures; or

•     reduce the percentage of holders of junior subordinated debentures necessary to modify or amend the indenture or waive compliance by us with any covenant or past default.

If the junior subordinated debentures are held by a trust or a trustee of a trust, no modification maybe made that adversely affects the holders of the related capital securities, and no termination of the junior subordinated indenture may occur, and no waiver of any event of default or compliance with any covenant will be effective without the prior consent of a majority in liquidation preference of trust securities of that trust. If the consent of the holder of each outstanding junior subordinated debenture is required, no modification shall be effective without the prior consent of each holder of related capital securities.

In addition, we and the debenture trustee may execute, without the consent of any holder of junior subordinated debentures, any supplemental junior subordinated indenture for the purpose of creating any new series of junior subordinated debentures.

Enforcement of Certain Rights by Holders of Capital Securities

If a debenture event of default with respect to a series of corresponding junior subordinated debentures has occurred and is continuing and such event of default is the result of our failure to pay interest or principal on the corresponding junior subordinated debentures when due, a holder of related capital securities may institute a legal proceeding directly against us for enforcement of payment to such holder of the principal of or interest on such corresponding junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the related capital securities. We may not amend the junior subordinated indenture to remove this right without the prior written consent of the holders of all of the capital securities outstanding. If such right is removed, the applicable trust may become subject to reporting obligations under the Exchange Act. We will have the right under the junior subordinated indenture to set off any payment made by us to such holder of capital securities in connection with any such direct action.

The holders of the capital securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph unless there shall have been an event of default under the applicable trust agreement. Please see “Description of the Capital Securities—Events of Default; Notice.”

Defeasance and Discharge

The junior subordinated indenture provides that when:

(1)                       all junior subordinated debentures not previously delivered to the debenture trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense;

(2)                       we deposit with the debenture trustee, in trust, funds sufficient to pay all the principal of, and interest and premium, if any, on the junior subordinated debentures when such payments are due;

(3)                       we have paid all other sums payable under the indenture by us; and

(4)                       we have delivered to the debenture trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent in the indenture relating to the satisfaction and discharge of the indenture have been complied with, then the junior subordinated indenture will cease to be of further effect (except as to our obligations to pay all other sums due under the junior subordinated indenture and to provide the officers’ certificates and opinions of counsel described therein), and we will be deemed to have satisfied and discharged the junior subordinated indenture.

Conversion or Exchange

The junior subordinated debentures may be convertible or exchangeable into junior subordinated debentures of another series or into capital securities of another series, on the terms provided in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of capital securities or other securities to be received by the holders of junior subordinated debentures would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Subordination

The junior subordinated indenture contains a covenant by us that any junior subordinated debentures issued thereunder will be subordinate and junior in right of payment to all senior debt (as defined below) to the extent provided therein. If we make any payment or distribution of our assets upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding, the holders of senior debt will first be entitled to receive payment in full of principal of and premium and interest, if any, on such senior debt before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of the principal of and premium and interest, if any, on the junior subordinated debentures. However, holders of senior debt will not be entitled to receive payment of any such amounts if the subordination provisions of such senior debt would require holders to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of our business.

In the event of the acceleration of the maturity of any junior subordinated debentures, the holders of all senior debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of the junior subordinated debentures will be entitled to receive or retain any payment in respect of the principal of or premium or interest, if any, on the junior subordinated debentures. However, the holders of senior debt will not be entitled to receive payment of any such amounts if the subordination provisions of such senior debt would require holders to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of State Street’s business.

No payments on account of principal or premium, if any, or interest in respect of the junior subordinated debentures may be made if there shall have occurred and be continuing a default in any payment with respect to senior debt or an event of default with respect to any senior debt resulting in the acceleration of the maturity thereof, or if any judicial proceedings are pending with respect to any such default.

Debt means, with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent:

•     every obligation of such person for money borrowed;

•     every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•     every reimbursement obligation of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person;

•     every obligation of such person issued or assumed as the deferred purchase price of property or services other than trade accounts payable or accrued liabilities arising in the ordinary course of business;

•     every capital lease obligation of such person;

•     every obligation of such person for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity forward contracts and similar arrangements; and

•     every obligation of the type referred to above of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

Senior debt means the principal of and premium and interest, if any, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not such claim for post-petition interest is allowed in such proceeding, on debt, whether incurred on or prior to the date of the junior subordinated indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the junior subordinated debentures or to other debt that is equal or subordinated to the junior subordinated debentures, other than:

•     any debt of State Street which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code, as amended, was without recourse to State Street;

•     any debt of State Street to any of its subsidiaries;

•     any debt to any of our employees;

•     any debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such debt by the holders of the junior subordinated debentures as a result of the subordination provisions of the junior subordinated indenture would be greater than such payments otherwise would have been as a result of any obligation of such holders of such debt to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such debt is subject; and

•     any other debt securities issued pursuant to the junior subordinated indenture.

The junior subordinated indenture places no limitation on the amount of senior debt that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior debt.

The junior subordinated indenture provides that any of the subordination provisions described above that relate to any particular issue of junior subordinated debentures may be changed prior to such issuance. Any such change would be described in the applicable prospectus supplement.

Governing Law

The junior subordinated indenture and the junior subordinated debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

The Debenture Trustee

The debenture trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Subject to those provisions, the debenture trustee is under no obligation to exercise any of the powers vested in it by the junior subordinated indenture at the request of any holder of junior subordinated debentures unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured it.

Corresponding Junior Subordinated Debentures

State Street may issue one or more series of junior subordinated debentures under the junior subordinated indenture with terms corresponding to the terms of a series of related capital securities. In each such instance, concurrently with the issuance of each trust’s capital securities, the trust will invest the proceeds thereof and the consideration paid by us for the common securities in the series of corresponding junior subordinated debentures issued by us to such trust. Each series of corresponding junior subordinated debentures will be in the principal amount equal to the aggregate stated liquidation amount of the related capital securities and the common securities of the trust and will rank equally with all other series of junior subordinated debentures. Holders of the related capital securities for a series of corresponding junior subordinated debentures will have the rights, in connection with modifications to the junior subordinated indenture or upon occurrence of debenture. events of default as described under “—Modification of Junior Subordinated Indenture,” “—Events of Default, Waiver and Notice” and “—Enforcement of Certain Rights by Holders of Capital Securities.”

Unless otherwise specified in the applicable prospectus supplement, if a tax event relating to a trust shall occur and be continuing, we may, at our option and subject to prior approval of the Federal Reserve (if required), redeem the corresponding junior subordinated debentures at any time within 90 days of the occurrence of such tax event, in whole but not in part, subject to the provisions of the junior subordinated indenture and whether or not such corresponding junior subordinated debentures are then redeemable at our option. The redemption price for any corresponding junior subordinated debentures shall be equal to 100% of the principal amount of such corresponding junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable trust is the holder of all the outstanding corresponding junior subordinated debentures of such series, the proceeds of any such redemption will be used by the trust to redeem the corresponding trust securities in accordance with their terms. We may not redeem a series of corresponding junior subordinated debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debentures of such series for all interest proceeds terminating on or prior to the date of redemption.

We will covenant, as to each series of corresponding junior subordinated debentures:

(1)                       to directly or indirectly maintain 100% ownership of the common securities of the trust unless a permitted successor succeeds to ownership of the common securities;

(2)                       not to voluntarily terminate, windup or liquidate any trust, except, if so specified in the applicable prospectus supplement and upon prior approval of the Federal Reserve (if required):

•     in connection with a distribution of corresponding junior subordinated debentures to the holders of the capital securities in exchange therefor upon liquidation of the trust, or

•     in connection with certain mergers, consolidations or amalgamations permitted by the related trust agreement, in either such case, if so specified in the applicable prospectus supplement upon prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies; and

(3)                       to use our reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause such trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

DESCRIPTION OF THE CAPITAL SECURITIES

The capital securities will be issued pursuant to the terms of an amended and restated trust agreement. The trust agreement will be qualified as an indenture under the Trust Indenture Act. The property trustee, J.P. Morgan Chase & Co., will act as trustee for the capital securities under the trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the capital securities will include those stated in the trust agreement and those made part of the trust agreement by the Trust Indenture Act.

Set forth below is a summary of the material terms and provisions of the capital securities. This summary, which describes the material provisions of the capital securities, is not intended to be complete and is qualified by the trust agreement, the form of which is filed as an exhibit to the registration statement which contains this prospectus supplement, the Delaware Business Trust Act and the Trust Indenture Act.

General

The declaration of trust authorizes the trustees to issue the trust securities on behalf of the trust. The trust securities represent undivided beneficial interests in the assets of the trust. We will own, directly or indirectly, all of the common securities. The common securities rank equally, and payments will be made on a pro rata basis, with the capital securities. However, if an event of default under a trust’s trust agreement occurs and is continuing, the rights of the holders of the common securities to receive payments will be subordinated to the rights of the holders of the capital securities.

The trust agreement does not permit the trust to issue any securities other than the trust securities or to incur any indebtedness. Under the trust agreement, the property trustee will own the junior subordinated debentures purchased by the trust for the benefit of the holders of the trust securities. Each guarantee agreement executed by us for the benefit of the holders of a trust’s trust securities, each a guarantee, will be a guarantee on a subordinated basis with respect to the related trust securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of such trust securities when the related trust does not have funds on hand available to make such payments. Please see “Descriptions of the Capital Securities Guarantees.”

Distributions

Distributions on the capital securities:

•     will be cumulative;

•     will accumulate from the date of original issuance; and

•     will be payable on such dates as specified in the applicable prospectus supplement.

In the event that any date on which distributions are payable on the capital securities is not a business day, then payment of the distribution will be made on the next succeeding business day, and without any interest or other payment in respect to any such delay, except that, if such business day is in the next calendar year, payment of the distribution will be made on the immediately preceding business day. Each date on which distributions are payable in accordance with the foregoing is referred to as a distribution date. The term distribution includes any interest payable on unpaid distributions unless otherwise stated.

The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of distributions payable for any period shorter than a full quarterly period will be computed on the basis of the actual number of days elapsed per 30-day month. Distributions to which holders of capital securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement.

If provided in the applicable prospectus supplement, we have the right under the junior subordinated indenture, pursuant to which we will issue the corresponding junior subordinated debentures, to defer the payment of interest on any series of the corresponding junior subordinated debentures for up to a number of consecutive interest payment periods that will be specified in the prospectus supplement relating to such series (an extension period), provided that no extension period may extend beyond the stated maturity of the corresponding junior subordinated debentures.

As a consequence of any such deferral, distributions on the related capital securities would be deferred, but would continue to accumulate additional distributions at the rate per annum, if any, set forth in the prospectus supplement for such capital securities, by the trust during any extension period. If we exercise our deferral right, then during any extension period, we may not:

•     make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank equally in all respects with or junior in interest to the junior subordinated debentures of such series; or

•     declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock, other than:

•      repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable extension period,

•      as a result of an exchange or conversion of any class or series of our capital stock or any capital stock of our subsidiaries, for any class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock,

•      the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged,

•      any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto, or

•      any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.

The revenue of each trust available for distribution to holders of its capital securities will be limited to payments under the corresponding junior subordinated debentures in which the trust will invest the proceeds from the issuance and sale of its trust securities. Please see “Description of Junior Subordinated Debentures—Corresponding Junior Subordinated Debentures.”  If we do not make interest payments on such corresponding junior subordinated debentures, the property trustee will not have funds available to pay distributions on the related capital securities. The payment of distributions, if and to the extent the trust has funds legally available for the payment of such distributions and cash sufficient to make such payments, is guaranteed by us on the basis set forth under “Description of the Capital Securities Guarantees.”

Distributions on the capital securities will be payable to the holders thereof as they appear on the register of such trust on the relevant record dates, which, as long as the capital securities remain in book-entry form, will be one business day prior to the relevant date of distribution. Subject to any applicable laws and regulations and the provisions of the applicable trust agreement, each such payment will be made as described under “Global Securities—Book-Entry Issuance.”  In the event any capital securities are not in book-entry form, the relevant record date for such capital securities shall be the date at least 15 days prior to the relevant date of distribution, as specified in the applicable prospectus supplement.

Redemption or Exchange

Mandatory Redemption

Upon the repayment or redemption, in whole or in part, of any corresponding junior subordinated debentures, whether at maturity or upon earlier redemption as provided in the junior subordinated indenture, the property trustee shall apply the proceeds from such repayment or redemption to redeem a like amount (as defined below) of the trust securities, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to the aggregate liquidation amount of such trust securities plus accumulated but unpaid distributions to the date of redemption and the related amount of the premium, if any, paid by us upon the concurrent redemption of such corresponding junior subordinated debentures. Please see “Description of Junior Subordinated Debentures—Redemption.”  If less than all of any series of corresponding junior subordinated debentures are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption will be allocated pro rata to the redemption of the related capital securities and the common securities. The amount of premium, if any, paid by us upon the redemption of all or any part of any series of any corresponding junior subordinated debentures to be repaid or redeemed on a redemption date shall be allocated pro rata to the redemption of the related capital securities and the common securities.

We will have the right to redeem any series of corresponding junior subordinated debentures:

•     on or after such date as may be specified in the applicable prospectus supplement, in whole at any time or in part from time to time; or

•     at any time, in whole, but not in part, upon the occurrence of a tax event, investment company event or capital treatment event, in any case subject to receipt of prior approval by the Federal Reserve (if required). Please see “Description of Junior Subordinated Debentures—Redemption.”

If any tax event, investment company event or capital treatment event in respect of a series of capital securities and common securities shall occur and be continuing, then within 90 days of such occurrence we will have the right to redeem the corresponding junior subordinated debentures in whole, but not in part, and thereby cause a mandatory redemption of such capital securities and common securities in whole, but not in part, at the redemption price. In the event a tax event, investment company event or capital treatment event in respect of a series of capital securities and common securities has occurred and is continuing and we do not elect to redeem the corresponding junior subordinated debentures and thereby cause a mandatory redemption of such capital securities and common securities or to dissolve the related trust and cause the corresponding junior subordinated debentures to be distributed to holders of such capital securities and common securities in exchange therefor upon liquidation of the trust as described below, such capital securities will remain outstanding.

Like amount means:

•     with respect to a redemption of any series of trust securities, trust securities of such series having a liquidation amount (as defined below) equal to that portion of the principal amount of corresponding junior subordinated debentures to be contemporaneously redeemed in accordance with the junior subordinated indenture, the proceeds of which will be used to pay the redemption price of such trust securities; and

•     with respect to a distribution of corresponding junior subordinated debentures to holders of any series of trust securities in exchange therefor in connection with a dissolution or liquidation of the related trust, corresponding junior subordinated debentures having a principal amount equal to the liquidation amount of the trust securities of the holder to whom such corresponding junior subordinated debentures would be distributed.

Liquidation amount means the stated amount per trust security as set forth in the applicable prospectus supplement.

Distribution of Corresponding Junior Subordinated Debentures

We have the right at any time to dissolve any trust and, after satisfaction of the liabilities of creditors of such trust as provided by applicable law, cause such corresponding junior subordinated debentures in respect of the related capital securities and common securities issued by such trust to be distributed to the holders of such related capital securities and common securities in exchange for such trust securities. This may require the prior approval of the Federal Reserve Board.

After the liquidation date fixed for any distribution of corresponding junior subordinated debentures for any series of capital securities:

•     such series of capital securities will no longer be deemed to be outstanding;

•     the depositary or its nominee, as the record holder of such series of capital securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debentures to be delivered upon such distribution; and

•     any certificates representing such series of capital securities not held by The Depository Trust Company (DTC) or its nominee will be deemed to represent the corresponding junior subordinated debentures having a principal amount equal to the stated liquidation amount of such series of capital securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such series of capital securities until such certificates are presented to the administrative trustees or their agent for transfer or reissuance.

We cannot assure you as to the market prices for the capital securities or the corresponding junior subordinated debentures that may be distributed in exchange for capital securities if a dissolution and liquidation of a trust were to occur. Accordingly, the capital securities that an investor may purchase, or the corresponding junior subordinated debentures that the investor may receive on dissolution and liquidation of a trust, may trade at a discount to the price that the investor paid to purchase the capital securities.

Redemption Procedures

Capital securities redeemed on each redemption date will be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debentures. Redemptions of the capital securities shall be made and the redemption price shall be payable on each redemption date only to the extent that the related trust has funds on hand available for the payment of such redemption price. See also “—Subordination of Common Securities.”

If a trust gives a notice of redemption of its capital securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of such capital securities. Please see “Global Securities—Book-Entry Issuance.”  If such capital securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such capital securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such capital securities.

Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any capital securities called for redemption will be payable to the holders of such capital securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit:

•     all rights of the holders of such capital securities will cease, except the right of the holders of such capital securities to receive the redemption price and any distribution payable in respect of such capital securities on or prior to the redemption date, but without interest; and

•     such capital securities will cease to be outstanding.

In the event that any date fixed for redemption of capital securities is not a business day, then payment of the redemption price will be made on the next succeeding business day, and without any interest or any other payment in respect of any such delay, except that, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day. In the event that payment of the redemption price in respect of capital securities called for redemption is improperly withheld or refused and not paid either by the trust or by us pursuant to the relevant guarantee as described under “Description of the Capital Securities Guarantees,” distributions on such capital securities will continue to accrue at the then applicable rate, from the redemption date originally established by the trust for such capital securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law (including, without limitation, U.S. federal securities law), we or our subsidiaries may at any time and from time to time purchase outstanding capital securities by tender, in the open market or by private agreement.

Payment of the redemption price on the capital securities and any distribution of corresponding junior subordinated debentures to holders of capital securities will be made to the applicable recordholders as they appear on the register for such capital securities on the relevant record date. However, if any capital securities are not in book-entry form, the relevant record date for such capital securities will be a date at least 15 days prior to the redemption date or liquidation date, as applicable, as specified in the applicable prospectus supplement.

If less than all of the capital securities and common securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of such capital securities and common securities to be redeemed shall be allocated pro rata to the capital securities and the common securities based upon the relative liquidation amounts of such classes. The property trustee will select the particular capital securities to be redeemed on a pro rata basis not more than 60 days prior to the redemption date from the outstanding capital securities not previously called for redemption, using any method that the property trustee deems fair and appropriate, including the selection for redemption of portions of the liquidation amount of capital securities in the minimum amounts that are specified in the applicable prospectus supplement. The property trustee shall promptly notify the trust registrar in writing of the capital securities selected for redemption and the liquidation amount to be redeemed. For all purposes of each trust agreement, unless the context otherwise requires, all provisions relating to the redemption of capital securities shall relate, in the case of any capital securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of capital securities which has been or is to be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the registered address of each holder of trust securities to be redeemed.

Subordination of Common Securities

Payment of distributions on, and the redemption price of, each trust’s capital securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such capital securities and common securities. If, however, on any distribution date or redemption date a debenture event of default shall have occurred and be continuing, no payment of any distribution on, or redemption price of, any of the trust’s common securities, and no other payment on account of the redemption, liquidation or other acquisition of such common securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the trust’s outstanding capital securities for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price on all of the trust’s outstanding capital securities then called for redemption, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the trust’s capital securities then due and payable.

In the case of any event of default under the applicable trust agreement resulting from a debenture event of default, we as holder of such trust’s common securities, will be deemed to have waived any right to act with respect to any such event of default under the applicable trust agreement until the effect of all such events of default with respect to such capital securities have been cured, waived or otherwise eliminated. Until all events of default under the applicable trust agreement with respect to the capital securities have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of such capital securities and not on our behalf, and only the holders of such capital securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

Pursuant to each trust agreement, each trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of:

•     certain events of bankruptcy, dissolution or liquidation of State Street;

•     the distribution of a like amount of the corresponding junior subordinated debentures to the holders of its trust securities, if we, as depositor, have given written direction to the property trustee to dissolve such trust, subject to our having received prior approval of the Federal Reserve, if required;

•     redemption of all of the trust’s capital securities as described under “Redemption or Exchange—Mandatory Redemption;” and

•     the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

If an early dissolution occurs as described above, the trustees will liquidate the trust as expeditiously as possible by distributing, after satisfaction of liabilities to creditors of such trust as provided by applicable law, to the holders of such trust securities a like amount of the corresponding junior subordinated debentures. If the property trustee determines that such distribution is not practical, then the holders will be entitled to receive out of the assets of the trust available for distribution to holders, after satisfaction of liabilities to creditors of such trust as provided by applicable law, an amount equal to, in the case of holders of capital securities, the aggregate liquidation amount plus accrued and unpaid distributions to the date of payment (such amount being the liquidation distribution). If the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by such trust on its capital securities shall be paid on a pro rata basis. The holder(s) of such trust’s common securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its capital securities, except that if a debenture event of default has occurred and is continuing, the capital securities shall have a priority over the common securities.

Events of Default; Notice

Any one of the following events constitutes an event of default under the trust agreement of a trust (a trust event of default) regardless of the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•     the occurrence of a debenture event of default with respect to the corresponding junior subordinated debentures held by such trust (please see “Description of the Junior Subordinated Debentures—Events of Default, Waiver and Notice”);

•     the default by the property trustee in the payment of any distribution on any trust security of such trust when such becomes due and payable, and continuation of such default for a period of 30 days;

•     the default by the property trustee in the payment of any redemption price of any trust security of such trust when such becomes due and payable;

•     the default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in such trust agreement, other than a covenant or warranty of default in the performance of which or the breach of which is dealt with above, and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting trustee or trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding capital securities of the applicable trust, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under such trust agreement; or

•     the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 90 days.

Within the 90 days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of such event of default to the holders of such trust’s capital securities, the administrative trustees and to us, as depositor, unless such event of default shall have been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to us and to them under each trust agreement.

If a debenture event of default with respect to the corresponding junior subordinated debentures held by a trust has occurred and is continuing, the capital securities of such trust shall have a preference over such trust’s common securities as described above. See “—Subordination of Common Securities” and “—Liquidation Distribution Upon Dissolution.”  The existence of an event of default does not entitle the holders of capital securities to accelerate the maturity of such securities.

Removal of Trustees

Unless a debenture event of default shall have occurred and be continuing, any trustee may be removed at any time by the holder of the common securities. If a debenture event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding capital securities. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us, as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

Co-Trustees and Separate Property Trustee

Unless an event of default shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the common securities, and the administrative trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of such trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable trust agreement. If a debenture event of default has occurred and is continuing, the property trustee alone shall have power to make such appointment.

Merger or Consolidation of Trustees

Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under each trust agreement, provided such person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trusts

A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to us or any other person, except as described below or as otherwise described in the trust agreement. A trust may, at our request, with the consent of the holders of at least a majority in liquidation amount of the capital securities and without the consent of the administrative trustees, the property trustee or the Delaware trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state if:

•     such successor entity either:

(1)                       expressly assumes all of the obligations of such trust with respect to the capital securities, or

(2)                       substitutes for the capital securities other securities having substantially the same terms as the capital securities, the successor securities, so long as the successor securities rank the same as the capital securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•     we expressly appoint a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debentures;

•     the successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the capital securities are then listed, if any;

•     such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the capital securities to be downgraded by any nationally recognized statistical rating organization;

•     such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) in any material respect;

•     such successor entity has a purpose substantially identical to that of the trust;

•     prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to the trust experienced in such matters to the effect that:

(1)                       such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) in any material respect, and

(2)                       following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended; and

•     we or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.

Notwithstanding the foregoing, a trust may not, except with the consent of holders of 100% in liquidation amount of the capital securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Each Trust Agreement

Except as provided below and under “Description of the Capital Securities Guarantees—Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, the holders of the capital securities will have no voting rights.

We and the administrative trustees may amend each trust agreement without the consent of the holders of the capital securities, unless such amendment will materially and adversely affect the interests of any holder of capital securities:

•     to cure any ambiguity, correct or supplement any provisions in such trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such trust agreement, which may not be inconsistent with the other provisions of such trust agreement; or

•     to modify, eliminate or add to any provisions of such trust agreement to such extent as shall be necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended.

Any such amendments will become effective when notice thereof is given to the holders of trust securities.

We, the administrative trustees and the property trustee may amend each trust agreement with:

•     the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding trust securities; and

•     receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with such amendment will not affect the trust’s status as a grantor trust for United States federal income tax purposes or the trust’s exemption from status as an “investment company” under the Investment Company Act.

Without the consent of each holder of trust securities, the trust agreement may not be amended to:

•     change the amount or timing of any distribution required to be made in respect of the trust securities as of a specified dates; or

•     restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date.

So long as the property trustee holds any corresponding junior subordinated debentures, the trustees may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding capital securities:

•     direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or executing any trust or power conferred on the property trustee with respect to such corresponding junior subordinated debentures;

•     waive any past default that is waivable under the junior subordinated indenture;

•     exercise any right to rescind or annul a declaration that the principal of all the corresponding junior subordinated debentures is due and payable; or

•     consent to any amendment, modification or termination of the junior subordinated indenture or such corresponding junior subordinated debentures, where such consent shall be required.

If a consent under the junior subordinated indenture would require the consent of each holder of corresponding junior subordinated debentures affected thereby, no such consent may be given by the property trustee without the prior consent of each holder of the corresponding capital securities. The trustees may not revoke any action previously authorized or approved by a vote of the holders of the capital securities except by subsequent vote of the holders of the capital securities. The property trustee will notify each holder of the capital securities of any notice of default with respect to the corresponding junior subordinated debentures. In addition to obtaining the foregoing approvals of the holders of the capital securities, prior to taking any of the foregoing actions, the trustees will obtain an opinion of counsel experienced in such matters to the effect that such action would not cause the trust to be classified as other than a grantor trust for United States federal income tax purposes.

Any required approval of holders of capital securities may be given at a meeting of holders of capital securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of capital securities in the manner set forth in each trust agreement.

No vote or consent of the holders of capital securities will be required for a trust to redeem and cancel its capital securities in accordance with the applicable trust agreement.

Notwithstanding that holders of capital securities are entitled to vote or consent under any of the circumstances described above, any of the capital securities that are owned by us or our affiliates or the trustees or any of their affiliates, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment and Paying Agency

Payments on the capital securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates. If any trust’s capital securities are not held by the depositary, such payments shall be made by check mailed to the address of the holder as such address shall appear on the register.

Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to us and to the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to us and to the property trustee. In the event that the property trustee shall no longer be the paying agent, the administrative trustees will appoint a successor, which will be a bank or trust company acceptable to the administrative trustees and to us, to act as paying agent.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the capital securities.

Registration of transfers of capital securities will be effected without charge by or on behalf of each trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trusts will not be required to register or cause to be registered the transfer of their capital securities after such capital securities have been called for redemption.

Information Concerning the Property Trustee

The property trustee, other than during the occurrence and continuance of an event of default, undertakes to perform only the duties that are specifically set forth in each trust agreement. After an event of default, the property trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of capital securities unless offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement, and the matter is not one on which holders of capital securities are entitled under such trust agreement to vote, then the property trustee will take any action that we direct. If we do not provide direction, the property trustee may take any action that it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Trust Expenses

Pursuant to the trust agreement of each trust, we, as depositor, agree to pay:

•     all debts and other obligations of each trust (other than with respect to the capital securities);

•     all costs and expenses of each trust (including costs and expenses relating to the organization of each trust, the fees and expenses of the trustees and the cost and expenses relating to the operation of each trust); and

•     any and all taxes and costs and expenses with respect thereto (other than United States withholding taxes) to which each trust might become subject.

Governing Law

Each trust agreement will be governed by and construed in accordance with the laws of Delaware.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the trusts in such a way that no trust will be required to register as an investment company under the Investment Company Act or characterized as other than a grantor trust for United States federal income tax purposes. The administrative trustees are authorized and directed to conduct their affairs so that the corresponding junior subordinated debentures will be treated as indebtedness of State Street for United States federal income tax purposes. In this connection, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each trust or each trust agreement, that we and the administrative trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the related capital securities.

Holders of the capital securities have no preemptive or similar rights.

No trust may borrow money or issue debt or mortgage or pledge any of its assets.

COMMON SECURITIES

In connection with the issuance of capital securities, each trust will issue one series of common securities having the terms, including distributions, redemption, voting and liquidation rights, set forth in the applicable prospectus supplement. Except for voting rights, the terms of the common securities will be substantially identical to the terms of the capital securities. The common securities will rank equally, and payments will be made on the common securities pro rata, with the capital securities, except that, upon an event of default, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the capital securities. Except in limited circumstances, the common securities of a trust carry the right to vote to appoint, remove or replace any of the trustees of that trust. We will own, directly or indirectly, all of the common securities of each trust.

DESCRIPTION OF THE CAPITAL SECURITIES GUARANTEES

Set forth below is a summary of information concerning the capital securities guarantees that we will execute and deliver for the benefit of the holders of capital securities. Each capital securities guarantee will be qualified as an indenture under the Trust Indenture Act. J.P. Morgan Chase & Co. will act as the guarantee trustee for purposes of the Trust Indenture Act. The terms of each capital securities guarantee will be those set forth in the capital securities guarantee and those made part of the capital securities guarantee by the Trust Indenture Act. The summary of the material terms of the capital securities guarantees is not intended to be complete and is qualified in all respects by the provisions of the form of capital securities guarantee which is filed as an exhibit to the registration statement which contains this prospectus, and the Trust Indenture Act. The guarantee trustee will hold each capital securities guarantee for the benefit of the holders of the capital securities of the applicable trust.

General

Pursuant to and to the extent set forth in the capital securities guarantee, we will irrevocably and unconditionally agree to pay in full to the holders of the trust securities, except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert, the following payments, which are referred to as guarantee payments, without duplication:

•     any accrued and unpaid distributions that are required to be paid on the capital securities, to the extent the trust has funds available for distributions;

•     the redemption price, plus all accrued and unpaid distributions, to the extent the trust has funds available for redemptions, relating to any capital securities called for redemption by the trust; and

•     upon a voluntary or involuntary dissolution, winding-up or termination of the trust, other than in connection with the distribution of junior subordinated debentures to the holders of capital securities or the redemption of all of the capital securities, the lesser of:

(1)                       the aggregate of the liquidation amount and all accrued and unpaid distributions on the capital securities to the date of payment; and

(2)                       the amount of assets of the trust remaining for distribution to holders of the capital securities in liquidation of the trust.

The redemption price and liquidation amount will be fixed at the time the capital securities are issued.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts to the holders of capital securities or by causing the trust to pay such amounts to such holders.

The capital securities guarantees will not apply to any payment of distributions except to the extent a trust shall have funds available for such payments. If we do not make interest payments on the junior subordinated debentures purchased by a trust, the trust will not pay distributions on the capital securities and will not have funds available for such payments. Please see “—Status of the Guarantees.”  Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. Except as otherwise provided in the applicable prospectus supplement, the capital securities guarantees do not limit the incurrence or issuance by us of other secured or unsecured debt.

The capital securities guarantees, when taken together with our obligations under the junior subordinated debentures, the indentures and the trust agreements, including our obligations to pay costs, expenses, debts and liabilities of the trusts, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis of payments due on the capital securities.

We have also agreed separately to irrevocably and unconditionally guarantee the obligations of the trusts with respect to the common securities to the same extent as the capital securities guarantees, except that upon an event of default under the indenture, holders of capital securities shall have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Status of the Guarantees

Each capital security guarantee will be unsecured and will rank:

•     subordinate and junior in right of payment to all our other liabilities in the same manner as the junior subordinated debentures; and

•     equally with all other capital security guarantees that we issue.

Each capital securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity. Each capital securities guarantee will be held for the benefit of the holders of the related trust securities and will be discharged only by payment of the guarantee payments in full to the extent not paid by the trust or upon the junior subordinated debentures.

Amendments and Assignment

The capital securities guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding capital securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of capital securities. All guarantees and agreements contained in the capital securities guarantee will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the capital securities then outstanding.

Termination of the Guarantees

Each capital securities guarantee will terminate upon full payment of the redemption price of all capital securities, upon distribution of the junior subordinated debentures to the holders of the trust securities or upon full payment of the amounts payable in accordance with the trust agreement upon liquidation of such trust. Each capital securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of capital securities must restore payment of any sums paid under the capital securities or the capital securities guarantee.

Events of Default

An event of default under a capital securities guarantee will occur if we fail to perform any payment or other obligations under the capital securities guarantee.

The holders of a majority in liquidation amount of the capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the capital securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the capital securities guarantee. Any holder of capital securities may institute a legal proceeding directly against us to enforce the guarantee trustee’s rights and our obligations under the capital securities guarantee, without first instituting a legal proceeding against the relevant trust, the guarantee trustee or any other person or entity.

As guarantor, we are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all applicable conditions and covenants applicable under the capital securities guarantee.

Information Concerning the Guarantee Trustee

Prior to the occurrence of a default relating to a capital securities guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in the capital securities guarantee. Following the occurrence of a default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. If the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a capital securities guarantee at the request of any holder of capital securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

We and our affiliates maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.

Governing Law

The capital securities guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE CORRESPONDING JUNIOR SUBORDINATED DEBENTURES AND THE CAPITAL SECURITIES GUARANTEES

As set forth in the trust agreements, the sole purpose of the trusts is to issue the trust securities and to invest the proceeds in the junior subordinated debentures.

As long as payments of interest and other payments are made when due on the junior subordinated debentures, those payments will be sufficient to cover the distributions and payments due on the trust securities. This is due to the following factors:

•     the aggregate principal amount of junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

•     the interest rate and the interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the trust securities;

•     under the junior subordinated indenture, we will pay, and the trusts will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the trusts, other than those relating to the trust securities; and

•     the trust agreements further provide that the trustees may not cause or permit the trusts to engage in any activity that is not consistent with the purposes of the trusts.

To the extent that funds are available, we guarantee payments of distributions and other payments due on the capital securities to the extent described in this prospectus. If we do not make interest payments on the junior subordinated debentures, the trust will not have sufficient funds to pay distributions on the capital securities. Each capital securities guarantee is a subordinated guarantee in relation to the capital securities. The capital securities guarantee does not apply to any payment of distributions unless and until the trust has sufficient funds for the payment of such distributions. Please see “Description of the Capital Securities Guarantees.”

We have the right to set off any payment that we are otherwise required to make under the junior subordinated indenture with any payment that we have previously made or are concurrently on the date of such payment making under a related guarantee.

The capital securities guarantees cover the payment of distributions and other payments on the capital securities only if and to the extent that we have made a payment of interest or principal or other payments on the junior subordinated debentures. The capital securities guarantees, when taken together with our obligations under the junior subordinated debentures and the indenture and our obligations under the trust agreement, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the capital securities.

If we fail to make interest or other payments on the junior subordinated debentures when due, taking account of any extension period, the trust agreements allow the holders of the capital securities to direct the property trustee to enforce its rights under the junior subordinated debentures. If the property trustee fails to enforce these rights, any holder of capital securities may directly sue us to enforce such rights without first suing the property trustee or any other person or entity.

A holder of capital securities may institute a direct action if a trust agreement event of default has occurred and is continuing and such event is attributable to our failure to pay interest or principal on the junior subordinated debentures when due. A direct action may be brought without first (1) directing the property trustee to enforce the terms of the junior subordinated debentures or (2) suing us to enforce the property trustee’s rights under the junior subordinated debentures. In connection with such direct action, we will be subrogated to the rights of such holder of capital securities under the trust agreement to the extent of any payment made by us to such holder of capital securities. Consequently, we will be entitled to payment of amounts that a holder of capital securities receives in respect of an unpaid distribution to the extent that such holder receives or has already received full payment relating to such unpaid distribution from a trust.

We acknowledge that the guarantee trustee will enforce the capital securities guarantees on behalf of the holders of the capital securities. If we fail to make payments under the capital securities guarantees, the holders of the capital securities may direct the guarantee trustee to enforce its rights thereunder. If the guarantee trustee fails to enforce the capital securities guarantees, any holder of capital securities may directly sue us to enforce the guarantee trustee’s rights under the capital securities guarantees. Such holder need not first sue the trust, the guarantee trustee, or any other person or entity. A holder of capital securities may also directly sue us to enforce such holder’s right to receive payment under the capital securities guarantees. Such holder need not first (1) direct the guarantee trustee to enforce the terms of the capital securities guarantee or (2) sue the trust or any other person or entity.

A default or event of default under any of our senior debt would not constitute a default or event of default under the junior subordinated indenture. However, in the event of payment defaults under, or acceleration of, our senior debt, the subordination provisions of the junior subordinated indenture provide that no payments may be made in respect of the corresponding junior subordinated debentures until such senior debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of corresponding junior subordinated debentures would constitute an event of default under the junior subordinated indenture.

We and the trusts believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by us of payments due on the capital securities. Please see “Description of the Capital Securities Guarantees—General.”

Limited Purpose of Trusts

Each trust’s capital securities evidence a beneficial interest in such trust, and each trust exists for the sole purpose of issuing its capital securities and common securities and investing the proceeds in corresponding junior subordinated debentures. A principal difference between the rights of a holder of a capital security and a holder of a corresponding junior subordinated debenture is that a holder of a corresponding junior subordinated debenture is entitled to receive from us the principal amount of and interest accrued on corresponding junior subordinated debentures held, while a holder of capital securities is entitled to receive distributions from such trust (or from us under the applicable guarantee) if and to the extent such trust has funds available for the payment of such distributions.

Rights Upon Dissolution

Upon any voluntary or involuntary dissolution, winding up or liquidation of any trust involving the liquidation of the corresponding junior subordinated debentures, after satisfaction of liabilities to creditors of the trust, the holders of the related capital securities will be entitled to receive, out of the assets held by such trust, the liquidation distribution in cash. Please see “Description of the Capital Securities—Liquidation Distribution Upon Dissolution.”  Upon any voluntary or involuntary liquidation or bankruptcy of State Street, the property trustee, as holder of the corresponding junior subordinated debentures, would be a subordinated creditor of State Street, subordinated in right of payment to all senior debt as set forth in the junior subordinated indenture, but entitled to receive payment in full of principal and interest before any of our stockholders receive distributions. Since we are the guarantor under each guarantee and have agreed to pay for all costs, expenses and liabilities of each trust, other than the trusts’ obligations to the holders of its capital securities, the positions of a holder of such capital securities and a holder of such corresponding junior subordinated debentures relative to other creditors and to our stockholders in the event of liquidation or bankruptcy are expected to be substantially the same.

DESCRIPTION OF PREFERRED STOCK

The following summary contains a description of the general terms of the preferred stock that we may issue. Other terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to our Restated Articles of Organization, as amended, and the certificate of designation which will be filed with the SEC in connection with the offering of the series of preferred stock.

General

Our articles of organization permit our board of directors to authorize the issuance of up to 3,500,000 shares of preferred stock, without par value, in one or more series, without shareholder action. The board of directors can determine the rights, preferences and limitations of each series. Therefore, without shareholder approval, our board of directors can authorize the issuance of preferred stock with voting, conversion and other rights that could dilute the voting power and other rights of our common stockholders. None of our preferred stock is currently outstanding.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•     the designation and stated value per share of the preferred stock and the number of shares offered;

•     the amount of liquidation preference per share;

•     the price at which the preferred stock will be issued;

•     the dividend rate, or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•     any redemption or sinking fund provisions;

•     any conversion provisions;

•     whether we have elected to offer depositary shares as described under “Description of Depositary Shares;” and

•     any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of the preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of the preferred stock.

Rank

Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up and dissolution, rank:

•     senior to all classes of common stock and all equity securities issued by us the terms of which specifically provide that the equity securities will rank junior to the preferred stock (the junior securities);

•     equally with all equity securities issued by us the terms of which specifically provide that the equity securities will rank equally with the preferred stock (the parity securities); and

•     junior to all equity securities issued by us the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Our ability to pay dividends on our preferred stock is subject to policies established by the Federal Reserve Board.

Rights Upon Liquidation

If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the prospectus supplement relating to that series of the preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.

Because we are a bank holding company, our rights, the rights of our creditors and of our stockholders, including the holders of the preferred stock offered by this prospectus, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization may be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Redemption

A series of the preferred stock may be redeemable, in whole or in part, at our option with prior Federal Reserve Board approval. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.

On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Under current regulations, bank holding companies, except in certain narrowly defined circumstances, may not exercise any option to redeem shares of preferred stock included as Tier 1 capital without the prior approval of the Federal Reserve Board. Ordinarily, the Federal Reserve Board would not permit such a redemption unless (1) the shares are redeemed with the proceeds of a sale by the bank holding company of common stock or perpetual preferred stock or (2) the Federal Reserve determines that the bank holding company’s condition and circumstances warrant the reduction of a source of permanent capital.

Voting Rights

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as set forth below or as otherwise required by law or in our articles of organization.

Under regulations adopted by the Federal Reserve Board, if the holders of any series of the preferred stock are or become entitled to vote for the election of directors, such series may then be deemed a “class of voting securities” and a holder of 25% or more of such series, or a holder of 5% or more if it otherwise exercises a “controlling influence” over us, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, at such time as such series is deemed a class of voting securities, (a) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of that series and (b) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of that series.

Exchangeability

The holders of shares of preferred stock of any series may be required at any time or at maturity to exchange those shares for our debt securities. The applicable prospectus supplement will specify the terms of any such exchange.

Transfer Agent and Registrar

Unless otherwise indicated in the applicable prospectus supplement, Computershare, an affiliate of State Street, will be the transfer agent, dividend and redemption price disbursement agent and registrar for shares of each series of the preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the prospectus supplement, of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited with a depositary named in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Inspection of Books

Any record holder of depositary shares who has been a holder for at least six months or who holds at least five percent of our outstanding shares of capital stock will be entitled to inspect the transfer books relating to the depositary shares and the list of record holders of depositary shares upon certification to the depositary that the holder is acting in good faith and that the inspection is for a proper purpose.

DESCRIPTION OF COMMON STOCK

General

We have 500,000,000 shares of authorized common stock, $1.00 par value per share, of which 335,192,584 shares were outstanding as of January 31, 2006.

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of any funds legally available for dividends. Holders of our common stock are also entitled, upon our liquidation, and after claims of creditors and preferences of preferred stock, and any other class or series of preferred stock outstanding at the time of liquidation, to receive pro rata our net assets. We pay dividends on our common stock only if we have paid or provided for all dividends on our outstanding series of preferred stock, for the then current period and, in the case of any cumulative preferred stock, all prior periods.

Our preferred stock has, or upon issuance will have, preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation or dissolution. Our preferred stock also has such other preferences as may be fixed by our board of directors.

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as our board of directors has provided, or may provide in the future, with respect to preferred stock or any other class or series of preferred stock that the board of directors may hereafter authorize. See “Description of Preferred Stock.” Shares of our common stock are not redeemable, and have no subscription, conversion or preemptive rights.

Our common stock is listed on the New York Stock Exchange, the Boston Stock Exchange and the Archipelago Stock Exchange. Outstanding shares of our common stock are validly issued, fully paid and non-assessable. Holders of our common stock are not, and will not be, subject to any liability as stockholders.

Shareholders’ Rights Plan

In 1988, State Street declared a dividend of one preferred share purchase right for each outstanding share of common stock pursuant to a Shareholders’ Rights Agreement. On June 18, 1998, State Street adopted an amendment to the Rights Agreement and has restated the Rights Agreement. Under the Amended and Restated Rights Agreement, a right may be exercised, under certain conditions, to purchase one four-hundredths share of a series of participating preferred stock at an exercise price of $265, subject to adjustment. The rights become exercisable if a party acquires or obtains the right to acquire 10% or more of State Street’s common stock or after commencement or public announcement of an offer for 10% or more of State Street’s common stock. When exercisable, under certain conditions, each right also entitles the holder thereof to purchase shares of common stock, of either State Street or of the acquiror, having a market value of two times the then current exercise price of that right.

The rights expire in September 2008, and may be redeemed at a price of $.0025 per right at any time prior to expiration or the acquisition of 10% of State Street’s common stock. Under certain circumstances, the rights may be redeemed after they become exercisable and may be subject to automatic redemption.

The Rights Agreement may have the effect of delaying, deferring or preventing a change in control of State Street Corporation.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare, an affiliate of State Street.

Restrictions on Ownership

The Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our common stock, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act. Chapter 167A of the General Laws of Massachusetts requires any “bank holding company,” as defined in Chapter 167A, to obtain prior approval of the board of bank incorporation before (i) acquiring 5% or more of our common stock, (ii) acquiring all or substantially all of our assets or (iii) merging or consolidating with us.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of one or more stock purchase contracts and beneficial interests in:

•     debt securities,

•     debt obligations of third parties, including U.S. treasury securities, or

•     capital securities issued by trusts, all of whose common securities are owned by us or by one of our subsidiaries,

securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including without limitation by pledging their interest in another stock purchase contract.

The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•     the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•     the currency or currency units in which the offering price, if any, and the exercise price are payable;

•     the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•     whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•     any applicable material U.S. federal income tax consequences;

•     the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•     the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•     the designation and terms of the preferred stock or common stock purchasable upon exercise of the warrants;

•     the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;  .

•     if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and, the number of warrants issued with each security;

•     if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•     the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•     if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•     information with respect to book-entry procedures, if any;

•     the antidilution provisions of the warrants, if any;

•     any redemption or call provisions;

•     whether the warrants are to be sold separately or with other securities as parts of units; and

•     any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

GLOBAL SECURITIES

General

The debt securities and the capital securities may be issued in whole or in part in the form of one or more fully-registered global securities that will be deposited with, or on behalf of, a depository which, unless otherwise indicated in the applicable prospectus supplement for such securities, will be DTC. Global capital securities may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for securities in certificated form, a global security may not be transferred except as a whole in the following manner:

•     by the depository for such global security to a nominee of such depository, or

•     by a nominee of such depository to such depository or another nominee of such depository, or

•     by such depository or any such nominee to a successor of such depository or a nominee of such successor, or

•     in the manner provided below under “—Book-Entry Issuance.”

The specific terms of the depository arrangement with respect to any debt securities or capital securities will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to all depository arrangements.

Upon the issuance of a global security and the deposit of such global security with or on behalf of the depository, the depository for such global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security, or, in the case of capital securities, the respective aggregate liquidation amounts of the capital securities represented by such global security, to the accounts of persons that have accounts with such depository (each such person, a participant), which may include Euroclear and Clearstream. The accounts to be credited shall be designated by the dealers, underwriters or agents participating in the distribution of such debt securities or capital securities or by us if we have offered and sold such debt securities or capital securities directly. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants.

Ownership of a beneficial interest in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depository for such global security (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in a global security.

So long as the depository for a global security, or its nominee, is the holder of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities or capital securities represented by such global security for all purposes under the applicable indenture or trust agreement. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have debt securities or capital securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of securities in certificated form and will not be considered the owners or holders thereof under the applicable indenture or trust agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depository for such global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture or trust agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture or trust agreement, the depository for such global security would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of or premium, if any, and interest, if any, on debt securities or distributions or other payments on capital securities represented by a global security registered in the name of a depository or its nominee will be made to such depository or its nominee, as the case may be, as the registered owner or the holder of the global security representing such debt securities or capital securities. None of State Street, the trustee for such securities, any paying agent for such securities, the property trustee or the securities registrar, as applicable, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depository for any debt securities represented by a global debt security, upon receipt of any payment of principal, premium or interest, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global debt security as shown on the records of such depository. We also expect that the depository for a series of capital securities or its nominee, upon receipt of any payment of liquidation amount, redemption price, premium or distributions in respect of a permanent global capital security representing any of such capital securities, immediately will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate liquidation amount of such global capital security for such capital securities as shown on the records of such depositary or its nominee. We further expect that payments by participants to owners of beneficial interests in any such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

Unless otherwise specified in the applicable prospectus supplement, no global debt security may be exchanged in whole or in part for debt securities registered, and no transfer of a global debt security in whole or in part may be registered, in the name of any person other than the depository for such global debt security or a nominee thereof unless:

(a)          such depository has notified us that it is unwilling or unable to continue as depository for such global debt security or has ceased to be a clearing agency registered under the Exchange Act;

(b)         there shall have occurred and be continuing an event of default or a default, as the case may be, with respect to such global debt security; or

(c)          there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by the indentures.

Unless otherwise specified in the applicable prospectus supplement, if a depository for a series of capital securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the trust within 90 days, the trust will issue individual capital securities of such series in exchange for the global capital security representing such series of capital securities. In addition, the trust may at any time and in its sole discretion, subject to any limitations described in the prospectus supplement relating to such capital securities, determine not to have any capital securities of such series represented by one or more global capital securities and, in such event, will issue individual capital securities of such series in exchange for the global capital security or securities representing such series of capital securities. Further, if the trust so specifies with respect to the capital securities of a series, an owner of a beneficial interest in a global capital security representing capital securities of such series may, on terms acceptable to the trust, the property trustee and the depository for such global capital security, receive individual capital securities of such series in exchange for such beneficial interests, subject to any limitations described in the prospectus supplement relating to such capital securities. In any such instance, an owner of a beneficial interest in a global capital security will be entitled to a physical delivery of individual capital securities of the series represented by such global capital security equal in liquidation amount to such beneficial interest and to have such capital securities registered in its name.

Book-Entry Issuance

We expect DTC to act as securities depository for all of the debt securities. The debt securities will be issued only as fully-registered securities registered in the name of Cede & Co., DTC’s nominee. DTC will thus be the only registered holder of the debt securities and will be considered the sole owner of the debt securities. One or more fully-registered global certificates will be issued for the debt securities, representing in the aggregate the aggregate principal balance of debt securities.

We also expect DTC to act as securities depository for all of the capital securities, unless otherwise specified in the prospectus supplement. The capital securities will be issued only as fully-registered securities registered in the name of Cede & Co. One or more fully-registered global certificates will be issued for the capital securities of each trust, representing in the aggregate the total number of such trust’s capital securities, and will be deposited with the property trustee as custodian for DTC.

In this prospectus and the accompanying prospectus supplement, for book-entry debt securities, references to actions taken by debt security holders will mean actions taken by DTC upon instructions from its participants, and reference to payments and notices of redemptions to debt security holders will mean payments and notices of redemption to DTC as the registered holder of the debt securities for distribution to the participants in accordance with DTC’s procedures.

DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of debt securities or capital securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities or capital securities on DTC’s records. The ownership interest of each actual purchaser of each debt security or capital security (each a beneficial owner) is in turn to be recorded on the direct and indirect participants’ records, including Euroclear and Clearstream. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased their securities. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in their securities, except in limited circumstances.

Transfers between participants will be effected in accordance with DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between participants, on the one hand, and Euroclear participants or Clearstream participants, on the other hand, will be effected by DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depository; however, such cross-market transaction will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the debt securities or capital securities in DTC, and making or receiving payment in accordance with normal procedures.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a debt security or capital security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear participant or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream, as the case may be) immediately following the DTC settlement date. Cash received in Euroclear or

Clearstream as a result of sales of interests in a debt security or capital security by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following the DTC settlement date.

Links have been established among DTC, Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V. to facilitate the initial issuance of the debt securities and capital securities sold outside of the United States and cross-market transfers of the notes associated with secondary market trading.

Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC. When debt securities or capital securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive debt securities or capital securities against payment. After settlement, Clearstream or Euroclear will credit its participant’s account. Credit for the debt securities or capital securities will appear on the next day.

Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending debt securities or capital securities to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

When a Clearstream or Euroclear participant wishes to transfer debt securities or capital securities to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these notes against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back-valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant’s account will instead be valued as of the actual settlement date.

You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the debt securities or capital securities through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled through Euroclear in many currencies, including U.S. dollars and Japanese yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC.

Euroclear is operated by the Euroclear Operator, under contract with Euroclear Clearance System plc, a U.K. corporation, or the “Euroclear Clearance System”. The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. The Euroclear Clearance System establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the debt securities offered by this prospectus or one or more of their affiliates. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

The Euroclear Operator is a Belgian bank, which is regulated and examined by the Belgian Banking Commission and the National Bank of Belgium.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear’s terms and conditions, to the extent received by the Euroclear Operator and by Euroclear.

Clearstream was incorporated as a limited liability company under Luxembourg law. Clearstream is owned by Cedel International, société anonyme, and Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thus eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing and collateral management. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with the Euroclear Operator to facilitate settlement of trades between Clearstream and Euroclear.

As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream participants are limited to securities brokers and dealers and banks, and may include the underwriters of the debt securities offered by means of this prospectus or one or more of their affiliates. Other institutions that maintain a custodial relationship with a Clearstream participant may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

Distributions with respect to the debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by Clearstream.

DTC has no knowledge of the actual beneficial owners of the debt securities or capital securities; DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities or capital securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners and the voting rights of direct participants, indirect participants and beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to Cede & Co. as the registered holder of the debt securities or capital securities. If less than all of the debt securities are being redeemed, or less than all of a trust’s capital securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Although voting with respect to the debt securities and capital securities is limited to the holders of record of the debt securities and capital securities, respectively, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the debt securities or capital securities, as applicable. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. Such omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such debt securities or capital securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Distribution payments on the debt securities and capital securities will be made by the relevant trustee to DTC. DTC’s usual practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participant and not of DTC, the relevant trustee, the trust thereof (in the case of capital securities) or State Street, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the relevant trustee, and disbursements of such payments to the beneficial owners is the responsibility of direct and indirect participants.

DTC may discontinue providing its services as securities depository with respect to any of the debt securities at any time by giving reasonable notice to the relevant trustee and to us. Under such circumstances, in the event that a successor securities depository is not obtained, definitive certificates representing such debt securities are required to be printed and delivered. Additionally, we, at our option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). After an event of default, the holders of a majority in aggregate principal amount of debt securities may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such debt securities will be printed and delivered.

DTC may also discontinue providing its services as securities depository with respect to any of the capital securities at any time by giving reasonable notice to the relevant trustee and to us. In the event that a successor securities depository is not obtained, definitive capital security certificates representing such capital securities are required to be printed or delivered. Additionally, we, at our option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). After an event of default, the holders of a majority in liquidation preference of capital securities may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such capital securities will be printed and delivered.

The information in this section concerning DTC and DTC’s book-entry system, Euroclear and Clearstream has been obtained from sources that we and the trusts believe to be accurate, but we and the trusts assume no responsibility for the accuracy thereof. Neither we nor the trusts have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

PLAN OF DISTRIBUTION

We and the trusts may sell securities:

•     to the public through a group of underwriters managed or co-managed by, one or more underwriters, which may be affiliates;

•     through one or more agents, which may be affiliates; or

•     directly to purchasers.

The distribution of the securities may be effected from time to time in one or more transactions:

•     at a fixed price, or prices, which may be changed from time to time;

•     at market prices prevailing at the time of sale;

•     at prices related to such prevailing market prices; or

•     at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•     the name of the agent or the name or names of any underwriters;

•     the public offering or purchase price;

•     any discounts and commissions to be allowed or paid to the agent or underwriters;

•     all other items constituting underwriting compensation;

•     any discounts and commissions to be allowed or paid to dealers; and

•     any exchanges on which the securities will be listed.

Only the agents or underwriters named in the prospectus supplement are agents or underwriters in connection with the securities being offered.

We may agree to enter into an agreement to indemnify the agents and the several underwriters against certain civil liabilities, including liabilities under the Securities Act or to contribute to payments the agents or the underwriters may be required to make.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•     the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•     if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain of the underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for, us or one or more of our affiliates in the ordinary course of business.

Certain of the underwriters may use this prospectus and the accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange or the Nasdaq National Market. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

VALIDITY OF SECURITIES

Unless the applicable prospectus supplement indicates otherwise, certain matters of Delaware law relating to the validity of the capital securities, the enforceability of the applicable trust agreement and the creation of each trust will be passed upon for State Street and for the trusts by Richards, Layton & Finger, P.A., special Delaware counsel to State Street and the trusts. Unless the applicable prospectus supplement indicates otherwise, certain legal matters will be passed upon by Ropes & Gray LLP for State Street and the trusts. Truman S. Casner, a partner of Ropes & Gray LLP, is a director of State Street. Mr. Casner owns beneficially a total of 53,347 shares of common stock of State Street. Ropes & Gray LLP performs services for State Street from time to time. Ropes & Gray LLP will rely on Richards, Layton & Finger, P.A. as to all matters of Delaware law.

EXPERTS

The consolidated financial statements of State Street Corporation appearing in State Street Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2005, and State Street Corporation management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.